As filed with the Securities and Exchange Commission on December 15, 2014

Registration No. 333-200306

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO THE

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    Blue Water Global Group, Inc.

 (Exact name of registrant as specified in its charter)

                                          Nevada

 (State or other jurisdiction of incorporation or organization)

                                            5810

 (Primary Standard Industrial Classification Code Number)

                                       45-0611648

 (I.R.S. Employer Identification Number)

                          202 Osmanthus Way, Canton, GA  30114; Tel: (949) 264-1475, Fax: (949) 607-4052

 (Address, including zip code, and telephone number, including are code, of registrant’s principal executive offices)

                                202 Osmanthus Way, Canton, GA  30114; Tel: (949) 264-1475

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Taurus Financial Partners, LLC, c/o The Mailbox #5241, P. O. Box 523882, Miami, FL  33152-3882

Tel: (512) 772-1542; Fax: (512) 772-1569

                  As soon as practicable after the effective date of this registration statement

 (Approximate date of commencement of the proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ☐                                                                                                        Accelerated Filer    ☐

Non-Accelerated Filer   ☐  (Do not check if a smaller reporting company)            Smaller Reporting Company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.001 par value	35,000,000		$1,050,000	$122.01

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or similar transaction.

(2)

Calculated pursuant to Rule 457(o) on the basis of the maximum aggregate offering price of all of the securities to be registered.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

35,000,000 Shares of Common Stock

Blue Water Global Group, Inc.

$[___] per Share

We are offering up to 35,000,000 shares of our common stock, $0.001 par value, (“Shares”) at a fixed price of $[___] per Share.

Our securities are not listed on any national securities exchange.  Our common stock is presently quoted for trading on the OTC Bulletin Board (“OTCBB”) under the trading symbol “BLUU”.  On November 13, 2014, the last sales price of our common stock as reported on the OTCBB was $0.022 per share.

Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  For more information their report is included in this prospectus on page F-2.

We are a early stage company and currently have limited, early stage operations.  Blue Water qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”).  For more information, see the prospectus section titled “Emerging Growth Company Status” starting on page 6.

ACAP Financial, Inc. (“ACAP”) has agreed to act as our placement agent and underwriter in connection with this offering.  The placement agent is not required to sell any specific number or dollar amount of securities, but will use their “best efforts” to sell the securities offered.  This is a best efforts, no minimum offering and we may not sell the entire amount of securities being offered pursuant to this prospectus.  There are no minimum purchase requirements and there are no arrangements to place funds in an escrow, trust or similar account.  The securities being offered may be priced at a discount to the market price of our common stock, although as of the date of this prospectus, there has been no definitive pricing of the securities.  We have agreed to pay the placement agent a cash fee equal to 10% of the gross proceeds of this offering.  Subject to compliance with FINRA Rule 5110(f)(2)(D), we have also agreed to pay the placement agent for pre-approved out-of-pocket expenses related to this Offering.

We expect this offering to end 180 days after the date of this prospectus.  We may complete the offering even if we do not raise the entire maximum offering amount.  The amount raised may be substantially less than the total maximum offering amount and any investor funds received may be used by Blue Water prior to the maximum offering being sold.  If we are voluntarily or involuntarily placed into bankruptcy or receivership, any investor funds may be deemed property of the estate and used for the benefit of creditors and not recoverable by the investors.

Per Share
Public Offering Price	$
Placement Agent Commission	$
Proceeds to Us (Before Expenses Estimated at $20,772)	$

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.  PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 8.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, the date of this prospectus is December 15 , 2014.

TABLE OF CONTENTS

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information that may be important to you.  You should read the more detailed information contained in this prospectus, including, but not limited to, the risk factors beginning on page 10.  References to “we,” “us,” “our,” “Blue Water” or the “Company” mean Blue Water Global Group, Inc.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend” and other similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

Overview of Our Business

Blue Water is currently developing a chain of casual dining restaurants in popular tourist destinations throughout the Caribbean region under the Blue Water Bar & Grill™ brand and a line of premium rums which include its flagship rum Blue Water Ultra Premium Rum™ and aged spiced Blue Water Caribbean Gold™ Premium Rum.  Additionally, Blue Water is engaged in making strategic equity investments in promising businesses that are in the early stages of obtaining their own listing on the OTC Bulletin Board.

We were incorporated on March 3, 2011 in the State of Nevada as Blue Water Restaurant Group, Inc.  On June 24, 2013 we changed our name to Blue Water Global Group, Inc.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance.  We are an emerging growth business with limited operating history.  We cannot guarantee that we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

As of September 30, 2014 we have generated $50,000 in revenue and have incurred ($2,726,365) in losses since our inception on March 3, 2011.  We have not achieved profitability and expect to continue to incur net losses throughout the fiscal year ending December 31, 2014 and, most likely, into subsequent fiscal periods.  We expect to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur.  Even if we do achieve profitability, we may be unable to sustain or increase profitability on an ongoing basis which could cause us to go out of business.

To become profitable and competitive, we have to successfully open operating restaurant properties and have our distilled spirits accepted by consumers.  We anticipate relying on equity sales of our common stock in order to continue to fund our business operations until we are able to generate sufficient revenues to cover our operating expenses, which may never happen.  Issuances of additional shares will result in dilution to our then existing stockholders.  There is no assurance that we will be able to make any additional sales of our equity securities or arrange for debt or other financing to fund our planned business activities.  We may also rely on loans from our management or other significant shareholders.  However, there are no assurances that management or any of our significant shareholders will provide us with any additional funds.

We are continually exploring new sources of financing to meet our need for additional cash, including raising funds through secondary public offerings, private placements of our securities and/or loans.  We cannot provide any assurances that our efforts to secure additional financing will be successful.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Further, future equity financing could result in additional and substantial dilution to existing shareholders.

Going Concern

Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  For more information their report is included in this prospectus on page F-2.

Emerging Growth Company Status

We are an "emerging growth company", as defined in the Jumpstart our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.   Blue Water has elected not to opt out of the transition period pursuant to Section 107(b).

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”.  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

High Degree of Risk

This offering and any investment in our common stock involves a high degree of risk.  If we are unable to generate sufficient revenue to become profitable, we may be obliged to cease business operations due to a lack of operating capital.  We face many challenges to continue operations, including our lack of operating history, lack of revenues to date, and the losses we have incurred to date.  Please review the "Risk Factors" starting on page 8 of this prospectus.

As of the date of this prospectus our principal officer and sole director, J. Scott Sitra, controls (through direct ownership and indirectly through his private corporation, Taurus Financial Partners, LLC, including common stock and Series A Preferred Stock) the equivalent of approximately 60.5% of all eligible votes in all corporate voting matters.  If we are able to sell all of the Shares being offered through this prospectus, Mr. Sitra will still control approximately 53.7% of our then eligible votes in all voting matters.  Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  The interests Mr. Sitra may differ from the interests of the other shareholders and thus result in corporate decisions that are disadvantageous to other shareholders.

In addition to retaining significant influence over all voting matters, Mr. Sitra is involved in other outside businesses.  Due to his other competing outside business interests, he presently is able to spend a maximum of thirty to forty hours per week working on our business, which may seriously handicap our overall business, financial condition and results of operations, and potentially lead to missed business opportunities resulting in you possibly losing your entire investment.

Where You Can Find Us

Our principal executive offices are located at 202 Osmanthus Way, Canton, GA  30114 and our telephone number at that address is (949) 264-1475.  This office space is being provided to us by our Vice President, Michael Hume, free of charge.

The Offering

The following is a brief summary of this offering:

Securities being offered by Blue Water:	35,000,000 shares of common stock, $0.001 par value
Offering price:	$[___] per share
Minimum number of shares to be sold in this offering:	None
Company capitalization:

Common Stock: 700,000,000 shares authorized; 126,206,213 shares issued and outstanding as of the date of this prospectus.

Preferred Stock: 5,000,000 shares authorized; 150,000 shares of Series A Preferred Stock issued and outstanding as of the date of this prospectus.

Number of shares outstanding before the offering:	126,206,213
Number of shares outstanding after the offering, assuming all of the shares are sold:	161,206,213
Use of proceeds:

We will use the proceeds of this offering (i) to complete the construction of our Blue Water Bar & Grill™ restaurant being developed in St. Maarten, Dutch West Indies and (ii) for general working capital.

OTC Bulletin Board Trading Symbol:	Our common stock is traded on the OTCBB under the symbol “BLUU”.
Risk factors:

The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.  See “Risk Factors” starting on page 8 and the other information contained within this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in the securities offered involves a high degree of risk and represents a highly speculative investment.  In addition to the other information contained in this prospectus, prospective investors should carefully consider the following risks before investing in our common stock.  If any of the following risks actually occur, our business, operating results, and financial condition could be materially adversely affected.  As a result, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.  The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward Looking Statements” on page 20 in this prospectus.

Additional risks and uncertainties not currently known to us or that we presently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, and value of our stock.  You should not purchase the securities offered unless you can afford the loss of your entire investment.

Industry Risk Factors

Our industry is historically seasonal, especially in the Caribbean region where we intend to open our restaurants.

Our industry is historically seasonal, especially in the Caribbean region where we intend open our restaurants.  Typically the high season spans the months from November through April.  Low season, which typically spans May through October and coincides with hurricane season, often experiences unpredictable and severe weather, storms and other similar conditions which negatively impact overall tourism.  Since our restaurants will primarily cater to tourists, failure to generate sufficient sales volumes during high season could prevent our business from reaching profitability, or if profitability is ever obtained, fail to maintain such profitability.

Our industry is highly competitive and as a smaller reporting company we may be at a disadvantage to our competitors.

The restaurant industry is highly competitive in general.  Although our targeted marketplace is the Caribbean region where we will be competing primarily with “mom and pop” restaurants, which are typically comprised of smaller family or individually owned and operated non-franchised restaurants, we may have to compete in the future against larger competitors that have greater financial resources and name recognition than we have.  We anticipate facing a high level of competition when opening new restaurants for customers (both tourists and locals), securing prime leasehold locations where we wish to open our restaurants, and attracting and retaining qualified employees.  Many aspects of our business model are not proprietary and, if they prove successful, may be replicated by others.  We cannot prevent such competitors from entering the markets in which we seek to open new restaurants.

Further, because our industry is particular sensitive to cost increases and consists of mostly non-public reporting companies we may be at a competitive disadvantage because of our reporting obligations.  We face additional expenses, which a non-public restaurant business does not, including:

•

quarterly and annual PCAOB auditor fees;

•

EDGAR filing fees; and

•

legal and consulting fees related to our ongoing SEC compliance and reporting obligations.

Our non-public competitors do not incur these costs, which puts us at a competitive disadvantage.  These expenses presently aggregate approximately $75,000 annually and are projected to increase to $125,000 annually in 2015.  As our business continues to grow and develop our financial statements and our SEC filings will become more complex, which we estimate will cause these compliance expenses to continue increasing annually, potentially substantially.  If we are unable to effectively compete on a continuing basis or unforeseen competitive pressures arise, such inability to compete could have a material adverse effect on our business, results of operations, and overall financial condition.

Our industry is subject to many various government regulations which could require unexpected expenditures and/or reduce our ability to generate sufficient revenues to obtain profitability.

Our industry is subject to many various laws which directly affect our organization and operations.  Each restaurant we open must comply with various licensing requirements and regulations by a number of governmental authorities, which typically include health, safety and fire authorities in the municipality where our restaurant is located.  The development and operation of a successful restaurant depends upon selecting and acquiring a suitable location, which is normally subject to zoning, land use, environmental, traffic, and other regulations.

Additionally, because we anticipate a significant portion of our revenue to be generated from the sale of alcoholic beverages, we must comply with any and all regulations governing their sale.  Typically this requires the proper licensing at each restaurant location (in many cases it needs to be renewed on an annual basis).  Such licenses may be revoked or suspended for cause at any time.  These regulations often relate to many aspects of the restaurant, including the minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, and storage and dispensing of alcoholic beverages.   The failure of any of our future restaurants to obtain and retain such a license would limit its ability to generate sufficient revenues to achieve profitability at that particular location, which could subsequently impact our business’s overall revenues and ability to achieve (and if achieved, maintain) profitability.

Company Risk Factors

We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were incorporated on March 3, 2011, and have generated $50,000 in revenues and incurred ($2,726,365) in losses through September 30, 2014.  We have very little operating history upon which an evaluation of our future success or failure can be made.  We have not achieved profitability and expect to continue to incur net losses throughout December 31, 2014 and, most likely, into subsequent fiscal periods.  We expect to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur.  Even if we do achieve profitability, we may be unable to sustain or increase profitability on an ongoing basis which could cause us to go out of business.

We need to raise additional capital.  Failure to secure adequate financing may prevent us from generating sufficient levels of revenue which could cause our business to fail.

Our operations to date have been primarily funded by our officers, directors, and current stockholders.  We estimate that we will need to generate at least $500,000 in additional aggregate financing during the fiscal year ending December 31, 2014 to complete the construction of our Blue Water Bar & Grill™ restaurant presently under development in St. Maarten, Dutch West Indies and an additional $1.5 million in new financing during the fiscal year ending December 31, 2015 in order to satisfy our planned capital expenditures and maintain sufficient levels of working capital.  Further, in order to proceed with our long-term plans, we anticipate that we will need to generate at least $4 to $5 million in additional financing.

We have engaged Madison Park Advisors, LLC, manager of the Madison Park Investment Fund, to provide sufficient capital for our remaining planned 2014 capital expenditures, as well as for our planned 2015 capital expenditures, and do not have any alternative sources of financing secured.  Although we believe that Madison Park Advisors will provide for our planned capital expenditures as agreed upon, we cannot provide any assurances that we will receive a sufficient amount of funding from them in a timely manner to meet the following planned capital expenditures.  As such, we are continuing to have discussions and explore alternative methods and sources of financing.

If we are not able to obtain sufficient additional financing, we may have to cease operations and investors will lose their entire investment.

Continued weak economic conditions may hinder our ability to open new restaurants, achieve profitability, and raise the $4-$5 million in additional financing we need to pursue our long-term business goals.

The economic conditions starting in late 2008 and continuing through fiscal 2014 in the United States and throughout the rest of the world, particularly the Caribbean region where we intend to focus our operations, have contributed, and may continue to contribute to, high unemployment levels, lower consumer spending and reduced credit availability, and has in general impacted business overall and consumer confidence.  If such conditions continue or worsen, they could have a further negative impact on tourism to the Caribbean region where we intend to operate, force us to delay new restaurant opening(s), result in reduced per person food, beverage, and souvenir purchases at our future restaurants, and prevent us from achieving profitability, which could affect our future sales, overall business, and force us to cease operations in which case investors could lose their entire investment.

In addition to our immediate financing needs, we anticipate we will need to raise an additional $4 - $5 million to achieve our long-term goals and open additional restaurants throughout the Caribbean region.  If weak economic conditions continue, we may not be able to generate this amount of financing and be forced to delay or reevaluate our long-term business plan.  Further, even if we are able to obtain this future financing, it could be on terms that may be substantially dilutive to investors in our business which could affect our future earnings per share (EPS) and result in a loss for anyone purchasing shares of common stock in our business.

There is substantial uncertainty as to whether we will continue operations.  If we discontinue operations, you could lose your entire investment.

Our independent registered public accounting firm has discussed their uncertainty regarding our business operations in their audit report dated March 27, 2014 which is part of the financial statements that are part of this prospectus.  This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such, we may have to cease operations and you could lose your entire investment.

Focusing all of our business interests entirely on the Caribbean region may result in increased costs and risks.

We intend to open our initial Blue Water Bar & Grill™ restaurant in St. Maarten, Dutch West Indies and eventually expand the concept to other islands throughout the Caribbean region.  Because most islands within the Caribbean region are independent nations or territories of other sovereign nations, operating internationally throughout the Caribbean region will expose us to a number of risks on each island we chose to operate, including:

•

risks of social, political, and economic instability;

•

risks of increases in duties and taxes;

•

labor risks, including attracting and retaining qualified local workers, general labor unrest, and complying with different labor laws on each island we operate;

•

risks relating to government corruption and anti-bribery laws;

•

changes in laws and policies governing the operations of foreign-based companies; and

•

we may be exposed to exchange rate risks if some of our future revenues and expenses are incurred in foreign currencies that fluctuate independently of the US dollar.

We cannot assure you that our business will not be affected by the aforementioned risks, each of which could have a material adverse effect on our business, potentially causing us to cease operations and you to lose your entire investment.

Because all of our future operating activities and profits, if any, will be generated outside of the United States, we may be subjected to restrictions or substantial tax consequences should we try to repatriate our funds to the United States, thereby potentially limiting our ability to conduct future business within the United States.

All of our intended future business operations will be conducted within the Caribbean region.  Presently we deposit all of our cash holdings in accounts held at RBC Bank in St. Maarten, Dutch West Indies.  Although we have not experienced any delays or restrictions, we could be subjected to restrictions and unexpected delays on transferring our cash balances into the United States under the provisions of the Patriot Act or applicable Anti-Money Laundering (AML) laws.  Should our bank or the US government take such precautions to verify the source of our funds, they could suspend transfers of our cash to the United States until such verification procedures are completed, which could delay the transfer of our funds by several business days.  Such verification procedures could be enacted if either our bank or the US government were to suspect any of the funds held in our accounts were linked to:

•

financing terrorism;

•

illicit profits from drug trafficking; or

•

proceeds from money laundering activities.

In addition to the foregoing considerations, we will also be subjected to other tax considerations when repatriating our funds in the United States.

Under current law taxes profits earned by US corporations abroad may be deferred indefinitely, as long as those profits remain in the country they were earned.  Because the countries in the Caribbean region where we intend to operate levy little to no corporate income taxes, it will be in our interest to maintain our profits, if any, where they are earned.

Should we wish to repatriate our profits to the United States, those profits would be subject to US income taxes, less applicable foreign tax credits.  Because the United States currently has one of the highest corporate tax rates in the world (35%), repatriating funds in the United States could significantly increase our overall effective tax rate which would have a material adverse effect on our results of operations and financial condition and impede our ability to grow and expand our business.

We intend to retain most, if not all, of our profits outside of the United States.  We intend to repatriate only enough funds annually to maintain our US operations, which presently, and will continue to, consist of maintaining reporting and compliance requirements with the Securities and Exchange Commission, which we presently estimate cost us approximately $75,000 annually and is projected to increase to $125,000 annually in 2015.  As our business continues to grow and develop our financial statements and our SEC filings will become more complex, which we estimate will cause these compliance expenses to continue increasing annually, potentially substantially.  If these expenses increase substantially, then our effective tax rate may also increase as the amount of funds we are required to repatriate each fiscal year increases.

As a holder of our common stock, a delay in repatriating our funds or an increase in our overall effective tax rate could result in you experiencing:

•

lower per share earnings, if any, relating to our common stock; and

•

a decrease in the valuation or loss in your investment in our common stock.

Our principal officer and sole director, J. Scott Sitra, currently controls approximately 60.5% of our eligible voting securities, inclusive of direct and indirect holdings of common stock and Series A Preferred Stock.  In the event this offering is completely subscribed Mr. Sitra will still control 53.7% of the then eligible voting securities and will continue to be able to exert significant influence and control over all corporate decisions, even if such decisions may not be in the best interest of minority shareholders.

Our principal officer and sole director, J. Scott Sitra, currently controls (through direct ownership and indirectly through his private corporation, Taurus Financial Partners, LLC) an aggregate of 167,000,000 votes in all voting matters, or approximately 60.5%, of the eligible votes as of the date of this prospectus.  If we sell all of the shares being offered in this prospectus, Mr. Sitra will still control approximately 53.7% of our then eligible votes in all voting matters.  Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  The interests Mr. Sitra may differ from the interests of the other shareholders and thus result in corporate decisions that are disadvantageous to other shareholders.

The success of our business depends heavily on key personnel, particularly J. Scott Sitra and Michael Hume, and their business experience and understanding of our industry.  Our business would likely fail if we were to lose their services.

The success of our business will depend heavily upon the abilities and experience of our executive officers, J. Scott Sitra and Michael Hume.  The loss of either officer would have a significant and immediate impact on our business, results of operations, and overall financial condition.  Further, the loss of either officer would force us to seek a replacement or replacements who may have less general business experience and, in particular, experience in our industry, fewer industry contacts, and less understanding of our overall business plan.  We can make no assurances that we will be able to find a suitable replacement should either officer depart, which could force us to curtail operations and/or cease operations, whereby you could lose your entire investment.

Neither Mr. Sitra nor Mr. Hume is not presently covered by an employment agreement nor is either subject to a non-compete agreement which would survive the termination of their employment.  Both Mr. Sitra and Mr. Hume can terminate their relationship with us at any time without cause.  Further, we do not carry “key person” insurance on any employee, including Messrs. Sitra and Hume.  The departure of Mr. Sitra or Mr. Hume would most likely have a severe and negative impact on our overall business and cause us to cease operations, whereby you could lose your entire investment.

In addition to our dependency on Mr. Sitra’s and Mr. Hume’s continued services, our future success will also depend on our ability to attract and retain additional future key personnel, especially in the areas of restaurant managers.  We face intense competition for these individuals from well-established and better financed competitors.  We may not be able to attract qualified new employees or retain existing employees, which may have a material adverse effect on our results of operations and financial condition.

Because our executive officers, J. Scott Sitra and Michael Hume, devote a limited amount of their time to our operations our business could fail if either is unable or unwilling to devote a sufficient amount of time to our business.

The responsibility of developing our core business, securing the financing necessary to commence full-scale operations, and fulfilling the reporting requirements of a public company all fall upon our executive officers, J. Scott Sitra and Michael Hume.  Mr. Sitra presently dedicates approximately 80% of his professional time to Blue Water, or between 30 and 45 hours per week, and Mr. Hume presently dedicates approximately 25% of his professional time to Blue Water, or between 10 and 15 hours per week.

We are dependent upon Mr. Sitra’s knowledge of SEC reporting companies and microcap finance.  We have not formulated a plan to resolve any possible conflict of interest with his other competing business activities, which principally involves his position as President and Chief Executive Officer at Taurus Financial Partners, LLC (“Taurus”), a boutique consulting firm specializing in taking emerging development companies public on the OTCBB.  In addition, it is important to note that as of the date of this prospectus Taurus owned 16,000,000 shares of our common stock and 150,000 shares of our Series A Preferred Stock, or approximately 60.1% of all eligible votes in all corporate voting matters.  Mr. Sitra presently is not under an employment agreement with any of his business interests, including our business as well as Taurus.  If he were to enter into such an agreement with an outside business interest, he could be forced to resign from our business or devote even less time to our business interests than he presently does.

In addition to the foregoing, we also rely especially heavily on Mr. Hume’s knowledge and experience in the restaurant industry to further our business development.  We have not formulated a plan to resolve any possible conflict of interest with his other competing business activities, which principally involves his position as General Manager of Hooter’s Restaurant, a sports-themed restaurant he has been operating since October 2013.  Potential conflicts that may arise between his competing business activities include, among others we may not presently foresee:

•

Mr. Hume presently is not under an employment agreement with any of his business interests, including our business.  If he were to enter into such an agreement with an outside business interest, he could be forced to resign from our business or devote even less time to our business interests than he presently does; and

•

Mr. Hume’s contacts, most notably experienced restaurant and bar managers and training personnel that he wishes to eventually employee through our business, could alternatively enter into exclusive employment agreements with his competing business interests.

In the event either executive officer is unable to fulfill any aspect of their duties, we may experience a shortfall or complete lack of revenue resulting in little or no profits and the eventual closure of our business, whereby you may lose your entire investment.

Our principal officer also serves as our sole director on our Board of Directors.  As such, he has the ability to unilaterally decide all non-voting matters, including the ability to establish compensation packages, most notably his own.

Our principal officer, J. Scott Sitra, also serves as our sole director on our Board of Directors.  As such, and in all non-voting matters, he can unilaterally determine corporate actions by issuing a Resolution of the Board of Directors.  The interests of our sole director may differ from the interests of the other shareholders and thus result in corporate decisions that are disadvantageous to other shareholders.  In particular, and at his sole discretion, he may establish his own compensation package, or the compensation package of our other executive officer, Michael Hume, which could be contrary to the interests of other shareholders, and possibly prevent us from ever achieving profitability, have a negative impact on our overall business, and result in you losing all or part of your investment.

Our Sole Director and Principal Executive Officer, J. Scott Sitra, may be subject to conflicts of interest.

Our Sole Director and Principal Executive Officer, J. Scott Sitra, has potential conflicts of interest in his dealings with us.  Circumstances under which a conflict of interest could arise between us and Mr. Sitra include:

•

Mr. Sitra is free to arbitrarily establish his own compensation package (or that of our other executive officer, Michael Hume);

•

Future compensation agreements with Mr. Sitra or others will not be negotiated at arm’s-length as would normally occur if the agreements were with unaffiliated third parties;

•

Acquisitions and purchases or sales of assets and other similar transactions can be made without due diligence or extended negotiation; and

•

Business combinations or the implementation anti-takeover “poison pill” preventative measures.

We have not formulated a policy for potential conflicts of interest that may arise between us and Mr. Sitra.  If a potential conflict of interest arises and cannot be resolved, the result could be contrary to the interests of other shareholders and prevent us from ever achieving profitability, have a negative impact on our overall business, and result in you losing all or part of your investment.

The projected costs and other related expenses used in our business plan are estimates made by our management.  Our actual costs related to opening our proposed restaurant may differ significantly.

The projected costs and other related expenses in our business plan and in the Plan of Operation starting on page 34 of this prospectus are mere cost estimates and forecasts made by our management.  Our actual costs related to opening and operating our proposed restaurant may differ significantly from these estimates, which could have a negative impact on our overall business, cause our business to fail, and result in you losing all of your investment.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

We are a Nevada corporation.  Nevada law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim.  Nevada law also authorizes Nevada corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director.  Our organizational documents provide for this indemnification to the fullest extent permitted by law.

We currently do not maintain any insurance coverage.  In the event that we are found liable for damages or other losses, we would incur substantial and protracted losses in paying any such claims or judgments.  We have not maintained liability insurance in the past, but intend to acquire such coverage immediately upon resources becoming available.  There is no guarantee that we can secure such coverage or that any insurance coverage, if ever secured, would protect us from any damages or loss claims filed against it.

We may incur additional risks and significant increases in annual costs to be a public company, which requires us to maintain compliance with Securities and Exchange Commission reporting requirements.  We may not be able to absorb such increased annual costs.

We may incur additional risks and significant increases in annual costs associated with our public company reporting requirements, which include:

•

compliance with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC;

•

compliance with all applicable SEC rules and regulations, including reporting in a timely manner our quarterly and annual operating results, which will significantly increase our legal and financial compliance costs and make some activities more time consuming; and

•

increased exposure to broader shareholder claims and litigation may make it more difficult and more expensive for us to obtain director and officer liability insurance.  Without obtaining such insurance coverage, which we currently do not have, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

Presently we estimate these additional reporting and compliance requirements cost us approximately $75,000 annually and is projected to increase to $125,000 annually in 2015.  As our business grows and develops our financial statements and our SEC filings will become more complex, we anticipate these annual costs will increase, potentially substantially.  Additionally, we have not obtained quotes for officers and directors insurance and will not do so until we begin generating sufficient cash flows to pay the annual premiums on such a policy.    Further, we may not be able to absorb these costs of being a public company which could negatively affect our business operations and may result in you losing your entire investment.

Risk Factors Relating to Our Common Stock

There is a limited, volatile, and sporadic public trading market for our common stock and we cannot assure you that an active public trading market for our common stock will develop, of if developed, be sustained.  Even if a market further develops, you may not be able to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

There is presently a limited public trading market for our registered common stock which presently trades on the OTC Bulletin Board (“OTCBB”) under the trading symbol “BLUU”.

An application for quotation on the OTC Bulletin Board was submitted by a market maker who agreed to sponsor the security and who demonstrated compliance with Rule 15c2-11 of the Securities Exchange Act of 1934 (“Exchange Act”).  The application for quotation of our registered common stock on the OTC Bulletin Board was accepted on November 6, 2012.  We also caused a different market maker to submit an application in November 2012 on our behalf to the Depository Trust Corporation (“DTC”) to become eligible for electronic trading (“DTC Eligible”).  We are currently approved for DTC electronic trading.

Even though our registered common stock is approved for quotation and electronic trading on the OTC Bulletin Board, the number of institutions and/or persons interested in purchasing our registered common stock at or near ask prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including, among others, the fact that we are a small and unproven company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community responsible for generating or influencing trading volume, and that even if we were to come to the attention of such institutions and/or persons, they tend to be more risk averse and may be reluctant to follow an unproven business such as ours or purchase or recommend the purchase of our shares until such time as we have demonstrated sufficient success with our business plan.  As such, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without adversely affecting their share price.  We cannot assure you that an active public trading market for our registered common stock will develop and, if developed, be sustained.

Even if a sustained active public trading market develops for our registered common stock, the market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

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variations in our quarterly operating results;

•

changes in general economic conditions and consumer spending habits;

•

announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;

•

loss of a significant distributor, retailer, partner or joint venture participant; and

•

the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies.  Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.  As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

We do not intend to pay any dividends on our common stock, therefore there are limited ways in which you can make a profit on any investment in Blue Water Global Group, Inc.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future.  To the extent that we may seek additional funding in the future, our future funding sources may likely prohibit us from paying any dividends.  Because we do not intend to declare dividends, any gain on an investment in our shares of common stock will need to come through the appreciation of our common stock’s share price, for which we can give no assurances that our common stock will ever appreciate in value and, even if it does appreciate in value, that you will be able to sell your shares of our common stock for a profit.

We have certain anti-takeover provisions and may issue additional stock, both common and preferred, without shareholder consent which may make it difficult, if not impossible, to replace or remove our current management and could also result in significant dilution to an investment in our common stock.

Our Articles of Incorporation, as amended, authorizes the issuance of up to 700 million shares of common stock and of up to 5 million shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors.  Our Board of Directors may, without requiring shareholder approval, issue shares of preferred stock with dividends, liquidation, conversion, voting or other rights which could supercede and/or adversely affect the voting power and/or other rights of the holders of our common stock.  The ability of our Board of Directors to issue shares of common stock and/or preferred stock may prevent any shareholder attempt to replace or remove current management and/or could make it extremely difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders.  Additionally, the issuance of additional common stock or preferred stock in the future may significantly reduce your proportionate ownership and voting power.

It is important to note that as of November 13, 2014 we had 126,206,213 shares of common stock issued and outstanding which means we could issue up to an additional 574,793,787 shares of common stock without shareholder consent.  In addition, as of November 13, 2014, we had 150,000 shares of Series A Preferred Stock issued or outstanding.

The lower our stock price, the lower the fluctuating, below market price conversion rate for the convertible debentures or notes will be and the greater number of shares of our common stock we will have to issue upon conversion of the convertible debentures or notes.

As of the date of this prospectus we have certain outstanding convertible notes payable that are convertible into shares of our common stock based upon a discount to the market price.  The conversion terms of the convertible note are based upon a discount to the then-prevailing market prices of our common stock and, as a result, the lower the stock price at the time the investor converts the respective debenture, the more common shares the investor will receive.  The number of shares of common stock to be issued is based on the future price of Blue Water’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate.  If the trading prices of the common stock are low when the conversion price of the convertible debentures or notes is determined, we would be required to issue a higher number of shares of our common stock, which could cause substantial dilution to our stockholders.  In addition, if the debenture holders convert their debentures or notes and sell our common stock, this could result in an imbalance of supply and demand for our common stock and reduce our stock price.  The further our stock price declines, the further the adjustment of the conversion price will fall and the greater the number of shares we will have to issue upon conversion.

In addition, the number of shares issuable upon conversion of the convertible debentures or notes is potentially limitless. While the overall ownership by each of the holders of the convertible debentures or notes at any one moment may be limited to 4.99% or 9.99% of the outstanding shares of our common stock, depending on the terms of the particular note, such holders may be free to sell any shares into the market, which have been issued to them, thereby enabling them to convert the remaining convertible debentures or note.

As an example of the potential dilutive effect of our outstanding convertible notes as of the date of this prospectus the following table shows the resulting fall of the conversion price and the number of shares that we would be required to issue if all of the shares were converted based upon a 0%, 25%, 50%, and 75% fall in the price of our common stock using the closing price of our common stock as of November 13, 2014 as a baseline point.

			Potential issuable shares at various conversion prices below the recent market price of $0.022
Lender/ Origination	Conversion Terms	Principal Borrowed	100% $0.022	75% $0.0165	50% $0.011	25% $0.0055

LG Capital Funding, LLC (5/19/14)	Convertible into 55% of the lowest closing bid price over the 20 days prior to the conversion request. Interest rate of 8% with a 16% default rate.	$100,000	4,545,455	6,060,606	9,090,909	18,181,818
Adar Bays, LLC (5/19/14)	Convertible into 55% of the lowest closing bid price over the 20 days prior to the conversion request. Interest rate of 8% with a 16% default rate.	$50,000	2,272,727	3,030,303	4,545,455	9,090,909
KBM Worldwide, Inc. (8/26/14)	Convertible into 58% of the average of the three lowest bid prices over the 10 days prior to the conversion request. Interest rate of 8% with a 22% default rate.	$53,500	2,431,818	3,242,424	4,863,636	9,727,273
KBM Worldwide, Inc. (10/1/14)	Convertible into 58% of the average of the three lowest bid prices over the 10 days prior to the conversion request. Interest rate of 8% with a 22% default rate.	$43,500	1,977,273	2,636,364	3,954,545	7,909,091
		$247,000	11,227,273	14,969,697	22,454,545	44,909,091

As can be seen from the example above, our existing stockholders will experience substantial dilution to their investment upon the conversion of any of these convertible notes into shares of our common stock.  As a result, the number of shares issuable could prove to be significantly greater in the event of a decrease in the trading price of our common stock, which decrease would cause substantial dilution and potentially significant losses to our existing stockholders.

The continuously adjustable conversion price feature of the convertible notes may encourage other investors to sell short our common stock, which could have a depressive effect on the price of our common stock.

The convertible notes are convertible into shares of our common stock at conversion prices as noted in the example table above.  The significant downward pressure on the price of our common stock as the holders of the convertible notes convert and sell material amounts of our common stock could encourage other investors to sell short our common stock.  This could place further downward pressure on the price of our common stock.  In addition, not only the sale of shares issued upon conversion of the convertible notes, but also the mere perception that these sales could occur, may adversely affect the market price of our common stock resulting in significant losses to our existing shareholders.

The issuance of common stock upon conversion of the convertible notes will cause immediate and substantial dilution.

The issuance of common stock upon conversion of the convertible notes will result in immediate and substantial dilution to the interests of other stockholders since the holder of the convertible note may ultimately receive and sell the full amount of shares issuable in connection with the conversion of the convertible notes.  Although the convertible notes may not be converted if such conversion would cause the holder thereof to own more than 4.99% or 9.99%, depending on the terms of the particular note, of our issued and outstanding common stock, this restriction does not prevent the holders of the convertible notes from converting some of their holdings, selling those shares, and then converting the rest of their holdings, while still staying below the 4.99% or 9.99% limit.  In this way, the holders of the convertible notes could sell more than this limit while never actually holding more shares than this limit allows.  If the holders of the convertible notes chooses to do this, it will cause substantial dilution to the then holders of our common stock which could result in substantial losses to the other holders of our common stock.

We are presently subject to the "Penny Stock" rules of the SEC which could limit the trading and liquidity of our common stock, adversely affect the market price of our common stock, and increase your transaction costs to sell shares of our common stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

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that a broker or dealer approve a person's account for transactions in penny stocks; and

•

the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•

obtain financial information, investment experience and investment objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules.  This may make it more difficult for investors to sell shares of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our common stock presently trades under $5 a share and is subject to the “penny stock” rules.  The continued application of the “penny stock” rules to our common stock could limit the trading and liquidity of our common stock, adversely affect the market price of our common stock, or cause an increase the transaction costs related to of our common stock.

The OTC Bulletin Board is a quotation system, not an issuer listing service, market, or exchange.  Therefore, buying and selling stock on the OTC Bulletin Board is not as efficient as buying and selling stock through an exchange.

The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last sale prices, and volume limitations in over-the-counter securities.  Because trades and quotations on the OTC Bulletin Board involve a manual process, the market information for such securities cannot be guaranteed.  In addition, quote information, or even firm quotes, may not be available.  The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price.  Execution of trades, execution reporting, and the delivery of legal trade confirmation may be delayed significantly.  Consequently, you may not be able to sell shares of our common stock at the optimum trading prices.

When fewer shares of a security are being traded on the OTC Bulletin Board, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information.  Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price that was quoted by the OTC Bulletin Board at the time of the order entry.

Orders for OTC Bulletin Board securities may be cancelled or edited like orders for other securities.  All requests to change or cancel an order must be submitted to, received by, and processed by the OTC Bulletin Board.  Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit their order in a timely manner.  Consequently, you may not be able to sell shares of our common stock at optimum trading prices.

The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTC Bulletin Board if the common stock or other security must be sold immediately.  Further, purchasers of securities may incur an immediate “paper” loss due to the price spread.  Moreover, dealers trading on the OTC Bulletin Board may not have a bid price for securities bought and sold through the OTC Bulletin Board.  As such, demand for securities that are traded through the OTC Bulletin Board may be decreased or eliminated.

Shares eligible for future sale may adversely affect the market price of our common stock.

From time to time, certain of our stockholders may be eligible to sell some or all of their shares of our common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations.  In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement (which disappears after one year).  Affiliates may sell after six months subject to the Rule 144 volume, manner of sale, current public information and notice requirements.

As of November 13, 2014 we had 126,206,213 shares of our common stock issued and outstanding.  Of these shares currently issued and outstanding, 99,174,963 are freely tradable without restrictions (commonly referred to as the “public float”) and 27,031,250 are subject to the restrictions and sale limitations imposed by Rule 144.  Under Rule 144, these shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale.

The eventual availability and sale of substantial amounts of our common stock under Rule 144 could adversely affect prevailing market prices for our securities and cause you to lose most, if not all, of your investment in our business.

We expect volatility in the price of our common stock to continue, which may subject us to securities litigation and thereby divert our resources which may materially affect our profitability and results of operations or force us to cease operations.

Our common stock is thinly traded and can be characterized by significant price volatility when compared to seasoned issuers.  We expect that our share price will be continue to be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may, in the future, be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities, could divert management's attention and resources, and could ultimately force us to cease operations whereby you could lose your entire investment.

We have identified deficiencies in our current internal controls over financial reporting.  Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results.

Our business is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”).  We are also required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002.  We have, through the participation of our sole officer and director, J. Scott Sitra, assessed the current effectiveness of our internal control over financial reporting.  In making this assessment, we used the criteria set forth by the Committee of Sponsoring Organizations of The Treadway Commission (COSO) in Internal Control-Integrated Framework.  Based on that assessment under such criteria, management concluded that our current internal controls over financial reporting are not effective due to control deficiencies that constituted material weaknesses.

We have identified a lack of sufficient personnel in the accounting function due to the limited resources of Blue Water with appropriate skills, training, and experience to perform the review processes to ensure the complete and proper application of generally accepted accounting principles.  To this extent, we have identified specific remedial actions we intend to undertake prior to the end of the current fiscal year ending December 31, 2014 to address the current material weaknesses described above:

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Improve the effectiveness of the accounting group by augmenting our existing resources with additional outside consultants to improve segregation procedures and to assist in the analysis and recording of complex accounting transactions and preparation of tax disclosures; and

•

Improve segregation procedures by strengthening cross approval of various functions, particularly quarterly and annual internal audit procedures.

If we are unable to implement the above changes effectively or efficiently, it could harm our operations, financial reporting or financial results.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an "emerging growth company", as defined in the Jumpstart our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”.  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

We have elected to use the extended transition period for complying with the new or revised accounting standards under Section 102(b)(2)(B) of the JOBS Act.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the  adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

FORWARD LOOKING STATEMENTS

When used in this prospectus, the words or phrases “will likely result,” “we expect,” “will continue,” “anticipate,” “estimate,” “project,” ”outlook,” “could,” “would,” “may,” or other similar expressions are intended to identify forward-looking statements.  We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected.  Such risks and uncertainties include, among others, success in developing and managing high volume restaurant properties and concepts, our ability to develop our core business model and execute on our business plan and expansion strategies, and our ability to finance and sustain operations.  We have no obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

USE OF PROCEEDS

We intend to use the proceeds from this offering to (i) complete the construction of our Blue Water Bar & Grill™ presently under developed in St. Maarten, Dutch West Indies and (ii) for general working capital.

If we are able to sell all of the shares of our common stock we are offering through this prospectus, then we will generate maximum net proceeds of approximately $924,228.

No minimum number of shares must be sold in order for the offering to proceed.  The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

USE OF PROCEEDS	If 25% of the Shares are Sold	If 50% of the Shares are Sold	If 75% of the Shares are Sold	If 100% of the Shares are Sold

Gross Proceeds (estimated)	$262,500	$525,000	$787,500	$1,050,000
Placement Agent Commission	26,250	52,500	78,750	105,000
Estimated Offering Expenses	20,772	20,772	20,772	20,772
Estimated Net Proceeds	$215,478	$451,728	$687,978	$924,228
Construction of St. Maarten Blue Water Bar & Grill™ (1)	200,000	425,000	500,000	500,000
Working/Reserve Capital Capital	15,478	266,728	187,978	424,228
TOTALS	$215,478	$451,728	$687,978	$924,228

(1)

Based on development expenses already incurred as of the date of this prospectus, Blue Water believes it will need to spend up to an additional $500,000 to complete the St. Maarten, Dutch West Indies Blue Water Bar & Grill™ restaurant.

In the event Blue Water does not raise sufficient capital from this offering to complete the Blue Water Bar & Grill™ presently under development in St. Maarten, Dutch West Indies, then it will be forced to seek additional completion funds from other sources.  Blue Water will most likely seek to bridge any potential shortfall in completion funds with additional borrowings from former and/or existing lenders in the form of convertible promissory notes, which could result in additional and substantial dilution to existing shareholders should any of these notes ever convert into shares of Blue Water common stock.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  As of September 30, 2014, the net tangible book value of our shares of common stock was ($1,346,909), or ($0.010672) per share based upon 126,206,213 shares issued and outstanding as of the date of this prospectus.

Assuming all 35,000,000 shares offered are sold, and in effect we receive the maximum estimated net proceeds of this offering, our net book value will be approximately ($422,631), or ($0.002622) per share.  Therefore, any investor will incur an immediate loss of approximately ($0.032622) per share while our existing stockholders will receive an increase of $0.008051 per share in net tangible book value.  This would result in an immediate dilution of 108.7% for purchasers of stock in this offering.

The following table represents a comparison of the prices paid by purchasers of our common stock in this offering and our original stockholders, based on assumptions that we sell 25%, 50%, 75% and 100% of the offering, respectively:

	If 25% of the Shares are Sold	If 50% of the Shares are Sold	If 75% of the Shares are Sold	If 100% of the Shares are Sold

Offering price per share (estimated)	$0.03	$0.03	$0.03	$0.03
Book value per share before offering	($0.010672)	($0.010672)	($0.010672)	($0.010672)
Book value per share after offering	($0.008383)	($0.006229)	($0.004322)	($0.002622)
Net increase per share to original shareholders	$0.002289	$0.004443	$0.006351	$0.008051
Decrease in investment per share to new shareholders	$0.038383	$0.036229	$0.034322	$0.032622
Dilution to new shareholders	127.9%	120.8%	114.4%	108.7%
Number of shares after offering held by new investors	8,750,000	17,500,000	26,250,000	35,000,000
Percentage of ownership after offering by new investors	6.5%	12.2%	17.2%	21.7%

PLAN OF DISTRIBUTION

We are offering up to 35,000,000 shares of our common stock (“Shares”), to be issued in one or more closings, for aggregate gross proceeds of up to $1,050,000.  Pursuant to a Placement Agent Agreement, we engaged ACAP Financial, Inc. (“ACAP”) as our placement agent for this offering.  ACAP is not purchasing or selling any Shares, nor are they required to arrange for the purchase and sale of any specific number of dollar amount of Shares, other than to use their “best efforts” to arrange for the sale of Shares by us.  Therefore, we will enter into a purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of Shares being offered pursuant to this prospectus.  The Shares may be priced at a discount to the market price of our common stock, but such determination of the offering price will be negotiated between Blue Water, ACAP, and the investors.

We have agreed to pay ACAP a cash placement agent fee equal to 10% of the gross proceeds of the offering.  We have also agreed to reimburse ACAP for all reasonable and pre-approved expenses incurred in connection with this offering.

Because there is no minimum offering amount required as a condition to the closing in this offering, the actual total offering commission, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

In order to comply with certain state securities laws, if applicable, our common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers.  In certain states the Shares may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

We have agreed to indemnify ACAP against certain liabilities, including liabilities under the Securities Act of 1933, as amended (“Securities Act”).  We may also be required to contribute to payments ACAP may be required to make in respect of such liabilities.

ACAP  is an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profit realized on the sale of securities by them while acting as a principal  are considered underwriting discounts or commissions under the Securities Act.  The placement agent  is required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (“Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act.  These rules and regulations limit the timing of purchases and sales of the Shares by ACAP.  Under these rules and regulations, ACAP may  not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock trades on the OTC Bulletin Board under the trading symbol “BLUU”.  Currently there is only a limited, sporadic, and volatile market for our stock on the OTC Bulletin Board.

The following table sets forth the high and low sales prices of our common stock as reported by the OTC Bulletin Board for the periods indicated.  These prices represent prices between inter-dealer prices, do not include retail markups, markdowns, or commissions, and do not necessarily reflect actual transactions.

	High	Low
Year Ended December 31, 2012
4th Quarter (1)	$-0-	$-0-

Year Ended December 31, 2013
1st Quarter	$0.010	$0.010
2nd Quarter	$0.010	$0.036
3rd Quarter	$0.010	$0.026
4th Quarter	$0.024	$0.001

Year Ending December 31, 2014
1st Quarter	$0.0330	$0.0080
2nd Quarter	$0.0199	$0.0060
3rd Quarter	$0.0144	$0.0082
4th Quarter (through November 13, 2014)	$0.0260	0.0108

Note: All prices in the above table are adjusted to reflect a 10-for-1 forward stock split effected September 30, 2013.

(1)

Our common stock received clearance from FINRA to trade on the OTC Bulletin Board on November 6, 2012.  It did not start trading until February 2013.

The closing price of our common stock on November 13, 2014 was $0.022 as reported by the OTC Bulletin Board.

Holders of Record

As of November 13, 2014, we had 126,206,213 shares of our common stock issued and outstand held by approximately 47 stockholders of record; this figure does not include any shareholders electing to beneficially own their shares through nominees such their stock broker or other financial institution.  In addition, we had 150,000 shares of Series A Preferred Stock issued and outstanding.

Dividend Policy

We have never declared or paid cash dividends.  We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on the common stock in the foreseeable future.  Any payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions and other factors deemed relevant by our directors.

Penny Stock Regulations and Restrictions on Marketability

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading, (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws, (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price, (d) contains a toll-free telephone number for inquiries on disciplinary actions, (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks, and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock, (b) the compensation of the broker-dealer and its salesperson in the transaction, (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock, and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock.  Therefore, stockholders may have difficulty selling their shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are an emerging growth business.  Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months.  We do not anticipate generating significant revenues until we successfully open operating restaurant properties and have our distilled spirits accepted by consumers.  Accordingly, we must raise additional cash from sources other than operations.

In order to meet our growing need for cash we are continually exploring new sources of financing, including raising funds through additional public offerings, private placements of securities and/or loans.  If we are unable to secure this additional financing, we will either have to suspend operations until we do raise the cash or cease operations entirely.

The following discussion should be read in conjunction with our financial statements and the notes thereto and the other information included in this prospectus.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance.  We are an emerging growth business with limited operating history.  We cannot guarantee that we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

To become profitable and competitive, we have to successfully open operating restaurant properties and have our distilled spirits accepted by consumers.  We anticipate relying on equity sales of our common stock in order to continue to fund our business operations until we are able to generate sufficient revenues to cover our operating expenses, which may never happen.  Issuances of additional shares will result in dilution to our then existing stockholders.  There is no assurance that we will be able to make any additional sales of our equity securities or arrange for debt or other financing to fund our planned business activities.

We are continually exploring new sources of financing to meet our need for additional cash, including raising funds through sales of our equity securities and loans.  We cannot provide any assurances that our efforts to secure additional financing will be successful.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Further, future equity financing could result in additional and substantial dilution to existing shareholders.

Results of Operations

Fiscal Year Ended December 31, 2013 and 2012 (audited)

For the ease of reference, we refer to the fiscal year ended December 31, 2013 as fiscal 2013 or the fiscal year ended December 31, 2013 and the fiscal year ended December 31, 2012 as fiscal 2012 or the fiscal year ended December 31, 2012.

Revenues.  We generated $10,000 in revenue during the fiscal year ended December 31, 2013 compared to $40,000 in revenue for the same period a year ago.  The reason for the decrease in revenue during fiscal 2013 compared to fiscal 2012 was the consulting project responsible for generating the revenue was completed during the three months ended March 31, 2013.  Since the completion of that project we have not generated any revenue and have focused our efforts on completing the development of the St. Maarten, Dutch West Indies based Blue Water Bar & Grill™ restaurants.  As such, we do not anticipate generating any new revenue until we successfully open these restaurants.

Operating Expenses.  Our total operating expenses for the fiscal year ended December 31, 2013 were $305,634, which is a $189,083, or 162.2%, increase compared to operating expenses of $116,551 for the same period a year ago.  Our increase in operating expenses was primarily attributable to increased expenses from implementing an investor relations program.  Additionally, due to expanded operating activities, we experienced higher general operating expenses and higher costs related to our ongoing SEC reporting requirements, which have consisted primarily of legal, accounting and outside consulting fees.

Other Income (Expenses).  During the fiscal year ended December 31, 2013 we incurred an aggregate of ($445,064) in other expenses compared to $-0- for the same period a year ago.  These other expenses were comprised of ($420,000) in a one-time impairment charge against subscriptions for common stock and ($25,064) in interest expense.  This interest expense was comprised of ($1,973) in accrued interest relating to outstanding convertible promissory notes and ($23,091) in amortized debt discounts resulting from Beneficial Convertible Features (BCF) relating to outstanding convertible promissory notes.

Net Income (Loss).  We had a net loss of ($740,698) for the fiscal year ended December 31, 2013 compared to a net loss of ($76,551) for the same period a year ago, which represented a $664,147, or 867.6%, increase in net loss.  The increase in net loss was the result of (i) a one-time impairment charge against subscriptions for common stock, (ii) the expense of implementing an investor relations program, and (iii) increased general operating expenses and higher ongoing SEC compliance and reporting requirements, which consisted primarily of legal, accounting and outside consulting fees.

Three Months Ended September 30, 2014 and 2013 (unaudited)

Revenues.  We did not generate any revenue during the three months ended September 30, 2014 or 2013.  We do not anticipate generating any revenue until we successfully launch our first distilled spirits, Blue Water Ultra Premium Rum™ and Blue Water Caribbean Gold™ Premium Rum which will be followed by the opening of our first Blue Water Bar & Grill™ restaurant in St. Maarten, Dutch West Indies.

Operating Expenses.  Our total operating expenses for the three months ended September 30, 2014 were $200,021, which is a $109,167, or 120.2%, increase compared to operating expenses of $90,854 for the same period a year ago.  Our increase in operating expenses was primarily attributable to increased operating activity related to the development of our St. Maarten, Dutch West Indies based Blue Water Bar & Grill™ restaurant and increased expenses related to preparing our initial two premium rums for launch.  Additionally, due to expanded operating activities, we experienced higher general operating expenses and higher costs related to our ongoing SEC reporting requirements, which have consisted primarily of legal, accounting and outside consulting fees.

Other Income (Expenses).  During the three months ended September 30, 2014 we incurred ($1,073,025) in other (expenses) compared to ($1,514) for the same period a year ago, which represented a $1,071,511, or 70,773.5%, increase in other (expenses).  These other (expenses) were primarily comprised of expenses relating to convertible promissory notes and accounting for certain notes as derivative securities.

Net Income (Loss).  We had a net loss of ($1,273,025) for the three months ended September 30, 2014 compared to a net loss of ($92,368) for the same period a year ago, which represented a $1,180,657, or 1,278.2%, increase in net loss.  The increase in net loss was primarily attributable to accounting for certain convertible notes as derivative securities.  The remainder of the increase in net loss was the result of increased operating activity related to the development of our St. Maarten, Dutch West Indies based Blue Water Bar & Grill™ restaurant and increased expenses related to preparing our initial two premium rums for launch.  Additionally, due to expanded operating activities, we experienced higher general operating expenses and higher costs related to our ongoing SEC reporting requirements, which have consisted primarily of legal, accounting and outside consulting fees.

Nine Months Ended September 30, 2014 and 2013 (unaudited)

Revenues.  We did not generate any revenue during the nine months ended September 30, 2014 compared to $10,000 in revenue for the same period a year ago.  The reason for the lack of revenue during the current period was the consulting project responsible for generating the revenue a year ago was completed during the reporting period ended March 31, 2013.  Since the completion of that project we have not generated any revenue and have focused our efforts on completing the development of the St. Maarten, Dutch West Indies based Blue Water Bar & Grill™ restaurant and preparing for the launch of our first premium distilled spirits, Blue Water Ultra Premium Rum™ and Blue Water Caribbean Gold™ Premium Rum.

As such, we do not anticipate generating any new revenue until we launch these premium rums which will be followed by the opening of this restaurant.

Operating Expenses.  Our total operating expenses for the nine months ended September 30, 2014 were $509,956, which is a $331,302, or 185.4%, increase compared to operating expenses of $178,654 for the same period a year ago.  Our increase in operating expenses was primarily attributable to increased operating activity related to the development of our St. Maarten, Dutch West Indies based Blue Water Bar & Grill™ restaurant and increased expenses related to preparing our initial two premium rums for launch.  Additionally, due to expanded operating activities, we experienced higher general operating expenses and higher costs related to our ongoing SEC reporting requirements, which have consisted primarily of legal, accounting and outside consulting fees.

(Loss) From Operations.  Our loss from operations for the nine months ended September 30, 2014 was ($509,956), which is a $341,302, or 202.4%, increase compared to a loss from operations of ($168,654) for the same period a year ago.  Our increase in loss from operations was primarily attributable to increased operating activity related to the development of our St. Maarten, Dutch West Indies based Blue Water Bar & Grill™ restaurant and increased expenses related to preparing our initial two premium rums for launch.  Additionally, due to expanded operating activities, we experienced higher general operating expenses and higher costs related to our ongoing SEC reporting requirements, which have consisted primarily of legal, accounting and outside consulting fees.

Other Income (Expenses).  During the nine months ended September 30, 2014 we incurred ($1,252,145) in other (expenses) compared to ($1,514) for the same period a year ago, which represented a $1,250,631, or 82,604.4%, increase in other (expenses).  These other (expenses) were primarily comprised of expenses relating to convertible promissory notes and accounting for certain notes as derivative securities.

Net Income (Loss).  We had a net loss of ($1,762,101) for the nine months ended September 30, 2014 compared to a net loss of ($170,168) for the same period a year ago, which represented a $1,591,933, or 935.5%, increase in net loss.  The increase in net loss was primarily attributable to accounting for certain convertible notes as derivative securities.  The remainder of the increase in net loss was the result of increased operating activity related to the development of our St. Maarten, Dutch West Indies based Blue Water Bar & Grill™ restaurant and increased expenses related to preparing our initial two premium rums for launch.  Additionally, due to expanded operating activities, we experienced higher general operating expenses and higher costs related to our ongoing SEC reporting requirements, which have consisted primarily of legal, accounting and outside consulting fees.

Liquidity and Capital Resources

As of September 30, 2014, we had total assets of $88,636, which consisted of $77,210 in cash, $11,426 in inventory deposits, and equity investments valued at $-0- (comprised 20,000,000 shares of Stream Flow Media, Inc. and a net 15% interest in Next Level Hockey, LLC, both valued at $-0-).

As of September 30, 2014, our total liabilities were $1,435,545, which consisted of $430,435 in accounts payable to a related party, Taurus Financial Partners, LLC (“Taurus”), $5,244 to non-related parties, $80,908 in convertible promissory notes (net of unamortized debt discounts of $227,851), $13,177 in accrued interest, and $905,781 in derivative liabilities.  It is important to note that as of November 13, 2014 Taurus owned 62.6% of Blue Water’s issued and outstanding common stock and that our President and Chief Executive Officer, J. Scott Sitra, is concurrently the President and Chief Executive Officer at Taurus.  Further, we had no external credit facilities (i.e. bank loans, revolving lines of credit, etc.).

We expect to incur continued losses over the next 12 months, probably even longer.  As of September 30, 2014, we estimate that we need at least $500,000 in additional financing to complete our Blue Water Bar & Grill™ restaurant in St. Maarten, Dutch West Indies and meet our ongoing working capital requirements over the next 12 months.  Madison Park Advisors has agreed to assist us with this financing, but until it is received we cannot guarantee or compel Madison Park Advisors to provide this financing in an expedient manner.  In order to close on this proposed financing we are dependent on the SEC declaring a pending Registration Statement on Form S-1 “effective”.

Dutchess Equity Line

On September 16, 2013 we entered into an Investment Agreement and a Registration Rights Agreement with Dutchess Opportunity Fund, II, LP requiring Dutchess to purchase up to $5,000,000 worth of our common stock over a 36 month period and for us to register 20,000,000 (after taking into consideration our recent 10-for-1 forward stock split) shares of our common stock for resale with the SEC, respectively.  Due to various factors relating to this type of financing, we can offer no assurances that we will receive sufficient financing, if any, from the Dutchess Equity Line.

On June 10, 2014 Blue Water terminated the Investment Agreement with Dutchess and subsequently withdrew its effective registration statement with the SEC.

We received aggregate net proceeds of $42,563, or approximately $0.01 a share, from the sale of 4,174,963 registered shares of our common stock under the Dutchess Investment Agreement prior to its termination.

Asher Enterprises Convertible Note 1

On September 16, 2013 we entered into an agreement for the sale of a Convertible Promissory Note (“Asher Note 1”) in the principal amount $32,500 with an interest rate of 8% per annum pursuant to the terms of a Securities Purchase Agreement between Asher Enterprises, Inc. (“Asher”), a Delaware corporation, and Blue Water.  The Asher Note 1 closed on September 18, 2013 and matures on June 18, 2014.  The Asher Note 1 is convertible at 58% of the average of the lowest three trading prices of Blue Water’s common stock during the ten trading day period prior to the conversion date after 180 days.

Blue Water analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the instrument should be classified as a liability once the conversion option becomes effective after 180 days due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

The fair value of the embedded beneficial conversion feature resulted in a full discount of $32,500 to the note on the debt issuance date.  The discount will be amortized over the term of the note to interest expense using the straight line method which approximates the effective interest method.

On February 7, 2014, Blue Water repaid the Asher Note 1 in full with no conversion.  Per the terms of the agreement, Blue Water repaid the Asher Note 1 at $44,886.51.  No shares were issued in connection with the redemption of this note.  The Asher Note 1 incurred an aggregate of $32,500 in amortization expenses that has been recorded in the financial statements as interest expense.

Asher Enterprises Convertible Note 2

On November 8, 2013 we entered into an agreement for the sale of a Convertible Promissory Note (“Asher Note 2”) in the principal amount $37,500 with an interest rate of 8% per annum pursuant to the terms of a Securities Purchase Agreement between Asher Enterprises, Inc. (“Asher”), a Delaware corporation, and Blue Water.  The Asher Note 2 closed on November 12, 2013 and matures on May 7, 2014.  The Asher Note 2 is convertible at 58% of the average of the lowest three trading prices of Blue Water’s common stock during the ten trading day period prior to the conversion date after 180 days.

Blue Water analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the instrument should be classified as a liability once the conversion option becomes effective after 180 days due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

The fair value of the embedded beneficial conversion feature resulted in a partial discount of $33,033 to the note on the debt issuance date.  The discount will be amortized over the term of the note to interest expense using the straight line method which approximates the effective interest method.

On April 2, 2014, Blue Water repaid the Asher Note 2 in full with no conversion.  Per the terms of the agreement, Blue Water repaid the Asher Note 2 at $51,775.68.  No shares were issued in connection with the redemption of this note.  The Asher Note 2 incurred an aggregate of $33,033 in amortization expenses that has been recorded in the financial statements as interest expense.

Asher Enterprises Convertible Note 3

On December 23, 2013 we entered into an agreement for the sale of a Convertible Promissory Note (“Asher Note 3”) in the principal amount $27,500 with an interest rate of 8% per annum pursuant to the terms of a Securities Purchase Agreement between Asher Enterprises, Inc. (“Asher”), a Delaware corporation, and Blue Water.  The Asher Note 2 closed on January 7,

2014 and matures on September 26, 2014.  The Asher Note 3 is convertible at 58% of the average of the lowest three trading prices of Blue Water’s common stock during the ten trading day period prior to the conversion date after 180 days.

Blue Water analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the instrument should be classified as a liability once the conversion option becomes effective after 180 days due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

The fair value of the embedded beneficial conversion feature resulted in a full discount of $27,500 to the note on the debt issuance date.  The discount will be amortized over the term of the note to interest expense using the straight line method which approximates the effective interest method.

On May 27, 2014, Blue Water repaid the Asher Note 3 in full with no conversion.  Per the terms of the agreement, Blue Water repaid the Asher Note 3 at $37,974.86.  No shares were issued in connection with the redemption of this note.  The Asher Note 3 incurred an aggregate of $27,500 in amortization expenses that has been recorded in the financial statements as interest expense.

Mermaid Enterprises, N.V. (Derivative Liability)

On October 9, 2013 we entered into a Purchase Agreement and issued a Convertible Promissory Note (“Mermaid Note”) as payment for the acquisition of three (3) separate business licenses in the country of St. Maarten, Dutch West Indies consisting of one (1) General Business License and two (2) Managing Director’s Licenses.  The value of this transaction was $35,000.

The Mermaid Note carries a principal amount of $35,000 and an interest rate of 10% per annum.  The Mermaid Note is convertible into shares of our common stock at a fixed price of $0.0005 per share beginning no earlier than April 7, 2014.  The Mermaid Note matures on October 9, 2015.

Blue Water has identified the embedded derivatives related to the Mermaid Note.  The accounting treatment of derivative financial instruments requires that Blue Water record the fair value of the derivatives as of the inception date of the debenture and to fair value as of each subsequent reporting date.

On August 13, 2014, when the Mermaid Note was deemed to be a derivative, Blue Water determined the aggregate fair value of $651,419 of embedded derivatives. The fair value of the embedded derivatives was determined using the Black-Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 325.44%, (3) weighted average risk-free interest rate of 0.1%, (4) expected life of 1.16 years, and (5) estimated fair value of Blue Water’s common stock of $0.0116 per share.

The determined fair value of the embedded derivative of $651,419 was charged as a loss on change in derivative liability.

At September 30, 2014, Blue Water marked to market the fair value of the derivatives of the Mermaid Note discussed above and determined a fair value of $675,808. The fair value of the embedded derivatives was determined using Black-Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 290.05%, (3) weighted average risk-free interest rate of 0.13%, (4) expected life of 1.02 years, and (5) estimated fair value of Blue Water’s common stock of $0.0117 per share.

Blue Water recorded a gain on change of derivative liability of $24,389 for the nine months ended September 30, 2014.

On April 10, 2014, Blue Water issued 10,000,000 shares of its common stock valued at $5,000, or $0.0005 a share, as a partial redemption of this note.

As of September 30, 2014, the outstanding balance due on the Mermaid Note was $33,259, which includes $3,259 in accrued interest.  During the three months and nine months ended September 30, 2014 this note incurred $3,781 and $11,336, respectively, in amortization expenses that was recorded in the financial statements as interest expense.  Further, as of September 30, 2014, the remaining unamortized debt discount was $19,124.

On October 23, 2014, Blue Water issued 10,000,000 shares of its common stock valued at $5,000, or $0.0005 a share, as a partial redemption of this note.

Subsequently, on October 23, 2014, Blue Water issued 10,000,000 shares of its common stock valued at $5,000, or $0.0005 a share, as a partial redemption of this note.

Further, on October 31, 2014, Blue Water repaid the Mermaid Note in full.  Per the terms of the agreement, Blue Water repaid the Mermaid Note at $28,471.  No shares were issued in connection with the redemption of this note.

JMJ Financial

On January 31, 2014 (“Effective Date”) we sold to JMJ Financial (“JMJ Financial”) a $335,000 Convertible Promissory Note (“JMJ Note”).  The JMJ Note provides up to an aggregate of $300,000 in gross proceeds after taking into consideration an Original Issue Discount (“OID”) of $35,000.

A key feature of the JMJ Note is that should Blue Water, at its sole discretion, repay all consideration received pursuant to the JMJ Note within 90 days of the Effective Date, there will be zero percent interest charged under the JMJ Note.  Otherwise, there will be a one-time interest charge of 12% for all consideration received by Blue Water pursuant to the JMJ Note.

At any time after 180 days of the Effective Date, the Investor may convert all or part of the JMJ Note into shares of Blue Water’s common stock at the lesser of $0.0185 a share or 60% of the lowest trade price in the 25 trading days prior to the conversion.

The JMJ Financial has agreed to restrict its ability to convert the JMJ Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.  The JMJ Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of Blue Water.  The JMJ Note also provides for penalties and rescission rights if Blue Water does not deliver shares of its common stock upon conversion within the required timeframes.

On May 8, 2014, Blue Water repaid the JMJ Note in full with no conversion.  Per the terms of the agreement, Blue Water repaid the JMJ Note at $39,083.33.  The JMJ Note incurred an aggregate of $39,083 in amortization expenses that has been recorded in the financial statements as interest expense.  No shares were issued in connection with the redemption of this note.

Prim Note (Derivative Liability)

On March 27, 2014 we entered into an agreement for the sale of a Convertible Promissory Note (“Prim Note”) to an accredited investor in the principal amount of $100,000 with an interest rate of 10% per annum.  The Prim Note is convertible into shares of our common stock at a fixed price of $0.005 per share beginning no earlier than 180 days from the date of issue.  The Prim Note matures on March 26, 2016.

Blue Water has identified the embedded derivatives related to the Prim Note.  The accounting treatment of derivative financial instruments requires that Blue Water record the fair value of the derivatives as of the inception date of the debenture and to fair value as of each subsequent reporting date.

On August 13, 2014, when the Prim Note was deemed to be a derivative, Blue Water determined the aggregate fair value of $213,794 of embedded derivatives. The fair value of the embedded derivatives was determined using the Black-Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 318.70%, (3) weighted average risk-free interest rate of 0.43%, (4) expected life of 1.62 years, and (5) estimated fair value of Blue Water’s common stock of $0.0110 per share.

The determined fair value of the embedded derivative of $213,794 was charged as a loss on change in derivative liability.

On September 29, 2014, Blue Water issued 13,000,000 shares of its common stock valued at $65,000, or $0.005 a share, as a partial redemption of this note.  In conjunction with this partial conversion, Blue Water reduced $138,970 in its derivative liability through additional paid in capital and incurred a ($3,999) loss on change in derivative liability.

At September 30, 2014, Blue Water marked to market the fair value of the derivatives of the Prim Note discussed after the conversion above and determined a fair value of $77,425. The fair value of the embedded derivatives was determined using

Black-Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 309.77%, (3) weighted average risk-free interest rate of 0.36%, (4) expected life of 1.49 years, and (5) estimated fair value of Blue Water’s common stock of $0.0117 per share.  On September 30, 2014 Blue Water recorded a $1,402 gain on change in derivative liability from the conversion date above.

Blue Water recorded a loss on change of derivative liability of ($2,597) for the nine months ended September 30, 2014.

As of September 30, 2014, the outstanding balance due on the Prim Note was $40,101, which includes $5,101 in accrued interest.  During the three months and nine months ended September 30, 2014 this note incurred $57,320 and $70,409, respectively, in amortization expenses that was recorded in the financial statements as interest expense.  Further, as of September 30, 2014, the remaining unamortized debt discount was $29,591.

Subsequently, on October 31, 2014, Blue Water repaid the Prim Note in full.  Per the terms of the agreement, Blue Water repaid the Prim Note at $40,403.  No shares were issued in connection with the redemption of this note.

JMJ Financial Note 2 (Derivative Liability)

On August 13, 2014 (“Effective Date”) we sold to JMJ Financial (“JMJ Financial”) a $335,000 Convertible Promissory Note (“JMJ Note 2”).  The JMJ Note provides up to an aggregate of $300,000 in gross proceeds after taking into consideration an Original Issue Discount (“OID”) of $35,000.

At any time after the Effective Date, the Investor may convert all or part of the JMJ Note 2 into shares of Blue Water’s common stock at the lesser of $0.011 a share or 60% of the lowest trade price in the 25 trading days prior to the conversion.

Blue Water has identified the embedded derivatives related to the JMJ Note 2. This embedded derivative included variable conversion or exercise features. The accounting treatment of derivative financial instruments requires that Blue Water record the fair value of the derivatives as of the inception date of the debenture and to fair value as of each subsequent reporting date.

At the inception of the JMJ Note 2, Blue Water determined the aggregate fair value of $73,394 of embedded derivatives. The fair value of the embedded derivatives was determined using the Black-Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 318.39%, (3) weighted average risk-free interest rate of 0.43%, (4) expected life of 2 years, and (5) estimated fair value of Blue Water’s common stock of $0.0110 per share.

The determined fair value of the embedded derivative of $73,394 was charged as a debt discount up to the net proceeds of the note with the remainder, $32,636, charged to current period operations as a loss on change in derivative liability.

At September 30, 2014, Blue Water marked to market the fair value of the derivatives of the JMJ Note 2 discussed above and determined a fair value of $70,408. The fair value of the embedded derivatives was determined using Black-Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 309.44%, (3) weighted average risk-free interest rate of 0.58%, (4) expected life of 1.87 years, and (5) estimated fair value of Blue Water’s common stock of $0.0117 per share.

Blue Water recorded a gain on change in derivative liability of $2,986 for the nine months ended September 30, 2014.

As of September 30, 2014, the outstanding balance due on the JMJ Note 2 was $40,758, which includes $-0- in accrued interest.  During the three months and nine months ended September 30, 2014 this note incurred $3,071 and $3,071, respectively, in amortization expenses that was recorded in the financial statements as interest expense.  Further, as of September 30, 2014, the remaining unamortized debt discount was $37,687.

Subsequently, on November 7, 2014, Blue Water repaid the JMJ Note 2 in full.  Per the terms of the agreement, Blue Water repaid the JMJ Note 2 at $40,758.31.  No shares were issued in connection with the redemption of this note.

Adar Bays, LLC Financing

On May 19, 2014, we entered into a Securities Purchase Agreement with Adar Bays, LLC, an accredited investor (“Adar Bays”), pursuant to which we issued Adar Bays two convertible notes.  The first note, due May 19, 2015 in the principal amount of $50,000 (“AB Note 1”), was issued in exchange for $50,000 in cash.  The second note, due May 19, 2015 in the principal amount of $50,000 (“AB Note 2” and, together with AB Note 1, the “AB Notes”), was issued in exchange for a full-recourse, collateralized promissory note from Adar Bays in the amount of $50,000 (“AB Payment Note”).  The AB Payment Note is due on January 15, 2015, unless we do not meet the current public information requirement pursuant to Rule 144, in which case both AB Note 2 and the AB Payment Note may be cancelled.  The AB Payment Note is secured by AB Note 1.

Interest on the AB Notes accrues at the rate of 8% per annum.  We are not required to make any payments on the AB Notes until maturity.  We have the right to repay the AB Notes at any time during the first six months of the notes at a rate of 125% of the unpaid principal amount during the first 90 days, 135% of the unpaid principal amount between days 91 and 150, and 145% of the unpaid principal amount between days 151 and 180.

Adar Bays may convert the outstanding principal on the AB Notes into shares of our common stock at the conversion price per share equal to 55% of the lowest daily closing bid with a 20 day look back immediately preceding and including the date of conversion.  There is no minimum conversion price.

The fair value of the embedded beneficial conversion feature resulted in a full discount of $50,000 to the AB Notes on the debt issuance date.  The discount will be amortized over the term of the note to interest expense using the straight line method which approximates the effective interest method.

As of September 30, 2014, the outstanding balance due on the AB Note 1 was $51,468, which includes $1,468 in accrued interest.  During the three months and nine months ended September 30, 2014 this note incurred $12,603 and $18,356, respectively, in amortization expenses that was recorded in the financial statements as interest expense.  Further, as of September 30, 2014, the remaining unamortized debt discount was $31,644.

LG Capital Funding, LLC

On May 19, 2014, we entered into a Securities Purchase Agreement with LG Capital Funding, LLC, an accredited investor (“LG Capital”), pursuant to which we issued LG Capital two convertible notes.  The first note, due May 19, 2015 in the principal amount of $100,000 (“LG Note 1”), was issued in exchange for $100,000 in cash.  The second note, due May 19, 2015 in the principal amount of $100,000 (“LG Note 2” and, together with LG Note 1, the “LG Notes”), was issued in exchange for a full-recourse, collateralized promissory note from LG Capital in the amount of $100,000 (“LG Payment Note”).  The LG Payment Note is due on January 15, 2015, unless we do not meet the current public information requirement pursuant to Rule 144, in which case both LG Note 2 and the LG Payment Note may be cancelled.  The LG Payment Note is secured by LG Note 1.

Interest on the LG Notes accrues at the rate of 8% per annum.  We are not required to make any payments on the LG Notes until maturity.  We have the right to repay the LG Notes at any time during the first six months of the notes at a rate of 125% of the unpaid principal amount during the first 90 days, 135% of the unpaid principal amount between days 91 and 150, and 145% of the unpaid principal amount between days 151 and 180.

LG Capital may convert the outstanding principal on the LG Notes into shares of our common stock at the conversion price per share equal to 55% of the lowest daily closing bid with a 20 day look back immediately preceding and including the date of conversion.  There is no minimum conversion price.

The fair value of the embedded beneficial conversion feature resulted in a full discount of $100,000 to the LG Notes on the debt issuance date.  The discount will be amortized over the term of the note to interest expense using the straight line method which approximates the effective interest method.

As of September 30, 2014, the outstanding balance due on the LG Note 1 was $102,937, which includes $2,937 in accrued interest.  During the three months and nine months ended September 30, 2014 this note incurred $25,205 and $36,712, respectively, in amortization expenses that was recorded in the financial statements as interest expense.  Further, as of September 30, 2014, the remaining unamortized debt discount was $63,288.

KBM Worldwide Note 1 (Derivative Liability)

On August 26, 2014 we entered into an agreement for the sale of a Convertible Promissory Note (“KBM Note 1”) in the principal amount $53,000 with an interest rate of 8% per annum pursuant to the terms of a Securities Purchase Agreement between KBM Worldwide, Inc. (“KBM”), a New York corporation, and Blue Water.  The KBM Note 1 matures on May 28,

2015.  The KBM Note 1 is convertible at 58% of the average of the lowest three trading prices of Blue Water’s common stock during the ten trading day period prior to the conversion date after 180 days.

At the inception of the KBM Note 1, Blue Water determined the aggregate fair value of $85,972 of embedded derivatives. The fair value of the embedded derivatives was determined using the Black-Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 318.74%, (3) weighted average risk-free interest rate of 0.085%, (4) expected life of 0.75 years, and (5) estimated fair value of Blue Water’s common stock of $0.0116 per share.

The determined fair value of the embedded derivative of $85,972 was charged as a debt discount up to the net proceeds of the note with the remainder, $32,972, charged to current period operations as a change in derivative liability.

At September 30, 2014, Blue Water marked to market the fair value of the derivatives of the KBM Note 1 discussed above and determined a fair value of $82,141. The fair value of the embedded derivatives was determined using Black-Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 309.44%, (3) weighted average risk-free interest rate of 0.08%, (4) expected life of 0.66 years, and (5) estimated fair value of Blue Water’s common stock of $0.0117 per share.

Blue Water recorded a gain from change on derivative liability of ($3,832) for the nine months ended September 30, 2014.

As of September 30, 2014, the outstanding balance due on the KBM Note 1 was $53,407, which includes $407 in accrued interest.  During the three months and nine months ended September 30, 2014 this note incurred $6,745 and $6,745, respectively, in amortization expenses that was recorded in the financial statements as interest expense.  Further, as of September 30, 2014, the remaining unamortized debt discount was $46,255.

KBM Worldwide Note 2 (Derivative Liability)

On October 1, 2014 we entered into an agreement for the sale of a Convertible Promissory Note (“KBM Note 2”) in the principal amount $43,000 with an interest rate of 8% per annum pursuant to the terms of a Securities Purchase Agreement between KBM Worldwide, Inc. (“KBM”), a New York corporation, and Blue Water.  The KBM Note 2 matures on July 3, 2015.  The KBM Note 2 is convertible at 58% of the average of the lowest three trading prices of Blue Water’s common stock during the ten trading day period prior to the conversion date after 180 days.

Additional Need and Sources of Financing

Currently we are exploring various sources of additional long-term financing.  However, it is important to note that other than our engagement with Madison Park Advisors we presently do not have any material arrangements for this additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Future equity financing, if ever available, could result in additional and potentially substantial dilution to existing shareholders.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Transactions

We do not engage in off-balance sheet transactions.

Contractual Obligations

The following table summarizes the Company’s contractual obligations as of September 30, 2014:

		Due Within
Description	Total	2014	2015

Convertible promissory notes	$308,758	$-	$233,000
Total	$308,758	$-	$233,000

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

You should rely only on the information contained in this prospectus or any supplement hereto.  We have not authorized anyone to provide you with different information.  If anyone provides you with different information, you should not rely on it.  We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted.  You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the date of delivery of this prospectus or any supplement hereto, or the sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since that date.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.  This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months.  We do not anticipate generating significant revenues until we are able to open our first restaurant and have our distilled spirits widely accepted by consumers.  Accordingly, we must raise additional cash from sources other than operations.

To meet our need for cash we are continually exploring new sources of financing, including raising funds through a secondary public offering, a private placement of securities and/or loans.  If we are unable to secure additional financing, we will either have to suspend operations until we do raise the cash or cease operations entirely.

The following discussion should be read in conjunction with our financial statements and the notes thereto and the other information included in this prospectus.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance.  We are an emerging growth business with limited operating history.  We cannot guarantee that we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

To become profitable and competitive, we have to successfully open operating restaurant properties and have our distilled spirits accepted by consumers.  We anticipate relying on equity sales of our common stock in order to continue to fund our business operations until we are able to generate sufficient revenues to cover our operating expenses, which may never happen.  Issuances of additional shares will result in dilution to our then existing stockholders.  There is no assurance that we will be able to make any additional sales of our equity securities or arrange for debt or other financing to fund our planned business activities.

We are continually exploring new sources of financing to meet our need for additional cash, including raising funds through sales of our equity securities and loans.  We cannot provide any assurances that our efforts to secure additional financing will be successful.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Further, future equity financing could result in additional and substantial dilution to existing shareholders.

Plan of Operation

We were incorporated on March 3, 2011 in the State of Nevada.  We are developer of casual dining restaurant properties and premium distilled spirits.  Blue Water is currently developing a chain of casual dining restaurants in popular tourist destinations throughout the Caribbean region under the Blue Water Bar & Grill™ brand and a line of premium rums which include its flagship rum Blue Water Ultra Premium Rum™ and aged spiced Blue Water Caribbean Gold™ Premium Rum.  Additionally, Blue Water is engaged in making strategic equity investments in promising businesses that are in the early stages of obtaining their own listing on the OTC Bulletin Board.

It is important to note that as of September 30, 2014 we remained an emerging growth company without any operating restaurant properties and did not have any distribution agreements in place to sell our distilled spirits.  No assurances can be given that we will ever be able to implement our business plan or, if implemented, it will be successful.

The projected costs and other related expenses are estimates made by our management and our actual costs related to opening our proposed restaurant may differ significantly.

In addition to the foregoing, and unless otherwise noted, all of the cost estimates and forecasts throughout our business plan are mere estimates made by our management.  Our actual costs related to opening and operating the proposed restaurants may differ significantly from our estimates, which could have a negative impact on our overall business, cause our business to fail, and result in you losing all of your investment.

Blue Water Structure and Areas of Operation

Blue Water Bar & Grill™

The Blue Water Bar & Grill™ restaurant concept is the Perfectly CaribbeanSM experience featuring a casual, open air Caribbean themed restaurant designed to offer customers a distinctive and relaxing island dining experience.  Central to each restaurant will be a large covered outside patio area where customers can enjoy their drinks and food while overlooking a beautiful water view.  The patio area will feature an inviting island styled walk up (and in some cases, swim up) bar and a small stage area for live musical performances by local musicians and dancing.  Each restaurant will have an open aired kitchen so customers can see their food being prepared.

Each restaurant will begin serving breakfast at 7am.  On weekends the restaurant will promote an American styled breakfast buffet and feature a do-it-yourself Bloody Mary station.  Lunch service will commence at 11am and will feature handmade burgers, gourmet sandwiches and salads, and Caribbean jerk styled dishes.  Dinner service will start at 5pm and will feature hand-cut aged Certified Angus steaks and prime rib, fresh seafood caught by local fishermen, hand tossed pizzas, and specialty homemade desserts.  The restaurant will close at 11pm nightly and the bar will close later at the manager’s discretion.

During weekdays the bar will host a daily happy hour (4pm – 6pm) that will offer reduced priced drinks and appetizer specials.  When the sun sets the patio will be outlined by tiki torches, which will promote a fun nighttime island atmosphere while helping ward off unwanted insects such as mosquitoes.

In addition, each restaurant will offer its customers specialty drinks in souvenir glasses, mugs, and shot glasses that come with the drink.  These items, along with fun and unique t-shirts and other souvenirs, will be available for retail purchase in a separate souvenir hut that will be approximately 130 square feet in size.  These souvenir items will be primarily marketed to the tourist customers.  Based on our preliminary discussions with an importer of these types of souvenir items, we estimate selling this merchandise at a 300% - 600% retail markup, depending on the particular item.

While the required level of inventory may vary from location to location, we estimate that our initial location in St. Maarten, Dutch West Indies will require an initial inventory of $17,000.  This will be comprised of $10,000 in food and perishables, $4,000 in liquor, and $3,000 in merchandise.  Food and liquor inventory will be replenished once or twice a week, depending on sales volumes, and merchandise every two months due to the longer lead time because it will be imported from China.

St. Maarten, Dutch West Indies Restaurant

On June 25, 2014 Blue Water announced the building site of its first Blue Water Bar & Grill™, which is currently under development in St. Maarten, D.W.I.  The beachfront building site is located in the pristine eco-friendly Indigo Bay development and is the second restaurant approved for beachfront construction.  The first Indigo Bay restaurant, Kokomo, opened in December 2013 and has been a tremendous success to date.  For more information visit their respective websites at www.indigo-bay.com and www.kokomo-sxm.com.

Key elements to the design and site location include:

•

Blue Water's building site (Lot #L04) measures approximately 1,552 square meters (16,706 square feet) and is located on a picturesque white sand beach.

•

This Blue Water Bar & Grill™ location will feature a large, open-aired tiki roof, swimming pool with swim up bar stools, two fire pits, and beach and pool lounge chairs with full drink and food service.

•

The restaurant's foot print measures approximately 415 square meters (4,467 square feet) and seats up to 203 people:

•

98 under the main tiki roof, 64 under tropical cover, 26 at the bar, and 15 at the swim up bar.

•

Indigo Bay is an eco-friendly commercial and residential development encompassing approximately 150 acres of lush tropical and beachfront land.

•

Indigo Bay is St. Maarten's newest and closest attraction to the Port of St. Maarten and is just a quick ride by water taxi for cruise ship passengers.

•

Approximate GPS coordinates: 18⁰01'17.5 North and 63⁰04'33 West.

ENTRANCE
KITCHEN
SHOP
TOILET
RESTAURANT
BAR
POOL

WORKING DRAWINGS

A-01

Subject

SITE PLAN

Date 28-10-2014

Scale / size 1:100 A2

Blue water Bar & Grill

INDIGO BAY ESTATES - SINT MAARTEN

ANOTHER ARD PRODUCTION

Architecture + Urban design

A: Buncamper rd 4 Philipsburg Sint Maarten M: +1721 5237170 W: aaproduction.org E: info@aaproduction.org

BLUE WATER
BAR & GRILL

ENTRANCE FACADE

BEACH FACADE

PRESENTATION DRAWINGS

A-02

Subject

ELEVATIONS

Date 28-10-2014

Scale / size 1:100 A2

Blue water Bar & Grill

INDIGO BAY ESTATES - SINT MAARTEN

ANOTHER ARD PRODUCTION
Architecture + Urban design
A: Buncamper rd 4 Philipsburg Sint Maarten M: +1721 5237170 W: aaproduction.org E: info@aaproduction.org

On September 9, 2014 a formal application for the necessary building permits was submitted to the St. Maarten, Dutch West Indies government, which included a complete set of architectural and engineering drawings.  As of November 13, 2014, the St. Maarten government was still reviewing this application and associated drawings.

Further, on September 30, 2014, formal bidding packages were sent out to qualified general contractors on the island of St. Maarten.  We anticipate having formal bids from at least three general contractors returned to us in November 2014.

Keys for Success

To better achieve our business objectives and successfully compete with other restaurants, we have developed the following focal points and strategies we anticipate implementing in all of our future restaurants:

Create a Fun, Energetic, Destination Drinking and Dining Experience.  We wish to create and promote a fun and socially open atmosphere whereby our customers can, if they choose to do so, openly interact with one another.  Topics of discussion and frequent interest will often center around where each other is from, what activities have they done while on the island, and giving and receiving recommendations for future activities while on the island; sometimes the floor and bar staff will participate in these discussions and offer their own words of advice.  We intend to accomplish this by utilizing sectional floor and foot traffic planning, whereby the bar area will promote social interaction among customers, a stage area will feature local live entertainment performers to create a lively and festive atmosphere, and more intimate dining tables will be located further in the back to provide separation for those who just wish to dine alone and enjoy the island atmosphere.  We believe that if we are successful at achieving this goal, new customers – tourists, “local” ex-patriots and native locals alike – will become repeat, or “regular”, customers and subsequently promote the restaurant by word-of-mouth to their friends and family.

Distinctive Concept.  In each restaurant we wish to create a fun and consistent experience for our customers centered around our full bar service, dining offerings, and daily entertainment.  The restaurant’s concept will be carried throughout our customers’ entire visit and will involve all aspects of the experience, including the exterior design of the building, interior layout and decorum, employee greetings and uniforms, specialty drinks and menu items, and fun and creative souvenirs such as interestingly shaped drink glasses and bright and flamboyant t-shirts that can remind the customer of their vacation or make an excellent gift for someone back home.

Comfortable Adult Atmosphere.  Our restaurants will be primarily adult orientated.  While children will be welcomed during daytime hours as long as they are accompanied by a responsible adult at all times during their visit, no one under 21 years of age (or the minimum legal drinking age as established by statute) will be allowed into our restaurants after 10pm.  We believe that this policy will help maintain a fun and relaxed atmosphere that appeals to adult customers, and will help attract groups such as private parties and business organizations.

High Standard of Customer Service.  Because service is one the key areas restaurants differentiate themselves from one another – and a constant source of either compliments or complaints from customers – we intend to foster a high level of customer service among our employees, ranging from the general manager to the greeters, through intense training (cross training for all manager level employees and a one-week training course, complete with required testing on all food and drink offerings, operational procedures, and computer checkout for all other employees), constant monitoring (from the on-duty manager and surprise visits from “secret shoppers”), and emphasizing consideration of our customers first and foremost in all decisions.  From the moment a customer walks into the front door, we want them to experience a high level of guest service provided by a knowledgeable, energetic staff.  Bar tenders will be required to be able to free pour simultaneously from multiple liquor bottles and perform “flare” techniques (flipping, tossing, and twirling of liquor bottles) for our customers’ entertainment; greeters and servers will be required to introduce customers to the concept, explain the drink and entree menus and daily specials, and generally set the stage for a fun and memorable experience for them.

Provide Dining Value.  We believe that our restaurants should provide our customers with interesting, high quality, and generously portioned (covering the entire plate) menu items that are aesthetically appealing and result in the customer leaving fully satisfied.  Complementing the dining aspect, we intend to offer the customer a unique variety of original drinks, each designed to perpetuate and immerse the customer in the restaurant’s overall concept.  It is our goal to generate at least a US$28 average check per guest, inclusive of food and drinks.  We estimate that our overall gross sales will be comprised of 65% food and 35% drinks.  We anticipate achieving and maintaining a 30% food cost and 18% liquor cost, which relates to our actual cost of the product compared to the gross revenue the product generates.  For example, if we sold a fish entree for $20 our actual cost would be $6 and our gross profit would be $14.  Prices for entrees will start at around $12 for a hamburger and rise to $42 for a prime rib steak dinner; prices for drinks will start at $3 for beer, $6 for basic well mixed drinks, and $8 for specialty drinks.  These price points are competitive with the existing restaurants our management team has scouted in the Simpson Bay area of St. Maarten, Dutch West Indies, where we intend to open our first Blue Water Bar & Grill™ that will cater to the tourist and local ex-patriot alike.

It is important to note that although we aspire to operate at or below the above food and liquor costs, we cannot guarantee that we will ever achieve such food or liquor costs or, if achieved, will be able to maintain them.

Operations and Management

Our ability to effectively manage an operation including high volume restaurants (annual gross sales of US$1,000,000 or more) with live entertainment offerings is critical to our overall success.  In order to maintain quality and consistency at each of our future restaurants we must carefully train and properly supervise our personnel and the establishment of, and adherence to, high standards relating to personnel performance, food and beverage preparation, entertainment productions and equipment, and maintenance of the restaurant facilities.  We believe our current management is capable of overseeing our planned growth over the next two years.  While staffing levels will vary from restaurant to restaurant depending on actual sales volumes, we anticipate our typical restaurant management staff to be comprised of a general manager, a kitchen manager (who also serves as the head chef) and a bar manager (who also serves as the head bartender); the kitchen manager and bar manager will also act as assistant general managers when the general manager is off-duty and will receive a slightly higher base salary compared to our other chefs and bartenders to compensate for their added responsibilities.

Recruiting.  We will actively recruit and select individuals who share our passion for customer service.  Our selection process includes testing and multiple interviews to aid in the selection of new employees, regardless of their prospective position.  We will offer a competitive compensation plan to our managers that includes a base salary, bonuses for achieving performance objectives, and possibly incentive stock options once they have worked for us for at least one full year.  For example, the general manager in our initial Blue Water Bar & Grill™ restaurant will most likely be offered a base salary of $1,500 a month, plus up to $1,000 a month in additional performance incentives for achieving minimum gross sales and exceeding the minimum targeted food, liquor, and labor costs, as determined by our executive management team.  In addition, all employees are entitled to discount meals at any of our future restaurants.

Training.  We believe that proper training is the key to exceptional customer service.  Each new management hire will go through an extensive training program, which will include cross-training in all management duties.  All non-management new hires will go through a standard training program where they will learn and be tested on all of our food and drink offerings, operational procedures, and our point-of-sale (POS) computer system.

Management Information Systems (MIS).  All of our future restaurants will be equipped with a variety of integrated management information systems.  These systems will include an easy-to-use point-of-sale (POS) computer system which facilitates the movement of customer food and drink orders between the customer areas and kitchen and bar operations, controls cash, handles credit card authorizations, keeps track of sales on a per employee basis for incentive awards purposes, and provides on-site and executive level management with real-time sales and inventory data.  Additionally, we intend to implement a centralized accounting system that will include a food cost program and a labor scheduling and tracking program.  Physical inventories of food and drink items will be performed on a weekly basis.  Further, daily, weekly, and monthly financial information will be provided to executive level management for analysis and comparison to our budget and to comparable restaurants.  By closely monitoring each restaurant’s gross sales, cost of sales, labor, and other cost trends we will be better able to control our costs, inventory levels, and identify problems with individual operations, if any, early on.

Secret Shopper.  Because we believe exceptional customer service is paramount to our success, we intend to implement a “secret shopper” program to monitor the quality control at all of our future restaurants.  Secret shoppers are independent persons who test the quality of our food, drink, and service as paying customers without the knowledge of the restaurant’s management or employees.  Secret shoppers then report their unbiased experiences to our executive level management.

Blue Water Premium Rums

Through its wholly-owned subsidiary, Blue Water Beverage Brands, Ltd., Blue Water has developed a line of premium rums that will be produced and bottled in the Dominican Republic.  These rums will be sold through Blue Water’s restaurants as well as other third-party retail locations.  Blue Water will launch the first two rums – its flagship Blue Water Ultra Premium Rum™ and aged spiced Blue Water Caribbean Gold™ Premium Rum – in St. Maarten, D.W.I.  Blue Water intends to expand these brands in 2015 through distribution channels into the neighboring islands, including the exclusive and influential St. Barts, French West Indies and Anguilla, British West Indies.  Blue Water will continue expanding these brands throughout the Caribbean Region and, ultimately, export them into the United States as early as 2016.

Blue Water Ultra Premium Rum™

Made in the Dominican Republic and steeped in time honored elite Caribbean rum making tradition dating back to the eighteenth century, Blue Water Ultra Premium Rum™ is distilled from pure sugarcane harvested at the pinnacle of freshness and carefully crafted by a maestro ronero (master rum-maker).  Through our dedication to tradition and our commitment to exceptional quality comes an ultra premium rum of unparalleled smoothness and distinctive taste that can be experienced neat, on the rocks, or in your favorite cocktail.

Blue Water Ultra Premium Rum™ is 40% alcohol/volume (80 proof).

Blue Water Caribbean Gold™ Premium Rum

Crafted in the Dominican Republic – claimed by Christopher Columbus in 1492 and the birthplace of Europe’s quest for Caribbean treasure and riches – comes a gold spiced rum able to satisfy even the most ruthless pirate and noble conquistador.  Carefully blended using centuries old rum making techniques, Blue Water Caribbean Gold Rum™ obtains its pure color and sweet undertones from aging three years in oak barrels before being delicately infused with natural spices making it a true Caribbean spiced rum of unforgettable taste that can be enjoyed neat, on the rocks, or in your favorite cocktail.

Blue Water Caribbean Gold™ Premium Rum is 35% alcohol/volume (70 proof).

As of November 13, 2014 the initial production run of Blue Water’s premium rums was underway.  The initial bottle inventory comprised of 13,167 bottles of our Blue Water Ultra Premium Rum™ and 5,781 bottles of our Blue Water Caribbean Gold™ Premium Rum was shipped from our Chinese bottle manufacturer on October 21, 2014.  It is estimated the ocean transit time to our bottler in Santo Domingo, Dominican Republic will be approximately 45 – 50 days.

Strategic Alliances and Investment Holdings

On June 21, 2013 Blue Water entered into a Strategic Alliance Agreement with Taurus Financial Partners, LLC (“Taurus”).  Under this Strategic Alliance Agreement Blue Water was granted the exclusive right to participate in Taurus’s future Registered Spin-Off transactions.

In a typical Registered Spin-Off transaction, Blue Water will acquire between 15 – 20% of an operating business that is in the process of “going public” on the OTC Bulletin Board (“OTCBB”).  Taurus will then register these shares with the Securities and Exchange Commission (“SEC”).  Once Taurus has registered these shares with the SEC, Blue Water will “spin-off” a portion of them to its then stockholders in the form of a special stock dividend.

Blue Water anticipates participating in three or four of these transactions each fiscal year.  It is important to note that Blue Water’s President and Chief Executive Officer, J. Scott Sitra, is concurrently the President and Chief Executive Officer of Taurus.

Stream Flow Media, Inc.

On December 2, 2013 Blue Water entered into the first of these types of transactions under this Strategic Alliance Agreement with Stream Flow Media, Inc., a Colorado corporation (“Stream Flow”).  As per the terms of this transaction, Stream Flow issued 20,000,000 shares of its common stock, $0.001 par value, to Blue Water, which represents approximately 20% of Stream Flow’s issued and outstanding shares of common stock as of November 13, 2014 in return for Blue Water agreeing to pay all of Stream Flow’s expenses related to obtaining a listing on the OTCBB.

Stream Flow is presently in the process of preparing and filing its Form 15c2-11 with FINRA, the second step in obtaining a listing on the OTCBB.  Once Stream Flow obtains its listing on the OTCBB, and upon approval by both the SEC and FINRA, Blue Water will issue a special one-time stock dividend of approximately 25%, or 5,000,000, of its Stream Flow shares to its then shareholders.  The remaining Stream Flow shares will be sold by Blue Water over an 18-24 month period with the net proceeds going towards financing new units of its Blue Water Bar & Grill™ restaurant concept.

Blue Water accounts for its Stream Flow shares as Available-For-Sale (AFS) securities that are valued at fair value.  Changes in fair value are recorded in the financial statements as an unrealized gain (loss) under Other Comprehensive Income (OCI).

As of September 30, 2014, Blue Water had accumulated $-0- in investment costs related to the Stream Flow shares and there were no observable inputs for a fair valuation.  Accordingly, Blue Water carried the Stream Flow shares at a $-0- valuation on the balance sheet for the period.

Next Level Hockey, LLC

On September 5, 2014, and under this Strategic Alliance Agreement, Blue Water entered into a definitive agreement with Next Level Hockey, LLC (“Next Level”), a New Jersey limited liability company.  The following is a summary of the terms of this transaction:

•

The Next Level transaction will essentially mirror Blue Water’s December 2013 investment in Stream Flow Media, Inc.

•

Blue Water will own a net 15% equity interest in Next Level when it goes public on the OTCBB

•

Next Level anticipates filing its initial Registration Statement on Form S-1 with the SEC in Q1 2015

•

Next Level anticipates applying for a listing on the OTCBB in Summer 2015

Investment Agreement and Registration Rights Agreement with Dutchess

We entered an Investment Agreement with Dutchess Opportunity Fund, II, LP (“Dutchess”) on September 16, 2013 (“Investment Agreement”).  Pursuant to the Investment Agreement, Dutchess is irrevocably committed to purchase up to $5,000,000 of our common stock over the course of 36 months (“Equity Line”).  The aggregate number of shares issuable by us and purchasable by Dutchess under the Investment Agreement is limited by the dollar amount sold, in this instance no more than $5,000,000, and will depend upon the trading price of our shares.

We may draw on the Equity Line from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement.  The maximum amount that we are entitled to put in any one notice is the greater of (i) 200% of the average daily volume (U.S. market only) (“ADV”) of the common stock for the three (3) trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days or (ii) $100,000. The purchase price shall be set at 95% of the lowest daily volume weighted average price (“VWAP”) of our common stock during the five (5) consecutive trading days beginning on the date of the put (“Pricing Period”).  However, if, on any trading day during a Pricing Period, the daily volume weighted average price of the common stock is lower than the floor price specified by us in the put notice, then we must withdraw that portion of the put amount for each such trading day during the Pricing Period, with only the balance of such put amount above the minimum acceptable price being put to Dutchess.  There are put restrictions applied on days between the put notice date and the closing date with respect to each particular put.  During such time, we are not entitled to deliver another put notice.

Blue Water paid Dutchess a one-time document preparation fee of $15,000.  There are no fees or commissions due to Dutchess at the time of any puts made under the Equity Line.

On June 10, 2014 Blue Water terminated the Investment Agreement with Dutchess and subsequently withdrew its effective registration statement with the SEC.

Blue Water received aggregate net proceeds of $42,064, or approximately $0.01 a share, from the sale of 4,174,963 registered shares of our common stock under the Dutchess Investment Agreement during the term of this agreement.

2014 Planned Capital Expenditures and Milestones

The following planned capital expenditures and milestones are based on estimates made by our management team.  The working capital requirements and the projected milestones are approximations and are subject to adjustments.  Our initial 2014 baseline budget is based on receiving financing of at least $900,000 over the course of the fiscal year ending December 31, 2014, which will enable us to undertake the following planned capital expenditures and achieve the proposed milestones.

We have engaged Madison Park Advisors, LLC, manager of the Madison Park Investment Fund, to provide sufficient capital for our planned 2014 capital expenditures and do not have any alternative sources of financing secured.  Although we believe the Madison Park Advisors will provide for our planned capital expenditures as agreed upon, we cannot provide any assurances that we will receive a sufficient amount of funding from them in a timely manner to meet the following planned capital expenditures.  As such, we are continuing to have discussions and explore alternative methods and sources of financing.

Planned 2014 Capital Expenditures

Based on generating a minimum of $900,000 in new financing during the fiscal year ending December 31, 2014, we anticipate allocating the capital as follows:

Planned Capital Expenditure	Amount ($)

Restaurant Development and Construction	$500,000
Initial Inventory and Launching of Blue Water Ultra Premium Rum™ and Blue Water Caribbean Gold™ Premium Rum	200,000
SEC Filing and Compliance	75,000
Legal and Consulting	35,000
Engineering and Architectural Consulting	50,000
Location Scouting and Surveying	15,000
General Operations and Working Capital	25,000
Total	$900,000

Proposed 2014 Milestones

During the course of the fiscal year ending December 31, 2014, and provided we are successful at raising sufficient capital to meet our primary objectives, we anticipate achieving the following quarterly milestones:

First Quarter Ending March 31, 2014

o

Finalize the Blue Water Bar & Grill™ Restaurant Location in St. Maarten, Dutch West Indies
(Indigo Bay, St. Maarten: www.indigo-bay.com)

o

Commence necessary engineering and architectural drawings and approvals for the St. Maarten restaurant
(Retained Another Ard Production on February 27, 2014)

o

File a Registration Statement on Form S-1 for Stream Flow Media, Inc. (“Stream Flow”) initiating the “going public” process
(Filed with the SEC on March 11, 2014; declared “effective” on July 7, 2014)

Second Quarter Ending June 30, 2014

o

Secure second spin-off candidate (e.g. Stream Flow Media, Inc.) (Next Level Hockey, LLC)

Third Quarter Ending September 30, 2014

o

Conclude the necessary engineering and architectural drawings and approvals for the St. Maarten restaurant (Submitted for Building Permit Approval on September 9, 2014)

o

Launch the Blue Water Rums Website (www.bluewaterrum.com) (Under Development)

o

File a Form 15c2-11 to enable Stream Flow’s Common Stock to trade on the OTCBB (Being Prepared by Legal)

Fourth Quarter Ending December 31, 2014

o

Officially launch the Blue Water Ultra Premium Rum™ and Blue Water Caribbean Gold™ Premium Rum brands in St. Maarten, Dutch West Indies (In Production)

o

Launch the Blue Water Bar & Grill™ website (www.bluewaterbar.com) (Under Development)

o

Obtain FINRA approval for Stream Flow’s OTCBB listing and commence trading

o

Obtain the necessary building permits and commence construction on the flagship Blue Water Bar & Grill™ in St. Maarten, Dutch West Indies (Approval Pending)

o

Secure third spin-off candidate (e.g. Stream Flow Media, Inc.)

Planned 2015 Capital Expenditures

Based on generating a minimum of $1.5 million in new financing during the fiscal year ending December 31, 2015, we anticipate allocating the capital as follows:

Planned Capital Expenditure	Amount ($)

Aruba Restaurant Development and Construction	$650,000
Expand rum inventories and marketing efforts to include third premium rum and two sizes of bottles (1 liter and 750ml)	500,000
SEC Filing and Compliance	125,000
Legal and Consulting	75,000
Engineering and Architectural Consulting	50,000
Location Scouting and Surveying	15,000
General Operations and Working Capital	85,000
Total	$1,500,000

Proposed 2015 Milestones

First Quarter Ending March 31, 2015

o

Open the flagship Blue Water Bar & Grill™ in St. Maarten, D.W.I.

o

Market and promote the St. Maarten Blue Water Bar & Grill™ brand

o

Begin scouting for a suitable Blue Water Bar & Grill™ location in Aruba, Dutch West Indies

o

File a Registration Statement on Form S-1 for Next Level Hockey, LLC (“Next Level”) initiating the “going public” process

o

File a Registration Statement on Form S-1 for third spin-off candidate initiating the “going public” process

o

Expand rum distribution to St. Bart’s, French West Indies and Anguilla, British West Indies

Second Quarter Ending June 30, 2015

o

Finalize the Blue Water Bar & Grill™ restaurant location in Aruba, Dutch West Indies

o

Commence necessary engineering and architectural drawings and approvals for the Aruba restaurant

o

Launch third premium rum

o

Enter premium rums into Spring rum competitions

o

File a Form 15c2-11 to enable Next Level’s Common Stock to trade on the OTCBB

o

File a Form 15c2-11 to enable third spin-off candidate’s Common Stock to trade on the OTCBB

Third Quarter Ending September 30, 2015

o

Commence construction of the Blue Water Bar & Grill™ restaurant in Aruba, Dutch West Indies

o

Obtain FINRA approval for Next Level’s OTCBB listing and commence trading

o

Obtain FINRA approval for Stream Flow’s OTCBB listing and commence trading

Fourth Quarter Ending December 31, 2015

o

Open the Blue Water Bar & Grill™ restaurant in Aruba, Dutch West Indies

o

Begin scouting for a suitable Blue Water Bar & Grill™ location in Nassau, Bahamas

o

Execute a Distribution Agreement to export and distribute Blue Water’s premium rums in the United States

Long-Term Plan (5 Years)

Blue Water Bar & Grill™

Over the next five years we plan to focus on a disciplined growth strategy of opening one new Blue Water Bar & Grill™ restaurant each year.  Aside from the Blue Water Bar & Grill™ currently under development in St. Maarten, Dutch West Indies, we have also identified the following Caribbean islands we intend to eventually open a Blue Water Bar & Grill™ restaurant:

•

Aruba, Dutch West Indies;

•

Nassau, Bahamas;

•

Cozumel, Mexico;

•

Grand Cayman; and

•

Barbados.

We estimate that we will need to raise an aggregate of between $4 - $5 million to open the proposed restaurants on each of the listed Caribbean islands.  This capital will most likely be raised through the sales of additional equity securities, which will have a dilutive effect on existing shareholders.

Distilled Spirits

Following the planned launch of the Blue Water Ultra Premium Rum™ and Blue Water Caribbean Gold™ Premium Rum brands in St. Maarten, Dutch West Indies in Q4 2014.  Blue Water intends to expand these brands in 2015 through distribution agreements into the neighboring islands, including the exclusive and influential St. Barts, French West Indies and Anguilla, British West Indies.  Blue Water will continue expanding these brands throughout the Caribbean Region and, ultimately, export them into the United States as early as 2016.

In addition to the Blue Water Ultra Premium Rum™ and Blue Water Caribbean Gold™ Premium Rum brands, Blue Water is presently working with its Dominican Republic based producer and bottler to expand its product line premium rums.  These rums, along with other similar products, will be introduced and made available to consumers in the future.

Sales and Marketing

Our marketing strategy is aimed at attracting new customers through both traditional and creative avenues.  We intend to focus on building a reputation among local customers (those living on the island) while directing our marketing efforts toward tourists staying on the island or visiting for the day on a cruise ship.  We intend to accomplish this through:

•

Grand opening promotions;

•

Traditional paid advertising (e.g. radio, television, newspaper, etc.);

•

Free media exposure (e.g. hosting charity events, food reviews, etc.); and

•

Working directly with tourism bureau representatives and transportation representatives (taxi association, bus association, day sail and charter businesses, etc.).

When opening a new Blue Water Bar & Grill™ restaurant we intend to host grand opening parties for local leaders, media personalities, hospitality employees such as resort and hotel staff, and tourism bureau representatives (inclusive of cruise ship industry representatives and hotel/resort industry representatives).  Our goal with courting these groups is to introduce them to our concept and court them to refer new customers to our restaurants and provide us with free future media exposure.

Afterwards we will sustain awareness through more traditional marketing methods, including radio and television spots, newspaper ads, billboards and road signs, and resort and hotel concierge promotional cards and discount coupons.

If our strategy is successful it will lead to “word of mouth” referrals, which is our ultimate goal.  This is accomplished by providing our customers with consistently excellent service and quality food and drinks.

While we do not have a fixed marketing budget, we do anticipate launching each new restaurant with a marketing blitz campaign and tapering it down to less than 5% of the restaurant’s annual gross sales once it is sufficiently established with regular and recurring revenue.

Financing

We estimate that we will need to generate at least an additional $500,000 in aggregate financing in order to meet our planned 2014 capital expenditures, which includes opening our first Blue Water Bar & Grill™ in St. Maarten, Dutch West Indies, and an additional $1.5 million in additional financing in order to meet our planned 2015 capital expenditures.  Further, in order to proceed with our long-term plans, we anticipate that we will need to generate at least between $4 and $5 million in additional long-term financing.

Madison Park Advisors Engagement

On July 21, 2014, Blue Water entered into an engagement with Madison Park Advisors, LLC, a New York investment advisory firm that also manages the Madison Park Investment Fund, to provide the completion capital for the St. Maarten, Dutch West Indies Blue Water Bar & Grill™ currently under development.

This offering was prepared with the assistance of Madison Park Advisors.  We anticipate that the funds raised through this offering should satisfy our remaining planned 2014 capital expenditures, as well as provide for a significant portion of our planned 2015 capital expenditures.  However, because this is a “best efforts” offering, we cannot offer any assurances that we will generate sufficient financing, if any, from this offering or be able to undertake any of these planned capital expenditures.

Additional Sources of Long-Term Financing

Currently we are exploring various sources of additional long-term financing.  However, it is important to note that other than our engagement with Madison Park Advisors we presently do not have any material arrangements for this additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Future equity financing, if ever available, could result in additional and potentially substantial dilution to existing shareholders.

Government Regulation

The restaurant industry is subject to many various laws which directly affect our organization and planned operations.  Each restaurant we open must comply with various licensing requirements and regulations by a number of governmental authorities, which typically include health, safety and fire authorities in the municipality where our restaurant is located.  The development and operation of a successful restaurant depends upon selecting and acquiring a suitable location, which is normally subject to zoning, land use, environmental, traffic, and other regulations.  Further, our operations will also be subject to various laws governing such matters as wages, health insurance requirements, working conditions, citizenship and work permit requirements, and mandatory overtime pay, all of which will directly affect our labor costs.

Additionally, because we anticipate a significant portion of our revenue to be generated from the sale of alcoholic beverages, we must comply with any and all regulations governing their sale.  Typically this requires the proper licensing at each restaurant location (in many cases it needs to be renewed on an annual basis).  Such licenses may be revoked or suspended for cause at any time.  These regulations often relate to many aspects of the restaurant, including the minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, and storage and dispensing of alcoholic beverages.   The failure of any of our future restaurants to obtain and retain such a license would limit its ability to generate sufficient revenues to achieve profitability at that particular location, which could subsequently impact our business’s overall revenues and ability to achieve (and if achieved, maintain) profitability.

Compliance with Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Research and Development Expenditures

We have not incurred any research or development expenditures since our inception on March 3, 2011.

Patents and Trademarks

We are presently using the following trademarks and service marks:

•

“Blue Water Bar & Grill”;

•

“Blue Water Ultra Premium Rum”;

•

“Blue Water Caribbean Gold”;

•

“Perfectly Caribbean”; and

•

“Authentic. Pure. Caribbean.”

Property and Equipment

Our principal executive offices are located at 202 Osmanthus Way, Canton, GA  30114.  This office space is being provided to us by our Vice President, Michael Hume, free of charge.

We do not hold ownership or leasehold interest in any property or equipment.

Executive Offices and Telephone Number

Our executive office and main telephone number is currently:

202 Osmanthus Way

Canton, GA  30114

Tel: (949) 264-1475

Fax: (949) 607-4052

www.bluewaterglobalgroup.com

This space is provided to us free of charge by Michael Hume, our Vice President.  If Mr. Hume decides to no longer allow us access to this office space in the future it would force us to seek outside office space elsewhere, potentially at a very high cost.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of November 13, 2014 are as follows:

Name	Age	Position

J. Scott Sitra	42	President, Chief Executive Officer, Treasurer, Secretary, and Director (Principal Executive Officer and Sole Director)
Michael Hume	43	Vice President

Our Board of Directors is comprised of only one class of director.  Each director is elected to hold office until the next annual meeting of shareholders and until his successor has been elected and qualified.  Officers are elected annually by the Board of Directors and hold office until successors are duly elected and qualified.  There are no arrangements, agreements, or understandings between non-management shareholders and management under which non-management shareholders may, directly or indirectly, participate in or influence the management of our business affairs.  The following is a brief account of the business experience of each of our directors and executive officers.  There is no family relationship between any director or executive officer.

J. Scott Sitra, has served as our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and member of our Board of Directors since June 2013.  He concurrently serves as the President and Chief Executive Officer of Taurus Financial Partners, LLC (“Taurus”), an international management and financial consulting firm specializing in assisting small and promising businesses with obtaining and maintaining a public listing on the OTC Bulletin Board (OTCBB).  Mr. Sitra founded Taurus in February 2010.

Before starting Taurus, Mr. Sitra worked as an independent consultant advising early stage businesses on various matters relating to business finance and how to obtain a public listing on a US exchange.  Prior to being an independent consultant, Mr. Sitra served in varying capacities, including as an executive officer and a member of the board of directors, to several private and public entities.  He has actively participated in the successful growth and development of several private and public entities within a multitude of industries, including high technology, oil and gas exploration, marketing and retailing, food and beverage, and publishing.

Mr. Sitra is not currently an officer or director of any other reporting company.  Mr. Sitra presently devotes approximately 80%, or 35 to 45 hours per week, of his business time to our affairs.

Michael Hume, is one of our co-founders and has served as our President, Chief Executive Officer and as a Director since our inception on March 3, 2011 and has served as our Treasurer and Secretary since January 2013, when he became our sole officer and director.  Mr. Hume brings to us over 18 years of sales, management, and promotional experience within the restaurant industry.  Concurrently with his duties at Blue Water, Mr. Hume is the General Manager of Hooter’s Restaurant in Atlanta, Georgia, a position he has held since October 2013.  Prior to joining Hooter’s, Mr. Hume was the General Manager of The Arena Tavern in Duluth, Georgia, a restaurant he helped develop and launch in April 2009.  Prior to opening The Arena Tavern and starting in August 2007 Mr. Hume was involved in the opening and development of The Hudson Grille chain of restaurants in the Atlanta, Georgia area which was comprised of 14 restaurants companywide.  Between August 2005 and April 2007 Mr. Hume served as the Treasurer and Secretary of Premier Development & Investment, Inc., a publicly traded company, and was the General Manager of its wholly-owned Player’s Grille, Inc. subsidiary starting in August 2004.  Mr. Hume attended the University of South Florida in Tampa, Florida between 1993 and 1997.

Mr. Hume is not currently an officer or director of any other reporting company.  Mr. Hume presently devotes approximately 25%, or 10 to 15 hours per week, of his business time to our affairs.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committee of our Board of Directors.  As such, our entire Board of Directors acts as our audit committee.

Audit Committee Financial Expert

Our Board of Directors does not currently have any member who qualifies as an audit committee financial expert.  We believe that the cost of retaining such a financial expert at this time is prohibitive.  Further, because we are in the start-up stage of our business operations, we believe the services of an audit committee financial expert are not necessary at this time.

Involvement in Legal Proceedings

None of our officers or directors – past or present – have appeared as a party during the past ten (10) years in any legal proceedings that may bear on their ability or integrity to serve as an officer or director of Blue Water.

Information Concerning Non-Director Executive Officers

Michael Hume is not a director of Blue Water.  Mr. Hume did serve as a director for Blue Water from its inception on March 3, 2011 through June 2013 when he voluntarily resigned.  Mr. Hume continues to work in an executive officer capacity and presently is Blue Water’s Vice President.  In the future, when Blue Water has secured sufficient financing and Mr. Hume can devote more time to Blue Water’s business, he may consider rejoining Blue Water’s Board of Directors.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers.

Potential Conflict of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors.  Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, including their own, and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our officers or directors.

Board of Director’s Role in Risk Oversight

The Board of Directors assesses on an ongoing basis the risks faced by Blue Water.  These risks include financial, technological, competitive, and operational risks.  The Board dedicates time at each of its meetings to review and consider the relevant risks faced at that time.  In addition, since Blue Water does not have an Audit Committee, the Board of Directors is also responsible for the assessment and oversight of Blue Water’s financial risk exposures.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers from inception on March 3, 2011 through December 31, 2013.  Our fiscal year end is December 31.  No cash compensation has been paid to our officers from inception on March 3, 2011 through September 30, 2014.  We have no plans to begin paying our officers any cash compensation during the current fiscal year ending December 31, 2014.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value & Nonqual-ified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Totals ($)

J. Scott Sitra, President, CEO, Treasurer, Secretary, Director (1)	2014 2013	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-
Michael Hume, Vice President (2)	2014 2013 2012 2011	-0- -0- -0- -0-	-0- -0- -0- -0-	-0- -0- -0- -0-	-0- -0- -0- -0-	-0- -0- -0- -0-	-0- -0- -0- -0-	-0- -0- -0- -0-	-0- -0- -0- -0-

(1)

Mr. Sitra joined Blue Water on June 14, 2013 and has not received any form of compensation as of the date of this prospectus.

(2)

Michael Hume received 6,000,000 shares of our common stock on March 3, 2011.  These shares were issued as Founder’s Shares, which are recorded with a net valuation of $-0-.

The following table sets forth information with respect to compensation paid by us to our directors from inception on March 3, 2011 through September 30, 2014.  Our fiscal year end is December 31.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)

J. Scott Sitra (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Michael Hume (2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)

J. Scott Sitra joined Blue Water’s Board of Directors on June 14, 2013.  As of the date of this prospectus Mr. Sitra has not received any form of compensation for serving on the Board of Directors.

(2)

Michael Hume joined Blue Water’s Board of Directors on March 3, 2011 (inception) and served as a director until June 2013.  Mr. Hume continues serving Blue Water in an executive officer capacity as a Vice President.

All compensation received by our officers and directors has been disclosed.  There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors, past or present.

Employment Agreements

We have not entered into any employment agreements with any of our officers or directors.  As of March 25, 2014 we had no employees other than those listed above.  All future employment arrangements are subject to the discretion of our Board of Directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Officer Compensation

Michael Hume received 6,000,000 shares of our shares of our common stock as compensation for his services on March 3, 2011.  These shares were issued as Founder’s Shares, which were recorded with a net valuation of $-0-.  We have no plans to begin paying our current officer any cash compensation during the current fiscal year ending December 31, 2014.

Director Compensation

We have no plans to begin paying our directors any cash compensation until our business becomes operationally profitable.  We may, however, reimburse our directors for any out-of-pocket travel and lodging expenses associated with their attendance of Board meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership as of November 13, 2014 by (i) each named executive officer, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of any class of our common stock, and (iv) all of our executive officers and directors as a group.  Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person.

As of November 13, 2014, we had 126,206,213 shares of common stock issued and outstanding and 150,000 shares of Series A Preferred Stock issued and outstanding.

Name of Beneficial Owner	Shares of Common Stock	Percentage of Class (Common)	Shares of Preferred Stock	Percentage of Class (Preferred)

Officers and Directors
J. Scott Sitra, President, CEO, Treasurer, Secretary, and Director (1)	1,000,000	*	-0-	0%
Michael Hume, Vice President	1,000,000	*	-0-	0%

All officers and directors as a group (2 person)	2,000,000	*	-0-	0%

Five Percent Stockholders
Taurus Financial Partners, LLC (2)	16,000,000	12.7%	150,000	100%

* Less than 1%

(1)

Does not include 16,000,000 shares of our common stock or 150,000 shares of our Series A Preferred Stock held by Taurus Financial Partners, LLC (“Taurus”), a company Mr. Sitra concurrently serves as its President and Chief Executive Officer.  Mr. Sitra has dispositive control over Taurus’s Blue Water shares.

(2)

Taurus received 5,000,000 shares of our common stock valued at $50,000, or $0.01 a share, on March 3, 2011 in consideration of its services of assisting with the creation and early development of our business, including incorporation and formation assistance, preparation of a prospectus and related registration statement on Form S-1, and continued EDGAR filing support and services.  Further, on September 28, 2011, Taurus purchased an additional 700,000 shares of our common stock from Island Radio, Inc.  On July 25, 2013 Michael Hume transferred 10,900,000 shares of his holdings to Taurus.  On November 13, 2014 Taurus tendered 150,000,000 shares of our common stock in exchange for 150,000 shares of our Series A Preferred Stock.  Taking these events into consideration and Blue Water’s forward stock split effected on September 30, 2013, Taurus’s owned 16,000,000 shares of our common stock and 150,000 shares of our Series A Preferred Stock as of the date of this prospectus.  J. Scott Sitra, our President and Chief Executive Officer, is the sole owner and control person of Taurus.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have any authorized Equity Compensation Plans nor do we intend to establish any such plans during the fiscal year ending December 31, 2013.

Changes in Control

We are unaware of any contract or other arrangement that could result in a change of control of Blue Water.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorize us to issue up to 700,000,000 shares of common stock, $0.001 par value.  Each holder of our common stock is entitled to one (1) vote for each share held of record on all voting matters we present for a vote of stockholders, including the election of directors.  Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock.  All shares of our common stock are entitled to share equally in dividends from sources legally available when, and if, declared by our Board of Directors.

Our Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by the Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

In the event of our liquidation or dissolution, all shares of our common stock are entitled to share equally in our assets available for distribution to stockholders.  However, the rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that our Board of Directors may decide to issue in the future.

As of November 13, 2014, we had 126,206,213 shares of common stock issued and outstanding.

Preferred Stock

Our Articles of Incorporation authorize us to issue up to 5,000,000 shares of preferred stock, $0.001 par value.  Our Board of Directors is authorized, without further action by the shareholders, to issue shares of preferred stock and to fix the designations, number, rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms.  We believe that the Board of Directors’ power to set the terms of, and our ability to issue, preferred stock will provide flexibility in connection with possible financing or acquisition transactions in the future.  The issuance of preferred stock, however, could adversely affect the voting power of holders of common stock and decrease the amount of any liquidation distribution to such holders.  The presence of outstanding preferred stock could also have the effect of delaying, deterring or preventing a change in control of our company.

Series A Preferred Stock

On November 13, 2014 our Board of Directors authorized a class of preferred stock consisting of up to 1,000,000 shares and designated it Series A Preferred Stock.  The Series A Preferred Stock has the following terms and rights:

Rank.

The Series A Preferred Stock shall rank superior to all other class of the Corporation’s classes of stock, including common and other future classes of preferred stock, if any – now or hereafter issued – as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, including the payment of dividends.

Dividends.

The Series A Preferred Stock is eligible for all legal dividends as may be approved by the Corporation’s Board of Directors.  In the event a dividend is declared across multiple classes of stock, the amount of any dividend to be received by holders of the Series A Preferred Stock shall be calculated on a fully-diluted, pro-rata basis with the other classes of stock participating in said dividend.

Voting Rights.

Holders of the Series A Preferred Stock shall have the right to vote on any and all matters with holders of common stock (and other classes of preferred stock, if any) by aggregating votes into one (1) class of stock.  Each shares of Series A Preferred Stock shall have one-thousand (1,000) votes for any election or other vote placed before the shareholders of the Corporation, regardless if the vote is taken with or without a shareholders’ meeting.  Holders of the Series A Preferred Stock may not cumulate their votes in any voting matter.

Conversion.

After a minimum holding period of two (2) years from the date of issue, holders of shares of Series A Preferred Stock may, at their sole option, convert all or a portion of their holdings of Series A Preferred Stock into shares of the Corporation’s common stock at a ratio of one (1) share of Series A Preferred Stock for one-thousand (1,000) shares of common stock.  There is no requirement for holders to convert their holdings into shares of common stock.

Redemption by Corporation.

The Corporation has no redemption rights over the Series A Preferred Stock.

As of November 13, 2014, we had 150,000 shares of Series A Preferred Stock issued and outstanding.  No other classes of preferred stock have been authorized.

Holders of Record

As of November 13, 2014, we had 126,206,213 shares of our common stock issued and outstand held by approximately 47 stockholders of record; this figure does not include any shareholders electing to beneficially own their shares through nominees such their stock broker or other financial institution.  We had no shares of preferred stock issued and outstanding.

Dividend Policy

We have never declared or paid cash dividends.  We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on the common stock in the foreseeable future.  Any payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions and other factors deemed relevant by our directors.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our stock.

Outstanding Convertible Securities

Adar Bays, LLC Financing

On May 19, 2014, we entered into a Securities Purchase Agreement with Adar Bays, LLC, an accredited investor (“Adar Bays”), pursuant to which we issued Adar Bays two convertible notes.  The first note, due May 19, 2015 in the principal amount of $50,000 (“AB Note 1”), was issued in exchange for $50,000 in cash.  The second note, due May 19, 2015 in the principal amount of $50,000 (“AB Note 2” and, together with AB Note 1, the “AB Notes”), was issued in exchange for a full-recourse, collateralized promissory note from Adar Bays in the amount of $50,000 (“AB Payment Note”).  The AB Payment Note is due on January 15, 2015, unless we do not meet the current public information requirement pursuant to Rule 144, in which case both AB Note 2 and the AB Payment Note may be cancelled.  The AB Payment Note is secured by AB Note 1.

Interest on the AB Notes accrues at the rate of 8% per annum.  We are not required to make any payments on the AB Notes until maturity.  We have the right to repay the AB Notes at any time during the first six months of the notes at a rate of 125% of the unpaid principal amount during the first 90 days, 135% of the unpaid principal amount between days 91 and 150, and 145% of the unpaid principal amount between days 151 and 180.

Adar Bays may convert the outstanding principal on the AB Notes into shares of our common stock at the conversion price per share equal to 55% of the lowest daily closing bid with a 20 day look back immediately preceding and including the date of conversion.  There is no minimum conversion price.

The fair value of the embedded beneficial conversion feature resulted in a full discount of $50,000 to the AB Notes on the debt issuance date.  The discount will be amortized over the term of the note to interest expense using the straight line method which approximates the effective interest method.

As of September 30, 2014, the outstanding balance due on the AB Note 1 was $51,468, which includes $1,468 in accrued interest.  During the three months and nine months ended September 30, 2014 this note incurred $12,603 and $18,356, respectively, in amortization expenses that was recorded in the financial statements as interest expense.  Further, as of September 30, 2014, the remaining unamortized debt discount was $31,644.

LG Capital Funding, LLC

On May 19, 2014, we entered into a Securities Purchase Agreement with LG Capital Funding, LLC, an accredited investor (“LG Capital”), pursuant to which we issued LG Capital two convertible notes.  The first note, due May 19, 2015 in the principal amount of $100,000 (“LG Note 1”), was issued in exchange for $100,000 in cash.  The second note, due May 19, 2015 in the principal amount of $100,000 (“LG Note 2” and, together with LG Note 1, the “LG Notes”), was issued in exchange for a full-recourse, collateralized promissory note from LG Capital in the amount of $100,000 (“LG Payment Note”).  The LG Payment Note is due on January 15, 2015, unless we do not meet the current public information requirement pursuant to Rule 144, in which case both LG Note 2 and the LG Payment Note may be cancelled.  The LG Payment Note is secured by LG Note 1.

Interest on the LG Notes accrues at the rate of 8% per annum.  We are not required to make any payments on the LG Notes until maturity.  We have the right to repay the LG Notes at any time during the first six months of the notes at a rate of 125% of the unpaid principal amount during the first 90 days, 135% of the unpaid principal amount between days 91 and 150, and 145% of the unpaid principal amount between days 151 and 180.

LG Capital may convert the outstanding principal on the LG Notes into shares of our common stock at the conversion price per share equal to 55% of the lowest daily closing bid with a 20 day look back immediately preceding and including the date of conversion.  There is no minimum conversion price.

The fair value of the embedded beneficial conversion feature resulted in a full discount of $100,000 to the LG Notes on the debt issuance date.  The discount will be amortized over the term of the note to interest expense using the straight line method which approximates the effective interest method.

As of September 30, 2014, the outstanding balance due on the LG Note 1 was $102,937, which includes $2,937 in accrued interest.  During the three months and nine months ended September 30, 2014 this note incurred $25,205 and $36,712, respectively, in amortization expenses that was recorded in the financial statements as interest expense.  Further, as of September 30, 2014, the remaining unamortized debt discount was $63,288.

KBM Worldwide Note 1 (Derivative Liability)

On August 26, 2014 we entered into an agreement for the sale of a Convertible Promissory Note (“KBM Note 1”) in the principal amount $53,000 with an interest rate of 8% per annum pursuant to the terms of a Securities Purchase Agreement between KBM Worldwide, Inc. (“KBM”), a New York corporation, and Blue Water.  The KBM Note 1 matures on May 28, 2015.  The KBM Note 1 is convertible at 58% of the average of the lowest three trading prices of Blue Water’s common stock during the ten trading day period prior to the conversion date after 180 days.

At the inception of the KBM Note 1, Blue Water determined the aggregate fair value of $85,972 of embedded derivatives. The fair value of the embedded derivatives was determined using the Black-Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 318.74%, (3) weighted average risk-free interest rate of 0.085%, (4) expected life of 0.75 years, and (5) estimated fair value of Blue Water’s common stock of $0.0116 per share.

The determined fair value of the embedded derivative of $85,972 was charged as a debt discount up to the net proceeds of the note with the remainder, $32,972, charged to current period operations as a change in derivative liability.

At September 30, 2014, Blue Water marked to market the fair value of the derivatives of the KBM Note 1 discussed above and determined a fair value of $82,141. The fair value of the embedded derivatives was determined using Black-Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 309.44%, (3)

weighted average risk-free interest rate of 0.08%, (4) expected life of 0.66 years, and (5) estimated fair value of Blue Water’s common stock of $0.0117 per share.

Blue Water recorded a gain from change on derivative liability of ($3,832) for the nine months ended September 30, 2014.

As of September 30, 2014, the outstanding balance due on the KBM Note 1 was $53,407, which includes $407 in accrued interest.  During the three months and nine months ended September 30, 2014 this note incurred $6,745 and $6,745, respectively, in amortization expenses that was recorded in the financial statements as interest expense.  Further, as of September 30, 2014, the remaining unamortized debt discount was $46,255.

KBM Worldwide Note 2 (Derivative Liability)

On October 1, 2014 we entered into an agreement for the sale of a Convertible Promissory Note (“KBM Note 2”) in the principal amount $43,000 with an interest rate of 8% per annum pursuant to the terms of a Securities Purchase Agreement between KBM Worldwide, Inc. (“KBM”), a New York corporation, and Blue Water.  The KBM Note 2 matures on July 3, 2015.  The KBM Note 2 is convertible at 58% of the average of the lowest three trading prices of Blue Water’s common stock during the ten trading day period prior to the conversion date after 180 days.

Shares Eligible for Future Sale

As of November 13, 2014 we had 126,206,213 shares of our common stock issued and outstanding.  Of these shares currently issued and outstanding, 99,174,963 are freely tradable without restrictions (commonly referred to as the “public float”) and 27,031,250 are subject to the restrictions and sale limitations imposed by Rule 144.  Under Rule 144, these shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale.

The eventual availability for sale of substantial amounts of our common stock under Rule 144 could adversely affect prevailing market prices for our securities and cause you to lose most, if not all, of your investment in our business.

Listing

Our common stock is quoted on the OTC Bulletin Board under the symbol “BLUU”.

Transfer Agent

VStock Transfer, LLC

77 Spruce Street, Suite 201

Cedarhurst, NY  11516

(212) 828-8436 Phone

(646) 599-1296 Fax

www.VStockTransfer.com

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE

We are currently operating out of office space provided by our Vice President, Michael Hume.  This arrangement was agreed upon by Mr. Hume on a rent-free basis for an indeterminate period of time.  There is no written agreement or other material terms or arrangements relating to this arrangement.  Should Mr. Hume become uninvolved in our business this arrangement would certainly come to an end and we would be required to seek office space elsewhere, potentially at great expense to us.

Other than the foregoing, we do not currently have any conflicts of interest.  We have not yet formulated a policy for handling conflicts of interest.  However, we intend to do so prior to hiring our first employee.

Share Issuances to Promoters

On March 3, 2011 we issued an aggregate of 11,000,000 restricted shares of our common stock, par value $0.001, to our officers, Michael Hume and Christina Harris, as Founder’s Stock, which was recorded with a net valuation of $-0-.  Mr. Hume and Ms. Harris received 6,000,000 and 5,000,000 shares, respectively.

On July 9, 2012 Ms. Harris transferred her shares to Mr. Hume as a gift.  Ms. Harris no longer owns any shares of our common stock.

On July 25, 2013 Mr. Hume transferred 10,900,000 of his shares to Taurus Financial Partners, LLC (“Taurus”) as a gift.  As of November 13, 2014 Mr. Hume owned 1,000,000 shares of our common stock.

On March 3, 2011 we issued 5,000,000 restricted shares of our common stock to Taurus for:

•

assisting with the creation and early development of our business, including incorporation and formation assistance;

•

preparation of a stock offering prospectus and related registration statement on Form S-1 (and subsequent amendments); and

•

continued and ongoing EDGAR filing support and services.

The market value of these services provided to us by Taurus was valued at $50,000.  Hence, we valued the shares we issued Taurus at $50,000, or $0.01 per share.

Additionally, and as of September 30, 2014, we had $430,435 in accounts payable to Taurus.

Further, and as of November 13, 2014, Taurus is considered a promoter and an affiliate shareholder and presently owns 16,000,000 shares of our common stock and 150,000 shares of our Series A Preferred Stock.  As such, Taurus has the equivalent of 166,000,000 votes in all corporate voting matters, which represents a majority vote of 60.1% in all potential votes in a corporate voting matter.  J. Scott Sitra, our President and Chief Executive Officer, is concurrently the President and Chief Executive Officer at Taurus.

On March 3, 2011 we issued 5,000,000 restricted shares of our common stock to Arctic Eyes, LLC (“Arctic Eyes”) for:

•

assisting with the initial development and future hosting of our website (www.bluewaterbar.com); and

•

future marketing efforts aimed at building the Blue Water Bar & Grill™ brand, including (i) advertising and blogging on various Caribbean travel websites such as Travel Talk Online – St. Maarten/St. Martin (www.traveltalkonline.com), (ii) developing spot advertisements and regular promotional interviews on local radio and television stations, and (iii) through print media outlets such as newspapers and free tourist pamphlets.

The market value of the services at the time of the share issuance was valued at $50,000.  Hence, we valued the shares we issued Arctic Eyes at $50,000, or $0.01 per share.

On February 17, 2012, Blue Water and Arctic Eyes, LLC mutually agreed to rescind their consulting agreement.  Arctic Eyes returned the 5,000,000 shares it was holding which were subsequently cancelled by Blue Water.

There is no formal business relationship between Taurus and Arctic Eyes.  The companies have worked on the same project in the past and sometimes, during the normal course of business, refer clients to one another.  Neither has paid nor received compensation, cash or otherwise, for such client referrals.

On November 13, 2014, Taurus tendered 150,000,000 shares of its holdings of Blue Water common stock in exchange for 150,000 newly issued shares of Blue Water Series A Preferred Stock.  Blue Water subsequently cancelled the shares of common stock tendered in this stock exchange.

As of November 13, 2014, and because of their positions and involvement in our business organization and development, the following table summarizes our current promoters as defined by Rule 405 of Regulation C and the nature and amount of their compensation:

Promoter Name	Nature of Compensation	Aggregate Valuation ($)

J. Scott Sitra, President, CEO and Chairman	None (1)	$-0- (1)
Michael Hume, Vice President	6,000,000 shares of restricted common stock (2)	$ -0- (2)
Taurus Financial Partners, LLC (3)	5,000,000 shares of restricted common stock	$50,000

(1)

J. Scott Sitra has not received any compensation for his services to Blue Water, nor are there any plans to provide him with compensation, cash or otherwise, during the fiscal year ending December 31, 2014.  Mr. Sitra presently owns 1,000,000 shares of our common stock that he privately purchased on August 2, 2012.

(2)

Issued as Founder’s Shares, which are recorded with a net valuation of $-0-.

(3)

J. Scott Sitra, our President and Chief Executive Officer, is concurrently the President and Chief Executive Officer of Taurus.  As of the date of this prospectus, Taurus owned 16,000,000 shares of our common stock and 150,000 shares of our Series A Preferred Stock.

As of November 13, 2014, we had no agreements in place to provide additional compensation to any of the above promoters.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including reasonable attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Director Independence

The OTC Bulletin Board, where our shares of common stock are quoted under the symbol “BLUU”, does not have any director independence requirements.  In determining whether our directors are independent, we refer to NASDAQ Stock Market Rule 4200(a)(15).  Based on these widely-accepted criteria, we have determined that none of our directors are independent at this time.

No member of management is or will be required by us to work on a full time basis.  Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, New York Stock Exchange (NYSE), American Stock Exchange (AMEX), and NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance.  These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market.  Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees.  As a result, these directors have the ability, among other things, to determine their own level of compensation.  Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required.  However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002.  The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers.  The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

LEGAL PROCEEDINGS

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.  We are not aware of any pending or threatened legal proceedings involving Blue Water Global Group, Inc.

During the past ten (10) years neither J. Scott Sitra or Michael Hume has not been the subject of the following events:

1)

Any bankruptcy petition filed by or against any business of which Messrs. Sitra and/or Hume was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time;

2)

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding;

3)

An order, judgment, or decree, not subsequently reversed, suspended or vacated, by any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending, or otherwise limiting either Mr. Sitra’s or Mr. Hume’s involvement in any type of business, securities or banking activities; and

4)

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC, Independent Registered Public Accounting Firm, of Houston, Texas to the extent and for the periods set forth in their report appearing elsewhere in this prospectus and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Babb & Epperly, PLLC, our legal counsel, has provided an opinion on the validity of our common stock.  We retained their counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a website at www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC.  Our registration statement and the referenced exhibits can also be found on this site.

REPORTS TO SECURITY HOLDERS

Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.

[The Remainder of This Page Intentionally Left Blank]

FINANCIAL STATEMENTS

Table of Contents

Item	Page

Report of Independent Registered Public Accounting Firm dated March 27, 2014	F-2

Balance Sheets (audited) dated December 31, 2013 and 2012	F-3

Statements of Operations (audited) for the fiscal years ended December 31, 2013 and 2012, and cumulative from March 3, 2011 (inception) through December 31, 2013	F-4

Statement of Stockholders’ (Deficit) (audited) for the period from March 3, 2011 (inception) through December 31, 2013	F-5

Statements of Cash Flows (audited) for the fiscal years ended December 31, 2013 and 2012, and cumulative from March 3, 2011 (inception) through December 31, 2013	F-6

Notes to the Financial Statements (audited) for the fiscal year ended December 31, 2013	F-7

Balance Sheets (unaudited) dated September 30, 2014 and December 31, 2013	F-19

Statements of Operations (unaudited) for the three-months and nine-months ended September 30, 2014 and 2013	F-20

Statement of Stockholders’ (Deficit) (unaudited) for the period from December 31, 2013 through September 30, 2014	F-21

Statements of Cash Flows (unaudited) for the nine-months ended September 30, 2014 and 2013	F-22

Notes to the Financial Statements (unaudited) for the period ended September 30, 2013	F-23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Blue Water Global Group, Inc. (A Development Stage Company)

We have audited the accompanying balance sheets of Blue Water Global Group, Inc. (A Development Stage Company) as of December 31, 2013 and 2012 and the related statement of operations, stockholders’ deficit and cash flows for the fiscal years then ended and the period from March 3, 2011 (inception) through December 31, 2013.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Water Global Group, Inc. as of December 31, 2013 and 2012, and the results of its operations, changes in stockholders’ deficit and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations since inception and had negative working capital as of December 31, 2013, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

March 27, 2014

BLUE WATER GLOBAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

ASSETS

	December 31,
	2013	2012
Current assets:
Cash and equivalents	$7,357	$30,299
	7,357	30,299

Total assets:	$7,357	$30,299

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

Current liabilities:
Accounts payable (related party)	$192,907	$133,865
Accounts payable (non-related)	33,000	-
Convertible notes payable, net of unamortized debt discounts of $77,442 and $-0-, respectively	27,558	-
Accrued interest	1,973	-
Total current liabilities	255,438	133,865

Total liabilities	$255,438	$133,865

Commitments and contingencies	-	-

Stockholders’ (deficit):
Preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value, 700,000,000 shares authorized; 229,331,250 and 180,000,000 shares issued and outstanding, respectively	229,331	180,000
Additional paid-in capital	486,852	(60,000)
Accumulated other comprehensive income (loss)	-	-
(Deficit) accumulated during the development stage	(964,264)	(223,566)

Total stockholders’ (deficit)	$(248,081)	$(103,566)

Total liabilities and stockholders’ (deficit)	$7,357	$30,299

The accompanying notes to the financial statements are an integral part of these statements.

BLUE WATER GLOBAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	For the fiscal year ended December 31,		Cumulative from March 3, 2011 (inception) to 12/31/13
	2013	2012

Revenues, net	$10,000	$40,000	$50,000

Cost of revenues	-	-	-

Gross profit	10,000	40,000	50,000

Expenses:
General and administrative	4,595	1,066	5,821
Accounting fees	7,750	5,000	18,750
Advertising and marketing fees	6,711	-	57,065
Consulting fees	64,109	9,000	73,109
Legal fees	145,950	99,458	315,908
Investor relations	71,581	-	71,581
Transfer agent fees	4,938	2,027	6,966
Total expenses	305,634	116,551	549,200

(Loss) from operations	(295,634)	(76,551)	(499,200)

Other income (expense):
Interest expense	(1,973)	-	(1,973)
Amortization of convertible notes	(23,091)	-	(23,091)
Bad Debt Charge	(420,000)	-	(420,000)
Realized loss on investment	-	-	(20,000)
Total other income (expense)	(445,064)	-	(465,064)

Provision for income taxes	-	-	-

Net (loss)	$(740,698)	$(76,551)	$(964,264)

(Loss) per common share, basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	211,686,387	186,284,150

The accompanying notes to the financial statements are an integral part of these statements.

BLUE WATER GLOBAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ (DEFICIT)

For the period from March 3, 2011 (inception) to December 31, 2013

Description	Common Stock		Additional Paid-In Capital	Common Stock	(Deficit) Accumulated During the Development Stage	Total
	Shares	Amount		Subscribed

Balance, March 3, 2011 (inception)	-	$-	$-	$-	$-	$-

Issuance of common shares to directors (founder’s shares)	110,000,000	110,000	(110,000)	-	-	-

Issuance of common shares to consultants	100,000,000	100,000	-	-	-	100,000

Issuance of common shares for restricted securities	20,000,000	20,000	-	-	-	20,000

Net (loss) for the period	-	-	-	-	(147,015)	(147,015)

Balance, December 31, 2011	230,000,000	$230,000	$(110,000)	$-	$(147,015)	$(27,015)

Rescinding of consulting agreement	(50,000,000)	(50,000)	50,000	-	-	-

Net (loss) for the period	-	-	-	-	(76,551)	(76,551)

Balance, December 31, 2012	180,000,000	$180,000	$(60,000)	$-	$(223,566)	$(103,566)

The accompanying notes to the financial statements are an integral part of these statements.

BLUE WATER GLOBAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ (DEFICIT)

For the period from March 3, 2011 (inception) to December 31, 2013

 (continued)

Balance, December 31, 2012	180,000,000	$180,000	$(60,000)	$-	$(223,566)	$(103,566)

Issuance of common shares for cash	47,300,000	47,300	424,460	(470,000)	-	1,760

Receipt of payment for common shares subscribed				50,000		50,000

Impairment of common shares subscribed				420,000		420,000

Issuance of common shares to consultants	2,750,000	2,750	26,000	-	-	28,750

Rescinding of consulting agreement	(718,750)	(719)	(17,250)	-	-	(17,969)

Discount on convertible notes with a Beneficial Conversion Feature (BCF)	-	-	100,533	-	-	100,533

Issuance of warrants to consultants	-	-	13,109	-	-	13,109

Net (loss) for the period	-	-	-	-	(740,698)	(740,698)

Balance, December 31, 2013	229,331,250	$229,331	$486,852	$-	$(964,264)	$(248,081)

The accompanying notes to the financial statements are an integral part of these statements.

BLUE WATER GLOBAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For the fiscal year ended December 31,		Cumulative from 3/3/11 (inception) to 12/31/13
	2013	2012
Cash flows from operating activities:
Net income (loss)	$(740,698)	$(76,551)	$(964,264)
Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities
Realized loss on investment	-	-	20,000
Common stock issued in connection with services provided by consultants	10,781	-	110,781
Warrants issued in connection with services provided by consultants	13,109	-	13,109
Impairment of subscribed common stock	420,000	-	420,000
Common stock issued in connection with services associated with subscription receivable	50,000	-	50,000
Amortization of discount on convertible debt	23,091	-	23,091
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable (related party)	59,042	106,850	192,907
Increase (decrease) in accounts payable (non-related)	33,000	-	33,000
Increase (decrease) in accrued interest	1,973	-	1,973

Net cash provided (used) by operating activities	(129,702)	30,299	(99,403)

Cash flows from financing activities:
Net proceeds from convertible promissory notes	$105,000	$-	$105,000
Net proceeds from sale of common stock	1,760		1,760

Net cash provided (used) by financing activities	106,760	-	106,760

Net increase (decrease) in cash	(22,942)	30,299	7,357

Cash – beginning of period	30,299	-	-

Cash – end of period	$7,357	$30,299	$7,357

Non-cash investing and financing activities:
Issuance of common shares to directors (founder’s stock)	$-	$-	$11,000
Issuance of common shares to Island Radio, Inc. (share exchange)	-	-	20,000
Beneficial Conversion Feature (BCF) of convertible notes	105,000	-	105,000
Rescinding of shares	-	5,000	5,000
Issuance of common shares for common stock subscribed	420,000	-	420,000
	$525,000	$5,000	$550,000
Supplemental disclosure of cash flow information:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes to the financial statements are an integral part of these statements.

BLUE WATER GLOBAL GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

December 31, 2013

NOTE 1 – Summary of Significant Accounting Policies

Organization

Blue Water Global Group, Inc. (“Company” or “Blue Water”) is a development stage company that was incorporated under the laws of the State of Nevada on March 3, 2011 under the name Blue Water Restaurant Group, Inc.  Blue Water amended its Articles of Incorporation on June 13, 2013 to change its name to Blue Water Global Group, Inc.  The Company is currently developing a chain of casual dining restaurants in popular tourist destinations throughout the Caribbean region under the Blue Water Bar & Grill™ brand and is preparing to launch a line of premium rums which include its flagship rum Blue Water Ultra Premium Rum™.  Additionally, Blue Water is engaged in making strategic equity investments in promising businesses that are in the early stages of obtaining their own listing on the OTC Bulletin Board (“OTCBB”).

Basis of Presentation

The accompanying financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) for financial information and in accordance with the Securities and Exchange Commission’s (“SEC”) Regulation S-X.  They reflect all adjustments which are, in the opinion of the Company’s management, necessary for a fair presentation of the financial position and operating results as of and for the fiscal years ended December 31, 2013 and 2012, and for the period March 3, 2011 (inception) to December 31, 2013.

Use of Estimates

The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.  Actual results may vary from these estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.  As of December 31, 2013 and 2012, the Company had no cash equivalents.

Revenue Recognition

The Company follows the guidance of FASB ASC Topic 605 for revenue recognition.  In general, the Company recognizes revenue when (1) the price is fixed and determinable, (2) persuasive evidence of an arrangement exists, (3) the service has been provided, and (4) collectability is reasonably assured.

The Company generates and anticipates generating future revenue from two sources: (i) food, beverage and souvenir sales from its Blue Water Bar & Grill™ restaurant concept presently under development and (ii) sales of its of distilled spirits, which includes its Blue Water Ultra Premium Rum™.  Revenue from both sources will be recognized at the time of the sale.

Accounts Receivable

Accounts receivable are stated at net invoice amount.  An allowance for doubtful accounts is based on management’s best estimate of uncollectible receivable balances based on the creditworthiness of the customer and prior collection history.  As of December 31, 2013 and 2012 the allowance for doubtful accounts was $-0-.

Short-Term Investments

The Company accounts for its short-term investments, which are classified as trading securities, in accordance with US GAAP for certain investments in debt and equity securities, which requires that trading securities be carried at fair value.  Unrealized gains and losses due to changes in fair value as well as realized gains and losses resulting from sales of securities are reported as Other Income/Expenses in the statement of operations.  Fair value of the securities is based upon quoted market prices in active markets or estimated fair value when quoted market prices are not available.  The cost basis for realized gains and losses is determined on a specific identification basis.  As of December 31, 2013, the Company had no short-term investments.

Long-Term Investments

The Company accounts for its long-term investments, which are designated as available-for-sale securities, in accordance with US GAAP for certain investments in debt and equity securities, which requires that available-for-sale securities be carried at fair value with unrealized gains and losses, net of tax, included in stockholders' equity under accumulated other comprehensive income (loss).  Fair value of the securities is based upon quoted market prices in active markets or estimated fair value when quoted market prices are not available.  As of December 31, 2013, the Company had long-term investments consisting of 20 million shares of Stream Flow Media, Inc. which were valued at $-0-.

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements” and ASC 825, Financial Instruments, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value.  A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  It prioritizes the inputs into three levels that may be used to measure fair value:

Level	Description

Level 1	Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.
Level 2

Applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3	Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The estimated fair values of the Company’s financial instruments are as follows:

	Fair Value Measurement at December 31, 2013 Using:

Description	12/31/13	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Short-term
Cash and equivalents	$7,357	$7,357	$-	$-

Long-term
Available-for-sale securities	-	$-	$-	$-
Total assets measured at fair value	$7,357	$7,357	$-	$-

Liabilities
Accounts payable (related party)	$192,907	$192,907	$-	$-
Accounts payable (non-related)	33,000	33,000
Convertible notes payable, net of unamortized debt discount of $77,442	27,558			27,558
Accrued Interest	1,973	1,973
Total liabilities measured at fair value	$255,438	$227,880	$-	$27,558

The estimated fair values of the Company’s financial instruments are as follows:

	Fair Value Measurement at December 31, 2012 Using:

Description	12/31/12	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Cash and equivalents	$30,299	$30,299	$-	$-
Total assets measured at fair value	$30,299	$30,299	$-	$-

Liabilities
Accounts payable (related party)	$133,865	$133,865	$-	$-
Total liabilities measured at fair value	$133,865	$133,865	$-	$-

Net Loss per Share Calculation

Basic net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period.   Diluted earnings per shares is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  During the fiscal year ended December 31, 2012 the Company had no dilutive financial instruments issued or outstanding.  However, as of December 15, 2013 which includes the fiscal year ended December 31, 2013 and cumulative from March 3, 2011 (inception) to December 31, 2013 the Company had dilutive financial instruments consisting of an aggregate of 3,000,000 share purchase warrants which enable the holder to purchase 1,000,000 shares of the Company’s common stock at $.005 a share, $0.01 a share, and $0.015 a share, respectively.

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that may have conversion prices that create an embedded beneficial conversion feature pursuant to the Emerging Issues Task Force guidance on beneficial conversion features.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt.  In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital.  The debt discount is amortized to interest expense over the life of the note using either the straight line method or the effective interest method.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740, Income Taxes.  Under FASB ASC 740-10-25, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  Blue Water establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about its ability to realize the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fiscal Year

The Company elected December 31st for its fiscal year end.

NOTE 2 – Development Stage Activities and Going Concern

The Company is a development stage business that is currently developing a chain of casual dining restaurants in popular tourist destinations throughout the Caribbean region under the Blue Water Bar & Grill™ brand.  Additionally, Blue Water is engaged in making strategic equity investments in promising businesses that are in the early stages of obtaining their own listing on the OTCBB.

While management of the Company believes that it will be successful with its business plan and capital formation activities, there can be no assurance that it will be able to successfully execute on either of these or that it will be able to generate adequate revenues to earn a profit or sustain its operations.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United State of America, which contemplate continuation of the Company as a going concern.  The Company has not established a source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since its inception.  Further, as of December 31, 2013, the Company had an accumulated net loss of ($964,264).  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments or classifications that may result from the possible inability of the Company to continue as a going concern.

NOTE 3 – Convertible Promissory Notes

Asher Note 1

On September 16, 2013 we entered into an agreement for the sale of a Convertible Promissory Note (“Asher Note 1”) in the principal amount $32,500 with an interest rate of 8% per annum pursuant to the terms of a Securities Purchase Agreement between Asher Enterprises, Inc. (“Asher”), a Delaware corporation, and Blue Water.  The Asher Note 1 closed on September

18, 2013 and matures on June 18, 2014.  The Asher Note 1 is convertible at 58% of the average of the lowest three trading prices of Blue Water’s common stock during the ten trading day period prior to the conversion date after 180 days.

The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the instrument should be classified as a liability once the conversion option becomes effective after 180 days due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

This note is measured at fair value at the end of each reporting period or termination of the instrument with the change in fair value recorded to earnings.  The fair value of the embedded beneficial conversion feature resulted in a full discount of $32,500 to the note on the debt issuance date.  The discount will be amortized over the term of the note to interest expense using the straight line method which approximates the effective interest method.

As of December 31, 2013, the outstanding balance due on the Asher Note 1 was $33,241, which includes $741 in accrued interest.  Further, as of December 31, 2013, the remaining unamortized debt discount was $19,788.

Asher Note 2

On November 8, 2013 we entered into an agreement for the sale of a Convertible Promissory Note (“Asher Note 2”) in the principal amount $37,500 with an interest rate of 8% per annum pursuant to the terms of a Securities Purchase Agreement between Asher Enterprises, Inc. (“Asher”), a Delaware corporation, and Blue Water.  The Asher Note 2 closed on November 12, 2013 and matures on May 7, 2014.  The Asher Note 2 is convertible at 58% of the average of the lowest three trading prices of Blue Water’s common stock during the ten trading day period prior to the conversion date after 180 days.

The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the instrument should be classified as a liability once the conversion option becomes effective after 180 days due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

This note is measured at fair value at the end of each reporting period or termination of the instrument with the change in fair value recorded to earnings.  The fair value of the embedded beneficial conversion feature resulted in a partial discount of $33,033 to the note on the debt issuance date.  The discount will be amortized over the term of the note to interest expense using the straight line method which approximates the effective interest method.

As of December 31, 2013, the outstanding balance due on the Asher Note 2 was $37,936, which includes $436 in accrued interest.  Further, as of December 31, 2013, the remaining unamortized debt discount was $26,713.

Mermaid Enterprises, N.V.

On October 9, 2013 we entered into a Purchase Agreement and issued a Convertible Promissory Note (“Mermaid Note”) as payment for the acquisition of three (3) separate business licenses in the country of St. Maarten, Dutch West Indies consisting of one (1) General Business License and two (2) Managing Director’s Licenses.  The value of this transaction was $35,000.

The Mermaid Note carries a principal amount of $35,000 and an interest rate of 10% per annum.  The Mermaid Note is convertible into shares of our common stock at a fixed price of $0.0005 per share beginning no earlier than April 7, 2014.  The Mermaid Note matures on October 9, 2015.

As of December 31, 2013, the outstanding balance due on the Mermaid Note was $35,796, which includes $796 in accrued interest.  Further, as of December 31, 2013, the remaining unamortized debt discount was $30,625.

The table below provides a summary of the convertible promissory notes as of December 31, 2013:

Description-	Amount ($)

Asher Note 1	$32,500
Asher Note 2	37,500
Mermaid Note	35,000
Less unamortized debt discount	(77,442)
Net	$27,558

NOTE 4 – Investment Agreement with Dutchess Opportunity Fund II, LP

On September 16, 2013, the Company entered into an Investment Agreement (“Investment Agreement”) with Dutchess Opportunity Fund, II, LP, a Delaware limited partnership (“Dutchess”).  Pursuant to the terms of the Investment Agreement, Dutchess committed to purchase, in a series of purchase transactions (“Puts”), up to five million ($5,000,000) dollars of the Company’s common stock over a period of up to thirty-six (36) months.

The amount that the Company is entitled to request with each Put delivered to Dutchess is equal to, at its option, either (i) two hundred (200%) percent of the average daily volume (U.S. market only) of its common stock for three (3) trading days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing prices immediately preceding the Put Date or (ii) one-hundred thousand ($100,000) dollars.  The purchase price to be paid by Dutchess for the shares of the Company’s common stock covered by each Put will be equal to ninety-five (95%) percent of the lowest daily volume weighted average price (“VWAP”) of the Company’s common stock during the period beginning on the Put Notice Date and ending on and including the date that is five (5) trading days after such Put Notice Date (“Pricing Period”).  The “Put Notice Date” is the trading day immediately following the day on which Dutchess receives a Put Notice from the Company.

In conjunction with the Investment Agreement, the Company also entered into a registration rights agreement (“Registration Rights Agreement”) with Dutchess.  Pursuant to the Registration Rights Agreement, the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”) on October 10, 2013 covering 20,000,000 shares of the Company’s common stock underlying a portion of the Investment Agreement.  In addition, during the term of the Registration Rights Agreement, the Company is obligated to maintain the effectiveness of this registration statement, as well as any subsequent registration statements that may be associated with the Investment Agreement and/or Registration Rights Agreement.

For the fiscal year ended December 31, 2013 we received net proceeds of $1,760 from the sale of 300,000 registered shares of our common stock under the Dutchess Investment Agreement.

NOTE 5 – Common Stock

On September 9, 2013, the Company filed a Certificate of Change to effect a forward stock split on the basis of 10 new shares for each one old share.  This corporate action resulted in the total number of authorized shares of common stock to increase from 70,000,000 to 700,000,000 (shares of preferred stock were not affected by this corporate action) and the total number of issued and outstanding shares of common stock increased from 22,703,125 to 227,031,250; par value for the Company’s shares of common stock remained unchanged at $0.001 par value.  The weighted average shares outstanding in the Statements of Operations have been adjusted for all periods to take this forward stock split into consideration.

During the period March 3, 2011 (inception) to December 31, 2013 the Company issued an aggregate of 280,050,000 split adjusted shares of its common stock as follows (note: all share and per share amounts in the following table are adjusted for the 10-for-1 forward stock split):

Date of Issue	Description of Issuance	Shares Issued

3/3/11	Issuance of Founder’s Shares to original officers and directors	110,000,000
3/3/11	Taurus Financial Partners, LLC for assisting with the creation and early development of our business, including incorporation and formation assistance, preparation of an offering prospectus and related registration statement on Form S-1, and continued EDGAR filing support and services. These shares were valued at $50,000, or $0.01 per share, based on the value of the services provided	50,000,000
3/3/11	Arctic Eyes, LLC for assisting with the initial development and future hosting of our website (www.bluewaterbar.com) and marketing efforts aimed at building the Blue Water brand on various Caribbean travel websites and local radio stations. These shares were valued at $50,000, or $0.01 per share, based on the previously established value	50,000,000
3/29/11	Island Radio, Inc. (OTCBB: ISLD) in a stock exchange where the Company received 2,000,000 restricted shares of Island Radio’s common stock. These shares were valued at $20,000, or $0.001 per share, based on the previously established value	20,000,000
4/30/13	Subscribed to by five investors in a registered offering of the Company’s common shares. These shares were priced at $0.01 per share, or an aggregate of $470,000.	47,000,000
7/15/13	Aeson Ventures, LLC for assisting creating an Internet “Landing Page” and drafting corporate awareness articles for dissemination via the Internet. These shares were valued at $18,750, or $0.025 per share, based on the then market closing price of our common stock.	750,000
12/6/13	The Company sold registered shares to Dutchess Opportunity Fund, II, LP for cash pursuant to an Investment Agreement dated September 16, 2013. These shares were valued at $1,760, or approximately $0.0059 a share.	300,000
12/15/13	Vitello Capital, Ltd. for investor relations consulting services. These shares were issued valued at $10,000, or $0.005 a share, based on the then market closing price of our common stock.	2,000,000
	Aggregate shares issued	280,050,000

During the period March 3, 2011 (inception) to December 31, 2013 the Company cancelled an aggregate of 50,718,750 split adjusted shares of its common stock as follows (note: all share and per share amounts in the following table are adjusted for the 10-for-1 forward stock split):

Date of Cancellation	Description of Cancellation	Shares Cancelled

2/17/12	The Company and Arctic Eyes, LLC mutually agreed to rescind their March 3, 2011 Consulting Agreement. Arctic Eyes returned the shares it was holding which were subsequently cancelled by the Company.	50,000,000
7/23/13	The Company and Aeson Ventures, LLC mutually agreed to rescind their September 15, 2013 Consulting Agreement. Aeson Ventures returned a pro-rated amount of shares it was holding which were subsequently cancelled by the Company.	718,750
	Aggregate shares cancelled	50,718,750

As of December 31, 2013, the total number of common shares authorized that may be issued by the Company was 700,000,000 shares, $0.001 per share, and it had 229,331,250 shares of its common stock issued and outstanding.

NOTE 6 – Preferred Stock

The total number of preferred shares authorized that may be issued by the Company is 5,000,000 shares with a par value of $0.001 per share.

As of December 31, 2013, the Company had no shares of its preferred stock issued and outstanding.

NOTE 7 – Share Purchase Warrants

In conjunction with retaining a consultant, Vitello Capital, Ltd., the Company issued an aggregate of 3,000,000 share purchase warrants enabling the consultant to purchase 1,000,000 shares of the Company’s common stock at a price of $0.005 a share, $0.01 a share, and $0.015 a share, respectively.  The fair value of the warrants was estimated to be $13,109 on the date of the grant using the Black-Scholes option-pricing model.  Expected volatility was determined through the average of a peer group of public companies.  The risk-free rate for periods within the contractual life of the warrants is based on the U.S. Treasury yield in effect at the time of the grant.  The Company has never declared or paid cash dividends and has no plans to do so in the foreseeable future.  The following weighted-average assumptions were utilized for the calculations:

Expected life (in years)	1.0
Weighted average volatility	167.82%
Weighted average risk-free interest rate	0.13%
Expected dividend rate	-0-

The following table summarizes the number of warrants, weighted average exercise price, and weighted average life (in years) by price for both total outstanding warrants and total exercisable warrants as of December 31, 2013:

	Total Outstanding Warrants
Exercise Price	Warrants	Weighted Average Exercise Price	Life (in years)

$0.005	1,000,000	$0.005	1.0
$0.01	1,000,000	$0.01	1.0
$0.015	1,000,000	$0.015	1.0

NOTE 8 – Contractual Obligations

The following table summarizes the Company’s contractual obligations as of December 31, 2013:

		Due Within
Description	Total	2014	2015

Convertible promissory notes	$105,000	$70,000	$35,000
Total	$105,000	$70,000	$35,000

NOTE 9 – Income Taxes

The provision (benefit) for income taxes for the period from March 3, 2011 (inception) to December 31, 2013 was as follows, assuming a 35 percent effective tax rate:

	For the fiscal year ended December 31, 2013		For the period from March 3, 2011 (inception) to 12/31/13
Current tax provision:
Federal
Taxable income	$-	$

Total current tax provision	$-	$

Deferred tax provision:
Federal
Loss carryforwards	$287,131		$133,929
Change in valuation allowance	(287,131)		(133,929)

Total deferred tax provision	$-		$-

As of December 31, 2013, the Company had approximately $820,374 in tax loss carryforwards that can be utilized in future periods to reduce taxable income through 2032.

The Company provided a valuation allowance equal to the deferred income tax assets for the period from March 3, 2011 (inception) to December 31, 2013 because it is not presently known whether future taxable income will be sufficient to utilize the tax loss carryforwards.

The Company has no uncertain tax positions.

NOTE 10 – Investments

Long-Term Investments; Available-For-Sale Securities

The following table summarizes the Company’s long-term Available-For-Sale (AFS) Securities as of December 31, 2013:

As of December 31, 2013
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

Equity securities	$-	$-	$-	$-

Total	$-	$-	$-	$-

As of December 31, 2013, the Company’s long-term AFS securities consisted solely of 20,000,000 shares of Stream Flow Media, Inc. which were valued at $-0-.  More details in Note 12.

All of our investments, excluding trading securities, are subject to periodic impairment review.  The impairment analysis requires significant judgment to identify events or circumstances that would likely have significant adverse effect on the future value of the investment.  We consider various factors in determining whether an impairment is other-than-temporary, including the severity and duration of the impairment, forecasted recovery, the financial condition and near-term prospects of the investee, and our ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value.

NOTE 11 – Strategic Alliance Agreement with Taurus Financial Partners, LLC

On June 21, 2013 the Company entered into a Strategic Alliance Agreement with Taurus Financial Partners, LLC (“Taurus”).  Under this Strategic Alliance Agreement the Company was granted the exclusive right to participate in Taurus’s future Registered Spin-Off transactions.

In a typical Registered Spin-Off transaction, the Company will acquire between 10 – 15% of an operating business that is in the process of “going public” on the OTC Bulletin Board.  Taurus will then register these shares with the Securities and Exchange Commission (“SEC”).  Once Taurus has registered these shares with the SEC, the Company will “spin-off” approximately one-third of them to its then stockholders in the form of a special stock dividend.

NOTE 12 – Stream Flow Media, Inc.

On December 2, 2013 the Company entered into its first Registered Spin-Off transaction pursuant to the Strategic Alliance Agreement described in Note 11 with Stream Flow Media, Inc., a Colorado corporation (“Stream Flow”).  As per the terms of this transaction, Stream Flow issued 20,000,000 shares of its common stock, $0.001 par value, to Blue Water, which represents approximately 20% of Stream Flow’s issued and outstanding shares of common stock as of March 25, 2014 in return for the Company agreeing to pay all of Stream Flow’s expenses related to obtaining a listing on the OTCBB.

Stream Flow is presently in the process of filing its initial Registration Statement on Form S-1 with the SEC, the first step in obtaining a listing on the OTCBB.  Once Stream Flow obtains its listing on the OTCBB, and upon approval by both the SEC and FINRA, the Company will issue a special one-time stock dividend of approximately 25%, or 5,000,000, of its Stream Flow shares to its shareholders.  The remaining Stream Flow shares will be sold by the Company over an 18-24 month period with the net proceeds going towards financing new units of its Blue Water Bar & Grill™ restaurant concept.

The Company accounts for its Stream Flow asset as Available-For-Sale (AFS) securities that are carried in the financial statements at fair value.  Changes in fair value are recorded in the financial statements as an unrealized gain (loss) in Other Comprehensive Income (OCI).

As of December 31, 2013, the Company had accumulated $-0- in costs related to the Stream Flow shares and there were no observable inputs for a fair valuation.  Accordingly, the Company carried the Stream Flow shares at a $-0- valuation on the balance sheet for the period.

NOTE 13 – Subsidiaries

As of December 31, 2013, the Company had the following wholly-owned subsidiaries:

Name of Subsidiary	Place of Incorporation

Blue Water Bar & Grill, N.V. (1)	St. Maarten, Dutch West Indies

(1)

As of December 31, 2013, Blue Water Bar & Grill, N.V. was (i) in good standing with the government of St. Maarten, D.W.I., (ii) had no assets or liabilities, (iii) maintained an operating Business License, and (iv) maintained two Managing Director’s Licenses.

NOTE 14 – Related Party Transactions

As of December 31, 2013, the Company operated out of office space that is being provided to us by our Vice President, Michael Hume, free of charge.  There is no written agreement or other material terms relating to this arrangement.

Additionally, for the period of March 3, 2011 (inception) to December 31, 2013 the majority of the Company’s expenses were paid by Taurus Financial Partners, LLC (“Taurus”), an independent service provider that currently provides SEC EDGAR compliance and filing services to the Company, and have been accounted for under the accounts payable to a related party line item; as of December 31, 2013, Taurus owned 71.2% of the Company’s issued and outstanding common stock.  Further, our President and Chief Executive Officer, J. Scott Sitra, is concurrently the President and Chief Executive Officer at Taurus and has voting disposition over the controlling block of Taurus shares.

NOTE 15 – Recent Accounting Pronouncements

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02.  This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill.  The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012.  Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance.  The adoption of ASU 2012-02 has not had a material impact on the Company’s financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03.  This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114.  The adoption of ASU 2012-03 has not had a material impact on the Company’s financial position or results of operations.

In October 2012, the FASB issued Accounting Standards Update ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04.  The amendments in this update cover a wide range of Topics in the Accounting Standards Codification.  These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements.  The amendments in this update will be effective for fiscal periods beginning after December 15, 2012.  The adoption of ASU 2012-04 has not had a material impact on the Company’s financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11.  The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users.  In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs.  Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013.  The adoption of ASU 2013-01 has not had a material impact on the Company’s financial position or results of operations.

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications.  Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period.  Those gains and losses are later reclassified out of accumulated other comprehensive income into net income.  The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements.  All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP.  The new amendments will require an organization to:

•

Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

•

Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period.  This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income.  Public companies are required to comply with these amendments for all reporting periods (interim and annual).  The amendments are effective for reporting periods beginning after December 15, 2012, for public companies.  Early adoption is permitted.  The adoption of ASU No. 2013-02 has not had a material impact on the Company’s financial position or results of operations.

In July 2013, FASB issued ASU No. 2013-11, "Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists."  The provisions of ASU No. 2013-11 require an entity to present an unrecognized tax benefit, or portion thereof, in the statement of financial position as a reduction to a deferred tax asset for a net operating loss carryforward or a tax credit carryforward, with certain exceptions related to availability. ASU No. 2013-11 is effective for interim and annual reporting periods beginning after December 15, 2013.  The adoption of ASU No. 2013-11 is not expected to have a material impact on the Company's Consolidated Financial Statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial statements.

Interim financial

BLUE WATER GLOBAL GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

ASSETS

	9/30/14	12/31/13
Current assets:
Cash and equivalents	$77,210	$7,357
Inventory deposit	11,426	-
	88,636	7,357

Total assets:	$88,636	$7,357

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

Current liabilities:
Accounts payable (related party)	$430,435	$192,907
Accounts payable (non-related)	5,244	33,000
Convertible notes payable, net of unamortized debt discounts of $227,851 and $77,442, respectively	80,908	27,558
Accrued interest	13,177	1,973
Derivative liability	905,781	-
Total current liabilities	1,435,545	255,438

Total liabilities	$1,435,545	$255,438

Commitments and contingencies	-	-

Stockholders’ (deficit):
Preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value, 700,000,000 shares authorized; 266,206,213 and 229,331,250 shares issued and outstanding, respectively	266,206	229,331
Additional paid-in capital	1,113,250	486,852
Accumulated deficit	(2,726,365)	(964,264)

Total stockholders’ (deficit)	$(1,346,909)	$(248,081)

Total liabilities and stockholders’ (deficit)	$88,636	$7,357

The accompanying notes to the financial statements are an integral part of these statements.

BLUE WATER GLOBAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013

Revenues, net	$-	$-	$-	$10,000

Cost of revenues	-	-	-	-

Gross profit	-	-	-	10,000

Expenses:
General and administrative	58,271	55,368	98,418	61,533
Consulting fees	100,500	9,000	316,000	27,000
Accounting fees	3,500	1,000	10,500	5,500
Legal fees	37,750	25,486	85,038	84,621
Total expenses	200,021	90,854	509,956	178,654

(Loss) from operations	(200,021)	(90,854)	(509,956)	(168,654)

Other income (expense)
Interest expense	(113,498)	(1,514)	(274,274)	(1,514)
Loss on extinguishment of debt	-	-	(22,624)	-
Loss on change in derivative liability	(955,247)	-	(955,247)	-
Total other income (expense)	(1,068,745)	(1,514)	(1,252,145)	(1,514)

Provision for income taxes	-	-	-	-

Net (loss)	$(1,268,766)	$(92,368)	$(1,762,101)	$(170,168)

(Loss) per common share, basic and diluted	$(0.01)	$(0.00)	$(0.01)	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	251,151,268	227,634,615	241,962,131	206,340,659

The accompanying notes to the financial statements are an integral part of these statements.

BLUE WATER GLOBAL GROUP, INC.

STATEMENT OF STOCKHOLDERS’ (DEFICIT)

For the period from December 31, 2013 to September 30, 2014

(unaudited)

Description	Common Stock		Additional Paid-In Capital	(Deficit) Accumulated During the Development Stage	Total
	Shares	Amount

Balance, December 31, 2013	229,331,250	$229,331	$486,852	$(964,264)	$(248,081)

Issuance of common shares for cash	3,874,963	3,875	36,928	-	40,803

Issuance of common shares for conversion of debt	23,000,000	23,000	47,000	-	70,000

Issuance of common shares for services	10,000,000	10,000	91,000	-	101,000

Discount on convertible notes with a Beneficial Conversion Feature (BCF)	-	-	312,500	-	312,500

Settlement of derivative liabilities	-	-	138,970	-	138,970

Net (loss) for the period	-	-	-	(1,762,101)	(1,762,101)

Balance, September 30, 2014	266,206,213	$266,206	$1,113,250	$(2,726,365)	$(1,346,909)

The accompanying notes to the financial statements are an integral part of these statements.

BLUE WATER GLOBAL GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the nine months ended September 30,
	2014	2013
Cash flows from operating activities:
Net (loss)	$(1,762,101)	$(170,168)
Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities
Amortization of discount on convertible debt	260,210	1,429
Change in Fair Market Value derivative	955,247	-
Common stock issued in connection with services provided by consultants	101,000	781
Common stock issued in connection with services associated with subscription receivable	-	50,000
Changes in operating assets and liabilities:
(Increase) in inventory deposits	(11,426)	-
Increase (decrease) in accounts payable (related party)	237,528	62,100
Increase (decrease) in accounts payable (non-related)	(28,035)	-
(Increase) decrease in accounts receivable	-	19,000
Increase (decrease) in accrued interest	11,204	85

Net cash provided (used) by operating activities	(236,373)	(36,773)

Cash flows from financing activities:
Net proceeds from convertible promissory notes	$402,000	$32,500
Net proceeds from sale of common stock	40,803
Repayment of convertible promissory notes	(136,583)	-

Net cash provided (used) by financing activities	306,226	32,500

Net increase (decrease) in cash	69,853	(4,273)

Cash – beginning of period	7,357	30,299

Cash – end of period	$77,210	$26,026

Non-cash investing and financing operating activities:
Beneficial Conversion Feature (BCF) of convertible notes	$312,500	$32,500
Discount due to derivative settlement	89,500	-
Settlement of derivative liabilities	138,970	-
Issuance of common shares in connection with debt conversion	70,000	-
	$610,970	32,500

Supplemental disclosure of cash flow information:
Interest	$-	$-
Income taxes	-	-
	$-	$-

The accompanying notes to the financial statements are an integral part of these statements.

BLUE WATER GLOBAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2014

(unaudited)

NOTE 1 – Summary of Significant Accounting Policies

Unaudited Interim Financial Information

The accompanying Consolidated Balance Sheet as of September 30, 2014, Consolidated Statements of Operations for the three months ended September 30, 2014 and 2013, for the nine months ended September 30, 2014 and 2013, Statement of Stockholder’s (Deficit) for the nine months ended September 30, 2014, and the Consolidated Statements of Cash Flows for the nine months ended September 30, 2014 and 2013, are unaudited.  These unaudited interim financial statements have been prepared in accordance with accounting principles accepted in the United States of America (“GAAP”).  In the opinion of the company’s management, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and included all adjustments necessary for the fair presentation of the Company’s statement of financial position at September 30, 2014 and its results of operations and its cash flows for the period ended September 30, 2014.  The results for the period ended September 30, 2014 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2014.

Organization

Blue Water Global Group, Inc. (“Company” or “Blue Water”) is an emerging growth company that was incorporated under the laws of the State of Nevada on March 3, 2011 under the name Blue Water Restaurant Group, Inc.  Blue Water amended its Articles of Incorporation on June 13, 2013 to change its name to Blue Water Global Group, Inc.  The Company is currently developing a chain of casual dining restaurants in popular tourist destinations throughout the Caribbean region under the Blue Water Bar & Grill™ brand and is preparing to launch a line of premium rums which include its flagship rum Blue Water Ultra Premium Rum™ and aged spiced Blue Water Caribbean Gold™ Premium Rum.  Additionally, the Company is engaged in making strategic equity investments in promising businesses that are in the early stages of obtaining their own listing on the OTC Bulletin Board (“OTCBB”).

Basis of Presentation

The accompanying financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) for financial information and in accordance with the Securities and Exchange Commission’s (“SEC”) Regulation S-X.  They reflect all adjustments which are, in the opinion of the Company’s management, necessary for a fair presentation of the financial position and operating results as of September 30, 2014, for the three months ended September 30, 2014 and 2013, and for the nine months ended September 30, 2014 and 2013.

Use of Estimates

The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.  Actual results may vary from these estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.  As of September 30, 2014 and December 31, 2013, the Company had no cash equivalents.

Revenue Recognition,

The Company follows the guidance of FASB ASC Topic 605 for revenue recognition.  In general, the Company recognizes revenue when (1) the price is fixed and determinable, (2) persuasive evidence of an arrangement exists, (3) the service has been provided, and (4) collectability is reasonably assured.

The Company anticipates generating future revenue from two sources: (i) food, beverage and souvenir sales from its Blue Water Bar & Grill™ restaurant concept presently under development and (ii) sales of its of distilled spirits, which includes its flagship Blue Water Ultra Premium Rum™ and aged spiced Blue Water Caribbean Gold™ Premium Rum.  Revenue from all sources will be recognized at the time of the sale.

Accounts Receivable

Accounts receivable are stated at net invoice amount.  An allowance for doubtful accounts is based on management’s best estimate of uncollectible receivable balances based on the creditworthiness of the customer and prior collection history.  As of September 30, 2014 and December 31, 2013 the Company had no accounts receivable.

Inventory Deposit

As of September 30, 2014 we recorded $11,426 as inventory deposit for an initial order of 18,948 1-liter rum bottles (13,167 of Blue Water Ultra Premium Rum™ and 5,781 of Blue Water Caribbean Gold™ Premium Rum).  The aggregate value of this initial order was $42,484.  These bottles were shipped by our Chinese manufacturer on October 21, 2014.  We paid the remaining balance of $31,058 at the time of shipment.

Short-Term Investments

The Company accounts for its short-term investments, which are classified as trading securities, in accordance with US GAAP for certain investments in debt and equity securities, which requires that trading securities be carried at fair value.  Unrealized gains and losses due to changes in fair value as well as realized gains and losses resulting from sales of securities are reported as Other Income/Expenses in the statement of operations.  Fair value of the securities is based upon quoted market prices in active markets or estimated fair value when quoted market prices are not available.  The cost basis for realized gains and losses is determined on a specific identification basis.  As of September 30, 2014 and December 31, 2013, the Company had no short-term investments.

Long-Term Investments

The Company accounts for its long-term investments, which are designated as available-for-sale securities, in accordance with US GAAP for certain investments in debt and equity securities, which requires that available-for-sale securities be carried at fair value with unrealized gains and losses, net of tax, included in stockholders' equity under accumulated other comprehensive income (loss).  Fair value of the securities is based upon quoted market prices in active markets or estimated fair value when quoted market prices are not available.  As of September 30, 2014 and December 31, 2013, the Company had long-term investments consisting of (i) 20,000,000 shares of Stream Flow Media, Inc. which were valued at $-0- and (ii) a net 15% interest in Next Level Hockey, LLC which was valued at $-0-.

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements” and ASC 825, Financial Instruments, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value.  A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  It prioritizes the inputs into three levels that may be used to measure fair value:

Level	Description

Level 1	Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.
Level 2

Applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3	Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The estimated fair values of the Company’s financial instruments are as follows:

	Fair Value Measurement at September 30, 2014 Using:

Description	9/30/14	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Cash and equivalents	$77,210	$77,210	$-	$-
Inventory deposit	11,426	11,426	-	-
Total assets measured at fair value	$88,636	$88,636	$-	$-

Liabilities
Accounts payable (related party)	$430,435	$-	$430,435	$-
Accounts payable (non-related)	5,244	5,244	-	-
Convertible notes payable, net of unamortized debt discount of $227,851	80,908	-	-	80,908
Accrued interest	13,177	13,177	-	-
Derivative liability	905,781	-	-	905,781
Total liabilities measured at fair value	$1,435,545	$18,426	$430,435	$986,689

	Fair Value Measurement at December 31, 2013 Using:

Description	12/31/13	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Cash and equivalents	$7,357	$7,357	$-	$-
Total assets measured at fair value	$7,357	$7,357	$-	$-

Liabilities
Accounts payable (related party)	$192,907	$-	$192,907	$-
Accounts payable (non-related)	33,000	33,000
Convertible notes payable, net of unamortized debt discount of $77,442	27,558	-	-	27,558
Accrued Interest	1,973	-	-
Total liabilities measured at fair value	$255,438	$33,000	$192,907	$27,558

Net Loss per Share Calculation

Basic net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period.   Diluted earnings per shares is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  The Company excludes all potentially dilutive securities from its diluted net loss per share computation since their effect would be anti-dilutive because the Company recorded a loss for the three and nine months ended September 30, 2014 and 2013.

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that may have conversion prices that create an embedded beneficial conversion feature pursuant to the Emerging Issues Task Force guidance on beneficial conversion features.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt.  In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital.  The debt discount is amortized to interest expense over the life of the note using either the straight line method or the effective interest method.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740, Income Taxes.  Under FASB ASC 740-10-25, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  Blue Water establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about its ability to realize the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

Accounting for Derivative Instruments

All derivatives have been recorded on the balance sheet at fair value based on the Black-Scholes calculation.  These derivatives, including embedded derivatives in the Company's convertible notes which have floating conversion prices based on changes to the quoted price of the Company's common stock and common stock equivalents tainted as a result of the derivative, are separately valued and accounted for on the Company's balance sheet.  Fair values for exchange traded securities and derivatives are based on quoted market prices.  Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

Fiscal Year

The Company elected December 31st for its fiscal year end.

NOTE 2 – Going Concern

The Company’s independent registered public accounting firm has issued a going concern opinion in their audit report dated March 27, 2014, which can be found in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 27, 2014.  This means that the Company’s auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months.  The Company does not anticipate generating significant revenues until it is able to open its first restaurant presently under development in St. Maarten, Dutch West Indies and have its line of premium rums widely accepted by consumers.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United State of America, which contemplate continuation of the Company as a going concern.  The Company has not established a source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since its inception.  Further, as of September 30, 2014, the Company had an accumulated net loss of ($2,726,376).  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments or classifications that may result from the possible inability of the Company to continue as a going concern.

NOTE 3 – Convertible Promissory Notes

Asher Note 1

On September 16, 2013 we entered into an agreement for the sale of a Convertible Promissory Note (“Asher Note 1”) in the principal amount $32,500 with an interest rate of 8% per annum pursuant to the terms of a Securities Purchase Agreement between Asher Enterprises, Inc. (“Asher”), a Delaware corporation, and Blue Water.  The Asher Note 1 closed on September 18, 2013 and matures on June 18, 2014.  The Asher Note 1 is convertible at 58% of the average of the lowest three trading prices of Blue Water’s common stock during the ten trading day period prior to the conversion date after 180 days.

The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the instrument should be classified as a liability once the conversion option becomes effective after 180 days due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

The fair value of the embedded beneficial conversion feature resulted in a full discount of $32,500 to the note on the debt issuance date.  The discount will be amortized over the term of the note to interest expense using the straight line method which approximates the effective interest method.

This note was redeemed and paid in full on February 7, 2014.  No shares were issued in connection with the redemption of this note.  This note incurred an aggregate of $32,500 in amortization expenses that has been recorded in the financial statements as interest expense.

Asher Note 2

On November 8, 2013 we entered into an agreement for the sale of a Convertible Promissory Note (“Asher Note 2”) in the principal amount $37,500 with an interest rate of 8% per annum pursuant to the terms of a Securities Purchase Agreement between Asher Enterprises, Inc. (“Asher”), a Delaware corporation, and Blue Water.  The Asher Note 2 closed on November 12, 2013 and matures on May 7, 2014.  The Asher Note 2 is convertible at 58% of the average of the lowest three trading prices of Blue Water’s common stock during the ten trading day period prior to the conversion date after 180 days.

The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the instrument should be classified as a liability once the conversion option becomes effective after 180 days due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

The fair value of the embedded beneficial conversion feature resulted in a partial discount of $33,033 to the note on the debt issuance date.  The discount will be amortized over the term of the note to interest expense using the straight line method which approximates the effective interest method.

This note was redeemed and paid in full on April 2, 2014.  No shares were issued in connection with the redemption of this note.  This note incurred an aggregate of $33,033 in amortization expenses that has been recorded in the financial statements as interest expense.

Asher Note 3

On December 23, 2013 we entered into an agreement for the sale of a Convertible Promissory Note (“Asher Note 3”) in the principal amount $27,500 with an interest rate of 8% per annum pursuant to the terms of a Securities Purchase Agreement between Asher Enterprises, Inc. (“Asher”), a Delaware corporation, and Blue Water.  The Asher Note 3 closed on January 7, 2014 and matures on September 26, 2014.  The Asher Note 3 is convertible at 58% of the average of the lowest three trading prices of Blue Water’s common stock during the ten trading day period prior to the conversion date after 180 days.

The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the instrument should be classified as a liability once the conversion option becomes effective after 180 days due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

The fair value of the embedded beneficial conversion feature resulted in a full discount of $27,500 to the note on the debt issuance date.  The discount will be amortized over the term of the note to interest expense using the straight line method which approximates the effective interest method.

This note was redeemed and paid in full on May 27, 2014.  No shares were issued in connection with the redemption of this note.  This note incurred an aggregate of $27,500 in amortization expenses that has been recorded in the financial statements as interest expense.

Mermaid Enterprises, N.V. (Derivative Liability)

On October 9, 2013 we entered into a Purchase Agreement and issued a Convertible Promissory Note (“Mermaid Note”) as payment for the acquisition of three (3) separate business licenses in the country of St. Maarten, Dutch West Indies consisting of one (1) General Business License and two (2) Managing Director’s Licenses.  The value of this transaction was $35,000.

The Mermaid Note carries a principal amount of $35,000 and an interest rate of 10% per annum.  The Mermaid Note is convertible into shares of our common stock at a fixed price of $0.0005 per share beginning no earlier than April 7, 2014.  The Mermaid Note matures on October 9, 2015.

The Company has identified the embedded derivatives related to the Mermaid Note.  The accounting treatment of derivative financial instruments requires that the Company record the fair value of the derivatives as of the inception date of the debenture and to fair value as of each subsequent reporting date.

On August 13, 2014, when the Mermaid Note was deemed to be a derivative, the Company determined the aggregate fair value of $651,419 of embedded derivatives. The fair value of the embedded derivatives was determined using the Black-Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 325.44%, (3) weighted average risk-free interest rate of 0.1%, (4) expected life of 1.16 years, and (5) estimated fair value of the Company’s common stock of $0.0116 per share.

The determined fair value of the embedded derivative of $651,419 was charged as a loss on change in derivative liability.

At September 30, 2014, the Company marked to market the fair value of the derivatives of the Mermaid Note discussed above and determined a fair value of $675,808. The fair value of the embedded derivatives was determined using Black-Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 290.05%, (3) weighted average risk-free interest rate of 0.13%, (4) expected life of 1.02 years, and (5) estimated fair value of the Company’s common stock of $0.0117 per share.

The Company recorded a gain on change in derivative liability of $24,389 for the nine months ended September 30, 2014.

On April 10, 2014, the Company issued 10,000,000 shares of its common stock valued at $5,000, or $0.0005 a share, as a partial redemption of this note.

As of September 30, 2014, the outstanding balance due on the Mermaid Note was $33,259, which includes $3,259 in accrued interest.  During the three months and nine months ended September 30, 2014 this note incurred $3,781 and $11,336, respectively, in amortization expenses that was recorded in the financial statements as interest expense.  Further, as of September 30, 2014, the remaining unamortized debt discount was $19,124.

Subsequently, on October 23, 2014, Blue Water issued 10,000,000 shares of its common stock valued at $5,000, or $0.0005 a share, as a partial redemption of this note.

Further, on October 31, 2014, Blue Water repaid the Mermaid Note in full.  Per the terms of the agreement, Blue Water repaid the Mermaid Note at $28,471.  No shares were issued in connection with the redemption of this note.

JMJ Financial Note

On January 31, 2014 (“Effective Date”) we sold to JMJ Financial (“JMJ Financial”) a $335,000 Convertible Promissory Note (“JMJ Note”).  The JMJ Note provides up to an aggregate of $300,000 in gross proceeds after taking into consideration an Original Issue Discount (“OID”) of $35,000.

A key feature of the JMJ Note is that should Blue Water, at its sole discretion, repay all consideration received pursuant to the JMJ Note within 90 days of the Effective Date, there will be zero percent interest charged under the JMJ Note.  Otherwise, there will be a one-time interest charge of 12% for all consideration received by Blue Water pursuant to the JMJ Note.

At any time after 180 days of the Effective Date, the Investor may convert all or part of the JMJ Note into shares of Blue Water’s common stock at the lesser of $0.0185 a share or 60% of the lowest trade price in the 25 trading days prior to the conversion.

JMJ Financial has agreed to restrict its ability to convert the JMJ Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.  The JMJ Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of Blue Water.  The JMJ Note also provides for penalties and rescission rights if Blue Water does not deliver shares of its common stock upon conversion within the required timeframes.

This note was redeemed and paid in full on May 8, 2014.  No shares were issued in connection with the redemption of this note.  This note incurred an aggregate of $39,083 in amortization expenses that has been recorded in the financial statements as interest expense.

JMJ Financial Note 2 (Derivative Liability)

On August 13, 2014 (“Effective Date”) we sold to JMJ Financial (“JMJ Financial”) a $335,000 Convertible Promissory Note (“JMJ Note 2”).  The JMJ Note provides up to an aggregate of $300,000 in gross proceeds after taking into consideration an Original Issue Discount (“OID”) of $35,000.

At any time after the Effective Date, the Investor may convert all or part of the JMJ Note 2 into shares of Blue Water’s common stock at the lesser of $0.011 a share or 60% of the lowest trade price in the 25 trading days prior to the conversion.

The Company has identified the embedded derivatives related to the JMJ Note 2. This embedded derivative included variable conversion or exercise features. The accounting treatment of derivative financial instruments requires that the Company record the fair value of the derivatives as of the inception date of the debenture and to fair value as of each subsequent reporting date.

At the inception of the JMJ Note 2, the Company determined the aggregate fair value of $73,394 of embedded derivatives. The fair value of the embedded derivatives was determined using the Black-Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 318.39%, (3) weighted average risk-free interest rate of 0.43%, (4) expected life of 2 years, and (5) estimated fair value of the Company’s common stock of $0.0110 per share.

The determined fair value of the embedded derivative of $73,394 was charged as a debt discount up to the net proceeds of the note with the remainder, $32,636, charged to current period operations as a loss on change in derivative liability.

At September 30, 2014, the Company marked to market the fair value of the derivatives of the JMJ Note 2 discussed above and determined a fair value of $70,408. The fair value of the embedded derivatives was determined using Black-Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 309.44%, (3) weighted average risk-free interest rate of 0.58%, (4) expected life of 1.87 years, and (5) estimated fair value of the Company’s common stock of $0.0117 per share.

The Company recorded a gain on change in derivative liability of $2,986 for the nine months ended September 30, 2014.

As of September 30, 2014, the outstanding balance due on the JMJ Note 2 was $40,758, which includes $-0- in accrued interest.  During the three months and nine months ended September 30, 2014 this note incurred $3,071 and $3,071, respectively, in amortization expenses that was recorded in the financial statements as interest expense.  Further, as of September 30, 2014, the remaining unamortized debt discount was $37,687.

Subsequently, on November 7, 2014, Blue Water repaid the JMJ Note 2 in full.  Per the terms of the agreement, Blue Water repaid the JMJ Note 2 at $40,758.31.  No shares were issued in connection with the redemption of this note.

Prim Note (Derivative Liability)

On March 27, 2014 we entered into an agreement for the sale of a Convertible Promissory Note (“Prim Note”) to an accredited investor in the principal amount of $100,000 with an interest rate of 10% per annum.  The Prim Note is convertible into shares of our common stock at a fixed price of $0.005 per share beginning no earlier than 180 days from the date of issue.  The Prim Note matures on March 26, 2016.

The Company has identified the embedded derivatives related to the Prim Note.  The accounting treatment of derivative financial instruments requires that the Company record the fair value of the derivatives as of the inception date of the debenture and to fair value as of each subsequent reporting date.

On August 13, 2014, when the Prim Note was deemed to be a derivative, the Company determined the aggregate fair value of $213,794 of embedded derivatives. The fair value of the embedded derivatives was determined using the Black-Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 318.70%, (3) weighted average risk-free interest rate of 0.43%, (4) expected life of 1.62 years, and (5) estimated fair value of the Company’s common stock of $0.0110 per share.

The determined fair value of the embedded derivative of $213,794 was charged as a loss on change in derivative liability.

On September 29, 2014, the Company issued 13,000,000 shares of its common stock valued at $65,000, or $0.005 a share, as a partial redemption of this note.  In conjunction with this partial conversion, the Company reduced $138,970 in its derivative liability through additional paid in capital and incurred a ($3,999) loss on change in derivative liability.

At September 30, 2014, the Company marked to market the fair value of the derivatives of the Prim Note discussed after the conversion above and determined a fair value of $77,425. The fair value of the embedded derivatives was determined using Black-Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 309.77%, (3) weighted average risk-free interest rate of 0.36%, (4) expected life of 1.49 years, and (5) estimated fair value of the Company’s common stock of $0.0117 per share.  On September 30, 2014 the Company recorded a $1,402 gain on change in derivative liability from the conversion date above.

The Company recorded a loss on change in derivative liability of ($2,597) for the nine months ended September 30, 2014.

As of September 30, 2014, the outstanding balance due on the Prim Note was $40,101, which includes $5,101 in accrued interest.  During the three months and nine months ended September 30, 2014 this note incurred $57,320 and $70,409, respectively, in amortization expenses that was recorded in the financial statements as interest expense.  Further, as of September 30, 2014, the remaining unamortized debt discount was $29,591.

Subsequently, on October 31, 2014, Blue Water repaid the Prim Note in full.  Per the terms of the agreement, Blue Water repaid the Prim Note at $40,403.  No shares were issued in connection with the redemption of this note.

Adar Bays, LLC Financing

On May 19, 2014, the Company entered into a Securities Purchase Agreement with Adar Bays, LLC, an accredited investor (“Adar Bays”), pursuant to which we issued Adar Bays two convertible notes.  The first note, due May 19, 2015 in the principal amount of $50,000 (“AB Note 1”), was issued in exchange for $50,000 in cash.  The second note, due May 19, 2015 in the principal amount of $50,000 (“AB Note 2” and, together with AB Note 1, the “AB Notes”), was issued in exchange for a full-recourse, collateralized promissory note from Adar Bays in the amount of $50,000 (“AB Payment Note”).  The AB Payment Note is due on January 15, 2015, unless the Company does not meet the current public information requirement pursuant to Rule 144, in which case both AB Note 2 and the AB Payment Note may be cancelled.  The AB Payment Note is secured by AB Note 1.

Interest on the AB Notes accrues at the rate of 8% per annum.  The Company is not required to make any payments on the AB Notes until maturity.  The Company has the right to repay the AB Notes at any time during the first six months of the notes at a rate of 125% of the unpaid principal amount during the first 90 days, 135% of the unpaid principal amount between days 91 and 150, and 145% of the unpaid principal amount between days 151 and 180.

Adar Bays may convert the outstanding principal on the AB Notes into shares of the Company’s common stock beginning no earlier than 180 days from the date of issue at the conversion price per share equal to 55% of the lowest daily closing bid with a 20 day look back immediately preceding and including the date of conversion.  There is no minimum conversion price.

The fair value of the embedded beneficial conversion feature resulted in a full discount of $50,000 to the AB Notes on the debt issuance date.  The discount will be amortized over the term of the note to interest expense using the straight line method which approximates the effective interest method.

As of September 30, 2014, the outstanding balance due on the AB Note 1 was $51,468, which includes $1,468 in accrued interest.  During the three months and nine months ended September 30, 2014 this note incurred $12,603 and $18,356, respectively, in amortization expenses that was recorded in the financial statements as interest expense.  Further, as of September 30, 2014, the remaining unamortized debt discount was $31,644.

LG Capital Funding, LLC

On May 19, 2014, the Company entered into a Securities Purchase Agreement with LG Capital Funding, LLC, an accredited investor (“LG Capital”), pursuant to which we issued LG Capital two convertible notes.  The first note, due May 19, 2015 in the principal amount of $100,000 (“LG Note 1”), was issued in exchange for $100,000 in cash.  The second note, due May 19, 2015 in the principal amount of $100,000 (“LG Note 2” and, together with LG Note 1, the “LG Notes”), was issued in exchange for a full-recourse, collateralized promissory note from LG Capital in the amount of $100,000 (“LG Payment Note”).  The LG Payment Note is due on January 15, 2015, unless we do not meet the current public information requirement pursuant to Rule 144, in which case both LG Note 2 and the LG Payment Note may be cancelled.  The LG Payment Note is secured by LG Note 1.

Interest on the LG Notes accrues at the rate of 8% per annum.  The Company is not required to make any payments on the LG Notes until maturity.  The Company has the right to repay the LG Notes at any time during the first six months of the notes at a rate of 125% of the unpaid principal amount during the first 90 days, 135% of the unpaid principal amount between days 91 and 150, and 145% of the unpaid principal amount between days 151 and 180.

LG Capital may convert the outstanding principal on the LG Notes into shares of the Company’s common stock beginning no earlier than 180 days from the date of issue at the conversion price per share equal to 55% of the lowest daily closing bid with a 20 day look back immediately preceding and including the date of conversion.  There is no minimum conversion price.

The fair value of the embedded beneficial conversion feature resulted in a full discount of $100,000 to the LG Notes on the debt issuance date.  The discount will be amortized over the term of the note to interest expense using the straight line method which approximates the effective interest method.

As of September 30, 2014, the outstanding balance due on the LG Note 1 was $102,937, which includes $2,937 in accrued interest.  During the three months and nine months ended September 30, 2014 this note incurred $25,205 and $36,712, respectively, in amortization expenses that was recorded in the financial statements as interest expense.  Further, as of September 30, 2014, the remaining unamortized debt discount was $63,288.

KBM Worldwide Note 1 (Derivative Liability)

On August 26, 2014 we entered into an agreement for the sale of a Convertible Promissory Note (“KBM Note 1”) in the principal amount $53,000 with an interest rate of 8% per annum pursuant to the terms of a Securities Purchase Agreement between KBM Worldwide, Inc. (“KBM”), a New York corporation, and Blue Water.  The KBM Note 1 matures on May 28, 2015.  The KBM Note 1 is convertible at 58% of the average of the lowest three trading prices of Blue Water’s common stock during the ten trading day period prior to the conversion date after 180 days.

At the inception of the KBM Note 1, the Company determined the aggregate fair value of $85,972 of embedded derivatives. The fair value of the embedded derivatives was determined using the Black-Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 318.74%, (3) weighted average risk-free interest rate of 0.085%, (4) expected life of 0.75 years, and (5) estimated fair value of the Company’s common stock of $0.0116 per share.

The determined fair value of the embedded derivative of $85,972 was charged as a debt discount up to the net proceeds of the note with the remainder, $32,972, charged to current period operations as non-cash loss on change in derivative liability.

At September 30, 2014, the Company marked to market the fair value of the derivatives of the KBM Note 1 discussed above and determined a fair value of $82,141. The fair value of the embedded derivatives was determined using Black-Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 309.44%, (3) weighted average risk-free interest rate of 0.08%, (4) expected life of 0.66 years, and (5) estimated fair value of the Company’s common stock of $0.0117 per share.

The Company recorded a gain on change in derivative liability of $3,832 for the nine months ended September 30, 2014.

As of September 30, 2014, the outstanding balance due on the KBM Note 1 was $53,407, which includes $407 in accrued interest.  During the three months and nine months ended September 30, 2014 this note incurred $6,745 and $6,745, respectively, in amortization expenses that was recorded in the financial statements as interest expense.  Further, as of September 30, 2014, the remaining unamortized debt discount was $46,255.

The table below provides a summary of the convertible promissory notes as of September 30, 2014:

Description-	Amount ($)

Mermaid Note	30,000
Prim Note	35,000
AB Note 1	50,000
LG Note 1	100,000
KBM Note 1	53,000
JMJ Note 2	40,758
Less unamortized debt discount	(227,851)
Net	$80,908

NOTE 4 – Investment Agreement with Dutchess Opportunity Fund II, LP

On September 16, 2013, the Company entered into an Investment Agreement (“Investment Agreement”) with Dutchess Opportunity Fund, II, LP, a Delaware limited partnership (“Dutchess”).  Pursuant to the terms of the Investment Agreement, Dutchess committed to purchase, in a series of purchase transactions (“Puts”), up to five million ($5,000,000) dollars of the Company’s common stock over a period of up to thirty-six (36) months.

The amount that the Company is entitled to request with each Put delivered to Dutchess is equal to, at its option, either (i) two hundred (200%) percent of the average daily volume (U.S. market only) of its common stock for three (3) trading days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing prices immediately preceding the Put Date or (ii) one-hundred thousand ($100,000) dollars.  The purchase price to be paid by Dutchess for the shares of the Company’s common stock covered by each Put will be equal to ninety-five (95%) percent of the lowest daily volume weighted average price (“VWAP”) of the Company’s common stock during the period beginning on the Put Notice Date and ending on and including the date that is five (5) trading days after such Put Notice Date (“Pricing Period”).  The “Put Notice Date” is the trading day immediately following the day on which Dutchess receives a Put Notice from the Company.

In conjunction with the Investment Agreement, the Company also entered into a registration rights agreement (“Registration Rights Agreement”) with Dutchess.  Pursuant to the Registration Rights Agreement, the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”) on October 10, 2013 covering 20,000,000 shares of the Company’s common stock underlying a portion of the Investment Agreement.  In addition, during the term of the Registration Rights Agreement, the Company is obligated to maintain the effectiveness of this registration statement, as well as any subsequent registration statements that may be associated with the Investment Agreement and/or Registration Rights Agreement.

On June 10, 2014 the Company terminated the Investment Agreement with Dutchess and subsequently withdrew its effective registration statement with the SEC.

The Company received aggregate net proceeds of $42,563, or approximately $0.01 a share, from the sale of 4,174,963 registered shares of our common stock under the Dutchess Investment Agreement during the term of this agreement.

NOTE 5 – Common Stock

On September 9, 2013, the Company filed a Certificate of Change to effect a forward stock split on the basis of 10 new shares for each one old share.  This corporate action resulted in the total number of authorized shares of common stock to increase from 70,000,000 to 700,000,000 (shares of preferred stock were not affected by this corporate action) and the total number of issued and outstanding shares of common stock increased from 22,703,125 to 227,031,250; par value for the Company’s shares of common stock remained unchanged at $0.001 par value.  The weighted average shares outstanding in the Statements of Operations have been adjusted for all periods to take this forward stock split into consideration.

During the three months and nine months ended September 30, 2014 the Company issued an aggregate of 23,000,000 and 46,874,963 shares, respectively, of its common stock for $70,000 and $216,803 ($115,803 for cash and $101,000 for services).

As of September 30, 2014, the total number of common shares authorized that may be issued by the Company was 700,000,000 shares, $0.001 per share, and it had 266,206,213 shares of its common stock issued and outstanding.

NOTE 6 – Preferred Stock

The total number of preferred shares authorized that may be issued by the Company is 5,000,000 shares with a par value of $0.001 per share.

As of September 30, 2014, the Company had no shares of its preferred stock issued and outstanding.

NOTE 7 – Investments

Long-Term Investments; Available-For-Sale Securities

The following table summarizes the Company’s long-term Available-For-Sale (AFS) Securities as of September 30, 2014:

As of September 30, 2014
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

Equity securities (1)	$-	$-	$-	$-

Total	$-	$-	$-	$-

(1)

The Company’s long-term AFS securities consisted of 20,000,000 shares of Stream Flow Media, Inc. which were valued at $-0- and a net 15% interest in Next Level Hockey, LLC which was valued at $-0-.

The following table summarizes the Company’s long-term Available-For-Sale (AFS) Securities as of December 31, 2013:

As of December 31, 2013
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

Equity securities (1)	$-	$-	$-	$-

Total	$-	$-	$-	$-

(1)

The Company’s long-term AFS securities consisted solely of 20,000,000 shares of Stream Flow Media, Inc. which were valued at $-0-.

All of our investments, excluding trading securities, are subject to periodic impairment review.  The impairment analysis requires significant judgment to identify events or circumstances that would likely have significant adverse effect on the future value of the investment.  We consider various factors in determining whether an impairment is other-than-temporary, including the severity and duration of the impairment, forecasted recovery, the financial condition and near-term prospects of the investee, and our ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value.

NOTE 8 – Strategic Alliance Agreement with Taurus Financial Partners, LLC

On June 21, 2013 the Company entered into a Strategic Alliance Agreement with Taurus Financial Partners, LLC (“Taurus”).  Under this Strategic Alliance Agreement the Company was granted the exclusive right to participate in Taurus’s future Registered Spin-Off transactions.

In a typical Registered Spin-Off transaction, the Company will acquire between 10 – 15% of an operating business that is in the process of “going public” on the OTC Bulletin Board.  Taurus will then register these shares with the Securities and Exchange Commission (“SEC”).  Once Taurus has registered these shares with the SEC, the Company will “spin-off” approximately one-third of them to its then stockholders in the form of a special stock dividend.

Stream Flow Media, Inc.

On December 2, 2013 the Company entered into its first Registered Spin-Off transaction pursuant to the Strategic Alliance Agreement with Stream Flow Media, Inc., a Colorado corporation (“Stream Flow”).  As per the terms of this transaction, Stream Flow issued 20,000,000 shares of its common stock, $0.001 par value, to Blue Water, which represents approximately 20% of Stream Flow’s issued and outstanding shares of common stock as of November 13, 2014 in return for the Company agreeing to pay all of Stream Flow’s expenses related to obtaining a listing on the OTCBB.

Stream Flow is presently in the process of preparing and filing its Form 15c2-11 with FINRA to obtain its listing on the OTCBB.  Once Stream Flow obtains its listing on the OTCBB, and upon approval by both the SEC and FINRA, the Company will issue a special one-time stock dividend of approximately 25%, or 5,000,000, of its Stream Flow shares to its shareholders.  The remaining Stream Flow shares will be sold by the Company over an 18-24 month period with the net proceeds going towards financing new units of its Blue Water Bar & Grill™ restaurant concept and expanding the distribution and marking of its premium distilled spirits.

The Company accounts for its Stream Flow asset as Available-For-Sale (AFS) securities that are carried in the financial statements at fair value.  Changes in fair value are recorded in the financial statements as an unrealized gain (loss) in Other Comprehensive Income (OCI).

As of September 30, 2014 and December 31, 2013, the Company had accumulated $-0- in costs related to the Stream Flow shares and there were no observable inputs for a fair valuation.  Accordingly, the Company carried the Stream Flow shares at a $-0- valuation on the balance sheet for the periods.

Next Level Hockey, LLC

On September 5, 2014 the Company entered into a definitive agreement with Next Level Hockey, LLC (“Next Level”), a New Jersey limited liability company.  As per the terms of this transaction, the Company will receive a net 15% equity interest in Next Level when it goes public on the OTCBB in return for the Company agreeing to pay all of Next Level’s expenses related to obtaining a listing on the OTCBB.

Next Level will convert from a limited liability company to a “C” corporation during the three months ending December 31, 2014 and will prepare and submit its initial Registration Statement on Form S-1 with the SEC during the three months ending March 31, 2015.

The Company accounts for its Next Level investment as Available-For-Sale (AFS) securities that are carried in the financial statements at fair value.  Changes in fair value are recorded in the financial statements as an unrealized gain (loss) in Other Comprehensive Income (OCI).

As of September 30, 2014, the Company had accumulated $-0- in costs related to the Next Level investment and there were no observable inputs for a fair valuation.  Accordingly, the Company carried the Next Level investment at a $-0- valuation on the balance sheet for the period.

NOTE 9 – Subsidiaries

As of September 30, 2014, the Company had the following wholly-owned subsidiaries:

Name of Subsidiary	Place of Incorporation

Blue Water Bar & Grill, N.V. (1)	St. Maarten, Dutch West Indies
Blue Water Beverage Brands, Ltd. (2)	British Virgin Islands
BWG Investments & Development, Ltd. (3)	British Virgin Islands

(1)

As of September 30, 2014, Blue Water Bar & Grill, N.V. (i) was in good standing with the government of St. Maarten, (ii) had no assets or liabilities, (iii) maintained an operating Business License, and (iv) maintained two Managing Director’s Licenses.

(2)

As of September 30, 2014, Blue Water Beverage Brands, Ltd. (i) was in good standing with the government of the British Virgin Islands, (ii) had no assets or liabilities, and (iii) maintained an operating Business License enabling it to conduct operations both inside and outside of the BVI.

(3)

As of September 30, 2014, Blue Water Beverage Brands, Ltd. (i) was in good standing with the government of the British Virgin Islands, (ii) had no assets or liabilities, and (iii) maintained an operating Business License enabling it to conduct operations both inside and outside of the BVI.

NOTE 10 – Related Party Transactions

As of September 30, 2014, the Company operated out of office space that is being provided to us by our Vice President, Michael Hume, free of charge.  There is no written agreement or other material terms relating to this arrangement.

Additionally, a significant portion of the Company’s expenses have been paid by Taurus Financial Partners, LLC (“Taurus”), an independent service provider that currently provides SEC EDGAR compliance and filing services to the Company, and have been accounted for under the accounts payable to a related party line item.  As of September 30, 2014, the Company’s accounts payable to Taurus aggregated $430,435, of which $42,232 and $237,528 were accrued during the three month and nine months ended September 30, 2014, respectively.

As of September 30, 2014, Taurus owned 62.6% of the Company’s issued and outstanding common stock.  Further, on March 21, 2014 Taurus voluntarily entered into a Stock Lock-Up Agreement whereby none of its holdings could be sold until March 31, 2015 at the earliest.  It is important to note that our President and Chief Executive Officer, J. Scott Sitra, is concurrently the President and Chief Executive Officer at Taurus and has voting disposition over the controlling block of Taurus shares once the stock lock-up agreement expires.

NOTE 11 – Recent Accounting Pronouncements

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11.  The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users.  In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs.  Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013.  The adoption of ASU 2013-01 has not had a material impact on the Company’s financial position or results of operations.

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications.  Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period.  Those gains and losses are later reclassified out of accumulated other comprehensive income into net income.  The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements.  All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP.  The new amendments will require an organization to:

•

Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

•

Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period.  This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income.  Public companies are required to comply with these amendments for all reporting periods (interim and annual).  The amendments are effective for reporting periods beginning after December 15, 2012, for public companies.  Early adoption is permitted.  The adoption of ASU No. 2013-02 has not had a material impact on the Company’s financial position or results of operations.

In July 2013, FASB issued ASU No. 2013-11, "Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists."  The provisions of ASU No. 2013-11 require an entity to present an unrecognized tax benefit, or portion thereof, in the statement of financial position as a reduction to a deferred tax asset for a net operating loss carryforward or a tax credit carryforward, with certain exceptions related to availability. ASU No. 2013-11 is effective for interim and annual reporting periods beginning after December 15, 2013.  The adoption of ASU No. 2013-11 is not expected to have a material impact on the Company's Consolidated Financial Statements.

In June 2014, the FASB issued ASU 2014-10, "Development Stage Entities".  The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP.  In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.  The amendments in this update are applied retrospectively.  The Company elected early adoption of ASU 2014-10.  The adoption of ASU 2014-10 removed the development stage entity financial reporting requirements from the Company.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial statements.

NOTE 12 – Subsequent Events

KBM Worldwide Note 2

On October 1, 2014 we entered into an agreement for the sale of a Convertible Promissory Note (“KBM Note 2”) in the principal amount $43,000 with an interest rate of 8% per annum pursuant to the terms of a Securities Purchase Agreement between KBM Worldwide, Inc. (“KBM”), a New York corporation, and Blue Water.  The KBM Note 2 matures on July 3, 2015.  The KBM Note 2 is convertible at 58% of the average of the lowest three trading prices of Blue Water’s common stock during the ten trading day period prior to the conversion date after 180 days.

The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the instrument should be classified as a liability once the conversion option becomes effective after 180 days due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

The fair value of the embedded beneficial conversion feature resulted in a partial discount of $32,258 to the note on the debt issuance date.  The discount will be amortized over the term of the note to interest expense using the straight line method which approximates the effective interest method.

Redemption of Mermaid Note

On October 31, 2014, Blue Water repaid the Mermaid Note in full.  Per the terms of the agreement, Blue Water repaid the Mermaid Note at $28,471.  No shares were issued in connection with the redemption of this note.

Redemption of Prim Note

On October 31, 2014, Blue Water repaid the Prim Note in full.  Per the terms of the agreement, Blue Water repaid the Prim Note at $40,403.  No shares were issued in connection with the redemption of this note

Redemption of JMJ Note 2

On November 7, 2014, Blue Water repaid the JMJ Note 2 in full.  Per the terms of the agreement, Blue Water repaid the JMJ Note 2 at $40,758.31.  No shares were issued in connection with the redemption of this note.

Inventory Deposit

As of September 30, 2014 we recorded $11,426 as inventory deposit for an initial order of 18,948 1-liter rum bottles (13,167 of Blue Water Ultra Premium Rum™ and 5,781 of Blue Water Caribbean Gold™ Premium Rum).  The aggregate value of this initial order was $42,484.  These bottles were shipped by our Chinese manufacturer on October 21, 2014.  We paid the remaining balance of $31,058 at the time of shipment.

Issuance of Preferred Stock

On November 13, 2014, our Board of Directors designated a new class of preferred stock: Class A Series Preferred Stock.  Taurus Financial Partners, LLC, an affiliate shareholder controlled by our President and CEO, tendered 150,000,000 shares of our common stock in exchange for 150,000 shares of Class A Preferred Stock.  Subsequently, we cancelled these tendered shares, which resulted in us having 126,206,213 shares of common stock issued and outstanding.

No other material events or transactions have occurred during this subsequent event reporting period which required recognition or disclosure in the financial statements.

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be paid in connection with the common stock being registered, all of which will be paid by us in connection with this offering.  All amounts are estimates except for the registration fee.

Accounting and audit fees	$1,500
Legal fees and expenses	17,500
Printing and engraving expenses	150
SEC registration fee	122
Miscellaneous fees	1,500
Total	$20,772

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including reasonable attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since March 3, 2011 (inception) through November 13, 2014:

On March 3, 2011, we issued 6,000,000 and 5,000,000 shares of common stock, $0.001 par value, to Michael Hume and Christina Harris, respectively, in consideration of their services to us as officers and directors.  We issued these shares as Founder’s Shares.  In connection with this issuance, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of Mr. Hume’s and Ms. Harris’s relationships with us, each had access to all relevant information relating to our business and represented that they each had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.

On March 3, 2011, we issued 5,000,000 shares of common stock to Arctic Eyes, LLC in consideration of its services related to the development of our website and its future marketing requirements.  We valued these services at $50,000, or $0.01 a share.  In connection with this issuance, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of its relationship to us, Arctic Eyes had access to all relevant information relating to our business and represented that it had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.

On March 3, 2011, we issued 5,000,000 shares of common stock to Taurus Financial Partners, LLC in consideration of its services of assisting with the creation and early development of our business.  We valued these services at $50,000, or $0.01 a share.  In connection with this issuance, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of its relationship to us, Taurus Financial Partners had access to all relevant information relating to our business and represented that it had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.

On March 29, 2011, we issued 2,000,000 shares of common stock to Island Radio, Inc. in exchange for 2,000,000 restricted shares of Island Radio common stock, $0.001 par value.  Island Radio’s common stock trades on the OTC Bulletin Board under the trading symbol “ISLD”.  These shares were valued at $20,000, or $0.01 a share.  In connection with this issuance, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of its relationship to us, Island Radio had access to all relevant information relating to our business and represented that it had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.

On February 17, 2012, we mutually agreed to rescind our consulting agreement with Arctic Eyes, LLC.  Arctic Eyes returned the 5,000,000 shares it had been holding since March 3, 2011.  These shares were subsequently cancelled and return to Blue Water’s treasury.

On July 15, 2013, we issued an aggregate of 75,000 shares of restricted common stock to Aeson Ventures, LLC (“Aeson”), an independent service provider.  We valued these shares at $18,750, or $0.25 a share, which was the closing price of our common stock as quoted on the OTC Bulletin Board on the same day.  In connection with these issuances, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of their relationships with us, Aeson had access to all relevant information relating to our business and represented that it had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.

On March 23, 2013, we mutually agreed to rescind our consulting agreement with Aeson.  As part of rescinding the consulting agreement, Aeson returned 71,875 shares of Blue Water’s common stock.  These shares were subsequently cancelled.

On December 15, 2013, we issued an aggregate of 2,000,000 shares of restricted common stock to Vitello Capital, Ltd. (“Vitello”), an independent service provider.  We valued these shares at $10,000, or $0.005 a share, which was the closing price of our common stock as quoted on the OTC Bulletin Board on the subsequent trading day.  In connection with these issuances, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of its relationships with us, Vitello had access to all relevant information relating to our business and represented that it had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.

On April 10, 2014, we received a Notice of Conversion under the Mermaid Note (see the notes to the financial statements) and issued 10,000,000 shares of its common stock, $0.001 par value, at an applicable conversion rate of $0.0005 a share.  This issuance reduced the principal due to Mermaid by $5,000.  After this conversion, the remaining principal balance on this note was $30,000.  By virtue of their relationship with us, the note holder had access to all relevant information relating to our business and represented that it had the required investment intent.  The securities were issued pursuant to and in compliance with Rule 144.

On July 21, 2014, we issued an aggregate of ten-million (10,000,000) shares of restricted common stock to Madison Park Advisors, LLC (“Madison Park”), a financial services firm.  We valued these shares at $101,000, or $0.0101 a share, which was the closing price of our common stock as quoted on the OTC Bulletin Board on the same day.  In connection with these issuances, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of their relationships with us, Madison Park had access to all relevant information relating to our business and represented that it had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.

On August 5, 2014, we cancelled an aggregate of 3,000,000 share purchase warrants held by Vitello.  These share purchase warrants enabled Vitello to purchase 1,000,000 shares of the Blue Water’s common stock at a price of $0.005 a share, $0.01 a share, and $0.015 a share, respectively.  Vitello never exercised any of its warrants.

On September 29, 2014, we received a Notice of Conversion under the Prim Note (see the notes to the financial statements) and issued 13,000,000 shares of its common stock, $0.001 par value, at an applicable conversion rate of $0.005 a share.  This issuance reduced the principal due to Prim by $65,000.  After this conversion, the remaining principal balance on this note was $35,000.  By virtue of their relationship with us, the note holder had access to all relevant information relating to our business and represented that it had the required investment intent.  The securities were issued pursuant to and in compliance with Rule 144.

On October 23, 2014, we received a Notice of Conversion under the Mermaid Note (see the notes to the financial statements) and issued 10,000,000 shares of its common stock, $0.001 par value, at an applicable conversion rate of $0.0005 a share.  This issuance reduced the principal due to Mermaid by $5,000.  After this conversion, the remaining principal balance on this note was $25,000.  By virtue of their relationship with us, the note holder had access to all relevant information relating to our business and represented that it had the required investment intent.  The securities were issued pursuant to and in compliance with Rule 144.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The listed exhibits are filed with this Registration Statement:

Exhibit Number	Title of Document	Location

3.1	Articles of Incorporation	Incorporated by reference to registration statement on Form S-1 (File No. 333-174557) filed on May 27, 2011
3.2	Bylaws	Incorporated by reference to registration statement on Form S-1 (File No. 333-174557) filed on May 27, 2011
3.3	Amendment to Articles of Incorporation dated June 13, 2013	Incorporated by reference to current report on Form 8-K filed on July 11, 2013
3.4	Certificate of Change dated September 9, 2013	Incorporated by reference to current report on Form 8-K filed on September 23, 2013
3.5	Certificate of Designation for Series A Preferred Stock dated November 13, 2014	Incorporated by reference to current report on Form 8-K filed on November 13, 2014
4.1	Convertible Promissory Note between Blue Water Global Group, Inc. and Asher Enterprises, Inc. dated September 16, 2013	Incorporated by reference to current report on Form 8-K filed on September 19, 2013
4.2	Convertible Promissory Note between Blue Water Global Group, Inc. and Asher Enterprises, Inc. dated November 8, 2013	Incorporated by reference to current report on Form 8-K filed on November 14, 2013
4.3	Convertible Promissory Note between Blue Water Global Group, Inc. and Asher Enterprises, Inc. dated December 23, 2013	Incorporated by reference to current report on Form 8-K filed on January 8, 2014
4.4	Convertible Promissory Note and Amendment between Blue Water Global Group, Inc. and JMJ Financial dated January 29, 2014	Incorporated by reference to current report on Form 8-K filed on February 5, 2014
4.5	Convertible Promissory Note between Blue Water Global Group, Inc. and Annika Prim dated March 27, 2014	Incorporated by reference to current report on Form 8-K filed on March 31, 2014
4.6	Convertible Promissory Note between Blue Water Global Group, Inc. and Adar Bays, LLC dated May 19, 2014	Incorporate by reference to current report on Form 8-K filed on May 23, 2014
4.7	Convertible Promissory Note between Blue Water Global Group, Inc. and Adar Bays, LLC dated May 19, 2014 (Back End Note)	Incorporate by reference to current report on Form 8-K filed on May 23, 2014
4.8	Form of Collateralized Secured Promissory Note dated May 19, 2014 between Blue Water Global Group, Inc. and Adar Bays, LLC	Incorporate by reference to current report on Form 8-K filed on May 23, 2014
4.9	Convertible Promissory Note between Blue Water Global Group, Inc. and LG Capital, LLC dated May 19, 2014	Incorporate by reference to current report on Form 8-K filed on May 23, 2014
4.10	Convertible Promissory Note between Blue Water Global Group, Inc. and LG Capital, LLC dated May 19, 2014 (Back End Note)	Incorporate by reference to current report on Form 8-K filed on May 23, 2014
4.11	Form of Collateralized Secured Promissory Note dated May 19, 2014 between Blue Water Global Group, Inc. and LG Capital, LLC	Incorporate by reference to current report on Form 8-K filed on May 23, 2014
4.12	Convertible Promissory Note and Amendment between Blue Water Global Group, Inc. and JMJ Financial dated August 13, 2014	Incorporate by reference to current report on Form 8-K filed on August 15, 2014
4.13	Convertible Promissory Note between Blue Water Global Group, Inc. and KBM Worldwide, Inc. dated August 26, 2014	Incorporated by reference to current report on Form 8-K filed on September 3, 2014
4.14	Convertible Promissory Note between Blue Water Global Group, Inc. and KBM Worldwide, Inc. dated October 1, 2014	Incorporated by reference to current report on Form 8-K filed on October 3, 2014
4.15	Convertible Promissory Note between Blue Water Global Group, Inc. and KBM Worldwide, Inc. dated November 13, 2014	Incorporated by reference to current report on Form 8-K filed on November 20, 2014
4.16	Convertible Promissory Note between Blue Water Global Group, Inc. and Tangiers Investment Group, LLC dated November 13, 2014	Incorporated by reference to current report on Form 8-K filed on November 20, 2014
4.17	Convertible Promissory Note between Blue Water Global Group, Inc. and Cardinal Group, Inc. dated November 14, 2014	Incorporated by reference to current report on Form 8-K filed on November 20, 2014
4.18	Convertible Promissory Note between Blue Water Global Group, Inc. and JSJ Investments, Inc. dated November 19, 2014	Incorporated by reference to current report on Form 8-K filed on November 20, 2014
4.19	Convertible Promissory Note between Blue Water Global Group, Inc. and Auctus Private Equity Fund, LLC dated November 19, 2014	Incorporated by reference to current report on Form 8-K filed on November 20, 2014
4.20	Convertible Promissory Note between Blue Water Global Group, Inc. and Macallan Partners, LLC dated November 19, 2014	Incorporated by reference to current report on Form 8-K filed on November 20, 2014
5.1	Legal Opinion of Coverage Solutions Group, Lisa E. Galanis, Esq.	Incorporated by reference to Registration Statement on Form S-1 (File No. 333-200306) filed on November 17, 2014
10.1	Share Exchange Agreement with Island Radio, Inc. dated March 29, 2011	Incorporated by reference to registration statement on Form S-1 (Amendment No. 1, File No. 333-174557) filed on July 7, 2011
10.2	Service Agreement with Taurus Financial Partners, LLC dated March 3, 2011	Incorporated by reference to registration statement on Form S-1 (Amendment No. 1, File No. 333-174557) filed on July 7, 2011
10.3	Service Agreement with Arctic Eyes, LLC dated March 3, 2011	Incorporated by reference to registration statement on Form S-1 (Amendment No. 1, File No. 333-174557) filed on July 7, 2011
10.4	Form of Subscription Agreement	Filed herewith
10.5	First Amendment to Service Agreement with Taurus Financial Partners, LLC dated August 4, 2011	Incorporated by reference to registration statement on Form S-1 (Amendment No. 3, File No. 333-174557) filed on August 5, 2011
10.6	Consulting Agreement with Long Yard Restaurants dated August 1, 2012	Incorporated by reference to registration statement on Form S-1 (Amendment No. 1, File No. 333-186571) filed on March 18, 2013
10.7	Securities Purchase Agreement between Blue Water Global Group, Inc. and Asher Enterprises, Inc. dated September 16, 2013	Incorporated by reference to current report on Form 8-K filed on September 19, 2013
10.8	Investment Agreement between Blue Water Global Group, Inc. and Dutchess Opportunity Fund II, LP dated September 16, 2013	Incorporated by reference to registration statement on Form S-1 (File No. 333-191654) filed on October 10, 2013
10.9	Registration Rights Agreement between Blue Water Global Group, Inc. and Dutchess Opportunity Fund II, LP dated September 16, 2013	Incorporated by reference to registration statement on Form S-1 (File No. 333-191654) filed on October 10, 2013
10.10	Securities Purchase Agreement between Blue Water Global Group, Inc. and Asher Enterprises, Inc. dated November 8, 2013	Incorporated by reference to current report on Form 8-K filed on November 14, 2013
10.11	Consulting Agreement between Blue Water Global Group, Inc. and Stream Flow Media, Inc. dated December 2, 2013	Incorporated by reference to current report on Form 8-K filed on December 4, 2013
10.12	Securities Purchase Agreement between Blue Water Global Group, Inc. and Asher Enterprises, Inc. dated December 23, 2013	Incorporated by reference to current report on Form 8-K filed on January 8, 2014
10.13	Share Lock-Up Agreement dated March 21, 2014 between Blue Water Global Group, Inc. and Taurus Financial Partners, LLC	Incorporated by reference to current report on Form 8-K filed on March 24, 2014
10.14	Securities Purchase Agreement between Blue Water Global Group, Inc. and Adar Bays, LLC dated May 19, 2014	Incorporate by reference to current report on Form 8-K filed on May 23, 2014
10.15	Securities Purchase Agreement between Blue Water Global Group, Inc. and LG Capital, LLC dated May 19, 2014	Incorporate by reference to current report on Form 8-K filed on May 23, 2014
10.16	Securities Purchase Agreement between Blue Water Global Group, Inc. and KBM Worldwide, Inc. dated August 26, 2014	Incorporated by reference to current report on Form 8-K filed on September 3, 2014
10.17	Consulting Agreement between Blue Water Global Group, Inc. and Next Level Hockey, LLC dated September 5, 2014	Incorporated by reference to current report on Form 8-K filed on September 8, 2014
10.17	Securities Purchase Agreement between Blue Water Global Group, Inc. and KBM Worldwide, Inc. dated October 1, 2014	Incorporated by reference to current report on Form 8-K filed on October 3, 2014
10.18	Securities Purchase Agreement between Blue Water Global Group, Inc. and KBM Worldwide, Inc. dated November 13, 2014	Incorporated by reference to current report on Form 8-K filed on November 20, 2014
10.19	Note Purchase Agreement between Blue Water Global Group, Inc. and Tangiers Investment Group, LLC dated November 13, 2014	Incorporated by reference to current report on Form 8-K filed on November 20, 2014
10.20	Securities Purchase Agreement between Blue Water Global Group, Inc. and Auctus Private Equity Fund, LLC dated November 19, 2014	Incorporated by reference to current report on Form 8-K filed on November 20, 2014
10.21	Placement Agent Agreement between Blue Water Global Group, Inc. and ACAP Financial, Inc.	Filed herewith
23.1	Consent of M&K CPAS, PLLC, Independent Registered Public Accounting Firm dated November 14, 2014	Incorporated by reference to Registration Statement on Form S-1 (File No. 333-200306) filed on November 17, 2014
23.2	Consent of Legal Counsel	Incorporated by reference to Registration Statement on Form S-1 (File No. 333-200306) filed on November 17, 2014

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c)

Include any additional or changed material information on the plan of distribution.

2)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

3)

To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

4)

To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

5)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in  the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6)

For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

b)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

d)

Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

8)

For the purpose of determining liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

9)

That, if the registrant is relying on Rule 430B, for the purpose of determining liability under the Securities Act to any purchaser:

a)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the Island of St. Maarten, Dutch West Indies on the  15th day of December , 2014.

BLUE WATER GLOBAL GROUP, INC.

By:

/s/ J. Scott Sitra

J. Scott Sitra

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this amendment to the registration statement has been signed by the following persons in the listed capacities on December 15 , 2014:

By:

/s/ J. Scott Sitra

J. Scott Sitra

President, Chief Executive Officer,

Principal Executive Officer, Secretary, Treasurer,

Principal Financial Officer, Principal Accounting Officer and

Sole Director